As filed with the U.S. Securities and Exchange Commission on December 23, 2020.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Medicus Sciences Acquisition Corp.
(Exact name of registrant as specified in its charter)
Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
152 West 57th Street, Floor 20
New York, New York 10019
Telephone: (212)259-8400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Jacob Gottlieb, M.D.
c/o Medicus Sciences Acquisition Corp.
152 West 57th Street, Floor 20
New York, New York 10019
Telephone: (212)259-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Barry I. Grossman, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Telephone: (212) 370-1300	Mitchell S. Nussbaum, Esq. Giovanni Caruso, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Telephone: (212) 407-4000
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-ninth of one redeemable warrant(2)	9,200,000 units	$10.00	$92,000,000	$10,038
Class A ordinary shares included as part of the units	9,200,000 shares	—	—	—(3)
Redeemable warrants included as part of the units	1,022,222 warrants	—	—	—(3)
Redeemable warrants to be issued on a pro-rata basis to the holders of record of Class A ordinary shares issued in this offering that are outstanding immediately after any redemptions of Class A ordinary shares in connection with the initial business combination(4)	2,044,444 warrants	—	—	—(3)
Contingent rights(5)	9,200,000 rights	—	—	—
Total			$92,000,000	$10,038

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 1,200,000 units, consisting of 1,200,000 Class A ordinary shares and 133,333 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
No fee pursuant to Rule 457(g).

(4)
Such warrants will be issued on a pro-rata basis to the holders of the remaining Class A ordinary shares that were issued in this offering that remain outstanding immediately after we redeem the Class A ordinary shares that the holders thereof have elected to redeem in connection with the initial business combination. Such distribution will occur immediately following the time of such redemptions, and immediately prior to the closing of the initial business combination.

(5)
The contingent rights refer to the right attached to each Class A ordinary share issued in this offering to receive the issuance, on a pro-rata basis, of 2,044,444 redeemable warrants (if the underwriters’ option is exercised in full), contingent upon such Class A ordinary share not being redeemed in connection with our initial business combination, and with the number of redeemable warrants to be issued in respect of each unredeemed Class A ordinary share being contingent upon the aggregate number of Class A ordinary shares that are redeemed. Such rights will remain attached to our Class A ordinary shares and are not separately transferable, assignable or salable, and will not be evidenced by any form of certificate or instrument.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 23, 2020
P R E L I M I N A R Y P R O S P E C T U S
$80,000,000
Medicus Sciences Acquisition Corp.
8,000,000 Units
Medicus Sciences Acquisition Corp. is a newly organized blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. While we may pursue an initial business combination target in any industry or geographic location (subject to certain limitations described in this prospectus), we intend to focus our search for a target business operating in the medical technology sector.
This is the initial public offering of our securities. We are offering 8,000,000 units at an offering price of $10.00 per unit. Each unit consists of one Class A ordinary share, par value $0.0001 per share, and one-ninth of one redeemable warrant (or 888,889 redeemable warrants in the aggregate, assuming no exercise of the underwriters’ overallotment option), which we refer to as the “Outstanding Redeemable Warrants”, and a contingent right to receive at least two-ninths of one redeemable warrant following the Initial Business Combination Redemption Time (as defined below) under certain circumstances and subject to adjustment as further described in this prospectus (the “Distributable Medicus Redeemable Warrants” and, collectively with the Outstanding Redeemable Warrants, the “Redeemable Warrants” or the “public warrants”).
We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination, subject to the limitations described herein. Our amended and restated memorandum and articles of association provides that an aggregate of 1,777,778 Distributable Medicus Redeemable Warrants (the “Aggregate Warrant Amount”) will be issued on a pro-rata basis only to holders of record of the Class A ordinary shares issued in this offering (whether acquired in this offering or afterward) that are outstanding after the time at which we redeem any Class A ordinary shares that the holders thereof have elected to redeem in connection with our initial business combination (which redemption time we refer to as the “Initial Business Combination Redemption Time”) as follows: (i) to the extent that no public shareholders redeem their Class A ordinary shares (whether acquired in this offering or afterwards) (the “public shares”) in connection with the initial business combination, each public shareholder will receive two-ninths of a Distributable Medicus Redeemable Warrant, and (ii) to the extent that any public shareholders redeem any of their public shares in connection with the initial business combination, then (A) two-ninths of a Distributable Medicus Redeemable Warrant will be issued per each public share that was not redeemed (the “remaining public shares”), and (b) Distributable Medicus Redeemable Warrants in an amount equal to the Aggregate Warrant Amount less the number of warrants issued pursuant to the foregoing clause (A) will be issued on a pro rata basis to the holders of the remaining public shares based on their percentage of Class A ordinary shares held after redemptions. The Distributable Medicus Redeemable Warrants will be issued at the “Medicus Distribution Time,” which will be immediately after the Initial Business Combination Redemption Time and immediately before the closing of our initial business combination. Public shareholders who exercise their redemption rights are not entitled to receive any Distributable Medicus Redeemable Warrants in respect of such redeemed public shares.
The number of Distributable Medicus Redeemable Warrants to be issued in respect of each unredeemed public share is contingent upon the aggregate number of public shares that are redeemed in connection with our initial business combination. The right to receive Distributable Medicus Redeemable Warrants will remain attached to our public shares and will not be separately transferable, assignable or salable. Holders of our public shares issued in this offering (whether acquired by the holder thereof during or after this offering) will be entitled to receive the Distributable Medicus Redeemable Warrants only in respect of public shares that they have not redeemed.
Each whole Redeemable Warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus, and only whole Redeemable Warrants are exercisable. No fractional Redeemable Warrants will be issued upon the separation of the Redeemable Warrants or the issuance of Distributable Medicus Redeemable Warrants, as applicable, no cash will be paid in lieu of issuing fractional Redeemable Warrants and only whole Redeemable Warrants will trade. The Redeemable Warrants will become exercisable on the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. Subject to the terms and conditions described in this prospectus, we may redeem the Redeemable Warrants for cash once the Redeemable Warrants become exercisable.
We have also granted the underwriters a 45-day option from the date of this prospectus to purchase up to 1,200,000 additional units to cover over-allotments, if any. If the underwriters fully exercise such option, we will issue an additional 1,200,000 Class A ordinary shares and 133,334 Outstanding Redeemable Warrants as part of the units, and will distribute at the Medicus Distribution Time an additional 266,668 Distributable Medicus Redeemable Warrants.
If we are unable to complete our initial business combination within 24 months from the closing of this offering, we will redeem 100% of the public shares for cash, subject to applicable law and certain conditions as further described herein.
Our sponsor, Medicus Sciences Holdings LLC, and Maxim Group, LLC (“Maxim”), the representative of the underwriters for this offering, have agreed to purchase an aggregate of 4,755,556 private placement warrants, at a price of $0.90 per warrant, of which 3,555,556 private placement warrants will be purchased by our sponsor and 1,200,000 private placement warrants will be purchased by Maxim for an aggregate purchase price of $4,280,000. These purchases will take place in a private placement simultaneously with the consummation of this offering. Our sponsor and Maxim have also agreed that, if the over-allotment option is exercised by the underwriters, they will purchase from us at $0.90 per warrant an additional 266,666 private placement warrants, of which up to an additional 86,666 private placement warrants will be purchased by our sponsor, and up to an additional 180,000 private placement warrants will be purchased by Maxim pro rata with the amount of the over-allotment option exercised. A portion of the proceeds we receive from this purchase will be placed in the trust account described below. These private placement warrants are also exercisable to purchase one Class A ordinary share at a price of $11.50 per share and are identical to the warrants being sold as part of the units in this offering, subject to certain limited exceptions as described in this prospectus.
Our initial shareholders currently own 2,323,000 Class B ordinary shares (up to 303,000 of which are subject to forfeiture) which will automatically convert into Class A ordinary shares at the time of our initial business combination as described herein, on a one-for-one basis, subject to adjustment as described herein and in our amended and restated memorandum and articles of association. Prior to the completion of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment of directors.
Prior to this offering, we will enter into a Forward Purchase Agreement with funds affiliated with Altium Capital Management, LP and Sio Capital Management, LLC (which, in such capacity, we refer to collectively as the “Forward Purchasers”), each of which is an affiliate of our sponsor. Pursuant to the Forward Purchase Agreement, the Forward Purchasers will agree to purchase an aggregate of up to $16,000,000 of units (which we refer to as the “Forward Purchase Units”), which will have a purchase price of $10.00 per unit and consist of one Class A ordinary share and one-third of one warrant per Forward Purchase Unit. The purchase of the Forward Purchase Units will take place in one or more private placements in such amounts and at such time or times as the Forward Purchasers determine but no later than simultaneously with the closing of our initial business combination. The Forward Purchasers have no obligation to purchase the Forward Purchase Units unless proceeds from sale of the Forward Purchase Units are necessary to enable us to complete our initial business combination. In that event, the Forward Purchasers’ obligation to purchase the Forward Purchase Units is limited to the purchase amount necessary to provide us with sufficient funds to consummate our initial business combination and to pay related fees and expenses, after first applying amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity financing source obtained by us for such purpose at or prior to the consummation of our initial business combination, plus any additional amounts mutually agreed by us and the target company to be retained by the post-business combination company for working capital or other purposes. In addition, to the extent that the Forward Purchasers offer a bridge loan or any other form of financing to a target company in connection with a proposed initial business combination between us and that target company, the Forward Purchasers’ forward purchase obligation shall be reduced by the amount of such loan or other financing. The Forward Purchasers’ obligation to purchase the Forward Purchase Units may not be transferred to any other parties.
We refer to the Class A ordinary shares and warrants constituting the Forward Purchase Units as the “Forward Purchase Shares” and “Forward Purchase Warrants,” respectively, and collectively with the Class A ordinary shares underlying the Forward Purchase Warrants, the “Forward Purchase Securities.” The Forward Purchase Shares will have no right to receive any Distributable Medicus Redeemable Warrants, no redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated memorandum and articles of association and no rights to liquidating distributions from our trust account in the event that we fail to complete our initial business combination within the prescribed time frame. The Forward Purchase Warrants will have no right to vote on amendments to the warrant agreement prior to our initial business combination, except with respect to certain provisions relating solely to the transfer of the Forward Purchase Securities. The Forward Purchase Securities, as long as they are held by the Forward Purchasers or their permitted transferees, will have certain transfer restrictions and registration rights. In all other respects, the terms of the Forward Purchase Shares and Forward Purchase Warrants, respectively, will be identical to the terms of the Class A ordinary shares and the Redeemable Warrants included in the units being issued in this offering.
Prior to this offering, there has been no public market for our securities. We intend to apply to have our units listed on the Nasdaq under the symbol “MSACU.” We expect the Class A ordinary shares and Outstanding Redeemable Warrants comprising the units to begin separate trading on Nasdaq under the symbols “MSAC” and “MSACW,” respectively, on the 52nd day following the date of this prospectus unless the underwriters permit earlier separate trading and we have satisfied certain conditions described herein. At such time, our public shareholders will hold Class A ordinary shares and Outstanding Redeemable Warrants separately and will no longer hold units, and the units will no longer trade or be listed on the Nasdaq. The Distributable Medicus Redeemable Warrants will trade on the first trading day following their issuance at the Medicus Distribution Time, will be fully fungible with the Outstanding Redeemable Warrants and will also trade under the symbol “MSACW.”
We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 40 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, before expenses, to us
Per Unit	$10.00	$0.45	$9.55
Total	$80,000,000	$3,600,000(2)	$76,400,000

(1)
The underwriters have agreed to defer until consummation of our initial business combination $2.0 million of its underwriting commissions (or $2.3 million if the underwriters’ overallotment option is exercised in full), which equals 2.50% of the gross proceeds from the units sold to the public. This amount will be placed in a trust account located in the United States and will be released to the underwriters only on completion of an initial business combination, as described in this prospectus. See the section titled “Underwriting” for a description of the compensation payable to the underwriters.

(2)
Includes $1,080,000 (or $1,242,000 if the underwriters’ over-allotment option is exercised in full) which Maxim has agreed to invest in the company by purchasing 1,200,000 private placement warrants (or 1,380,000 private placement warrants if the underwriters’ over-allotment option is exercised in full).

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $80,000,000, or $92,000,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per public share in either case), will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee.
The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about           , 2021.
Sole Manager
Maxim Group LLC
The date of this prospectus is           , 2021

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus. Before investing, you should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus.
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
•
“Altium” are to Altium Capital Management, LP, an affiliate of our sponsor;

•
“Companies Law” are to the Companies Law (2020 Revision) of the Cayman Islands as the same may be amended from time to time;

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“company,” “we,” “us,” “our,” or “our company” are to Medicus Sciences Acquisition Corp., a Cayman Islands exempted company;

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“Outstanding Redeemable Warrants” are to the redeemable warrants included as part of the units in this offering, with one-ninth of one Outstanding Redeemable Warrant included in each unit;

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“Distributable Medicus Redeemable Warrants” are to the redeemable warrants which our public shareholders have a right to receive, in certain circumstances described in this prospectus, at the Medicus Distribution Time, with at least two-ninths of one Distributable Medicus Redeemable Warrant receivable per each public share not redeemed in connection with our initial business combination;

•
“FDA” refers to U.S. Food and Drug Administration;

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“Forward Purchase Agreement” are to an agreement providing for the sale of our Forward Purchase Units to the Forward Purchasers in one or more private placements in such amounts and at such time or times as the Forward Purchasers determine, but no later than simultaneously with the closing of our initial business combination;

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“Forward Purchase Securities” are to the Forward Purchase Shares, Forward Purchase Warrants, and Class A ordinary shares underlying the Forward Purchase Warrants;

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“Forward Purchase Shares” are to our Class A ordinary shares to be issued pursuant to the Forward Purchase Agreement, which will generally have identical terms to those Class A ordinary shares issued in this offering, except as described herein;

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“Forward Purchase Warrants” are to the warrants to be issued pursuant to the Forward Purchase Agreement, which will generally have identical terms to those of the Redeemable Warrants issued in this offering, except as described herein;

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“Forward Purchase Units” are to the 1,600,000 units, each consisting of one Class A ordinary share and one-third of one warrant, that are issuable pursuant to the Forward Purchase Agreement;

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“Forward Purchasers” are to affiliates of Altium Capital Management, LP and Sio Capital Management, LLC;

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“founder shares” are to our Class B ordinary shares initially issued to our sponsor in a private placement prior to this offering and the Class A ordinary shares that will be issued on a one-to-one basis upon the automatic conversion of the Class B ordinary shares at the time of our initial business combination (for the avoidance of doubt, such Class A ordinary shares will not be “public shares”);

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“Initial Business Combination Redemption Time” are to the time at which we redeem Class A ordinary shares that the holders thereof have elected to redeem in connection with our initial business combination, which will occur prior to the consummation our initial business combination;

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“initial shareholders” are to our sponsor and each other holder of founder shares upon the consummation of this offering;

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“management” or “our management team” are to our executive officers and directors (including our director nominees who will become directors at the consummation of this offering);

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“Maples” are to Maples and Calder, our Cayman Islands legal counsel;

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“Maxim” are to Maxim Group LLC, the representative of the underwriters in this offering;

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“Medicus Distribution Time” are to the time at which the Distributable Medicus Redeemable Warrants will be issued, which will occur immediately after the Initial Business Combination Redemption Time and immediately prior to the closing of our initial business combination.

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“ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

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“person” refers to an individual or entity;

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“private placement warrants” are to the warrants issued to our sponsor and Maxim in a private placement simultaneously with the closing of this offering;

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“public shareholders” are to the holders of our public shares, including our sponsor and management team to the extent our sponsor and/or members of our management team purchase public shares, provided that our sponsor’s and each member of our management team’s status as a “public shareholder” will only exist with respect to such public shares;

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“public shares” are to our Class A ordinary shares to be sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

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“public warrants” or “Redeemable Warrants” are to our Outstanding Redeemable Warrants included in the units issued in this offering and to the Distributable Medicus Redeemable Warrants issuable to the remaining holders of our outstanding Class A ordinary shares issued in this offering (after we redeem any Class A ordinary shares that the holders thereof have elected to redeem in connection with our initial business combination), and, for the avoidance of doubt, the term “Redeemable Warrants” or “public warrants” does not include the Forward Purchase Warrants;

•
“Sio” are to Sio Capital Management, LLC, a registered investment advisor under the Investment Advisors Act of 1940, as amended, and an affiliate of our sponsor; and

•
“sponsor” are to Medicus Sciences Holdings LLC, a Delaware limited liability company.

Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-ninth of one Outstanding Redeemable Warrant (or 888,889 Outstanding Redeemable Warrants in the aggregate). In addition, an aggregate of 1,777,778 Distributable Medicus Redeemable Warrants will be issued on a pro-rata basis to holders of record of our outstanding Class A ordinary shares at the Medicus Distribution Time. Each whole redeemable warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus, and only whole Redeemable Warrants are exercisable. No fractional Redeemable Warrants will be issued upon the separation of our Redeemable Warrants or the issuance of the Distributable Medicus Redeemable Warrants, no cash will be paid in lieu of fractional Redeemable Warrants and only whole Redeemable Warrants will trade. Accordingly, unless you purchase at least nine units, you will not be able to receive or trade a whole Outstanding Redeemable Warrant. The number of Class A ordinary shares that a public shareholder must hold to receive a whole Distributable Medicus Redeemable Warrant after the Medicus Distribution Time will depend on the number of public shares that are redeemed and the resulting size of the pro-rata allocation of the Distributable Medicus Redeemable Warrants.
Any forfeiture of shares described in this prospectus will take effect as a surrender of shares for no consideration of such shares as a matter of Cayman Islands law. Any conversion of the Class B ordinary shares described in this prospectus will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as share capitalizations as a matter of Cayman Islands law.
Except as specifically provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Introduction
We are a newly organized blank check company incorporated in November 2020 as a Cayman Islands exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.
While we may pursue an initial business combination opportunity in any industry or geographical location, we intend to capitalize on our management team’s background and experience to identify promising opportunities in the medical technology sector.
In addition, we believe our ability to complete our initial business combination will be enhanced by having investment funds affiliated with our sponsor that will have agreed to purchase an aggregate of up to $16,000,000 of Forward Purchase Units, which purchase will take place in one or more private placements in such amounts and at such time or times as the Forward Purchasers determine but no later than simultaneously with the closing of our initial business combination unless the purchase of the Forward Purchase Units is not required to complete the initial business combination.
Our Sponsor and Competitive Advantages
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Combined Expertise and Resources of Two Healthcare-Focused Institutional Investors.   Unlike most other healthcare focused blank check companies, our sponsor is an affiliate of two healthcare-focused investment firms rather than just one. Specifically, our sponsor is an affiliate of Altium Capital Management, LP, an alternative asset manager focused on the healthcare industry, and Sio Capital Management, LLC, a global equity market neutral healthcare hedge fund. Altium and Sio manage in the aggregate over $500 million in investment assets. We believe this will enable us to leverage the significant healthcare investment acumen and experience of two distinct investment firms. Altium’s team is comprised of 16 individuals, a majority of whom have medical or advanced scientific training or education and/or investment management, analysis or banking experience, all of which enable a deeply differentiated approach to research, idea generation, and deal execution. Sio’s team is comprised of seven individuals dedicated to analyzing healthcare securities. Sio’s research personnel collectively have over 50 years of experience investing in healthcare companies. Across the team, Sio’s personnel have training in medicine, pharmacology, chemistry, and research, as well as in business, finance and investing. The team has had healthcare as its exclusive area of focus, looking across all geographies, sectors, and market caps, including both public and private companies, to remain informed about industry trends, company dynamics, and operating environments.

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Focus on Medical Technology.   Although we may pursue a business combination in any industry, we intend to focus our efforts on targets within the medical technology subsector of the healthcare industry. We believe many of the other healthcare blank check companies currently in the market are focused on potential business combinations in the biotechnology or life sciences subsectors rather than medical technology.

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Deep Experience in Evaluating the Business, Scientific, Clinical, Regulatory and Financial Merits of Potential Targets.   We believe that our management team, coupled with our team of strategic advisors, will enable us to conduct first-class, comprehensive analyses of potential targets for our business combination. Altium and Sio were founded, and are currently led, by Dr. Jacob Gottlieb and Dr. Michael Castor, respectively, both of whom are medical doctors by training who have built their respective teams on the foundation of implementing rigorous scientific, business and financial due diligence in making investment decisions. Our team of strategic advisors also includes Dr. Joseph Gulfo, the former Chairman and Chief Executive Officer of a Nasdaq-listed medical technology company who is a medical doctor by background and who successfully obtained FDA pre-market approval of a medical device used by dermatologists as well as Victor Gezunterman, a dedicated investment specialist with over 16 years of experience investing in, researching and analyzing companies in the medical technology sector.

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Extensive Relationships.   Within the healthcare industry, Altium and Sio as well as members of our Board of Directors have broad relationships with clinicians, scientists, researchers, entrepreneurs, private owners, venture capital and private equity investors, bankers and other key players in the industry. We believe, because Altium and Sio are affiliates of our sponsor, we will have invaluable access to our sponsor’s and our Board members’ networks in the healthcare industry, which will allow us to identify compelling targets whose risk/reward profiles are asymmetrically skewed to the upside. We believe the well-roundedness of our team, strengthened by its strong ties across industry, academia, banking platforms, and unaffiliated investor relationships, will enhance our ability to source viable prospective target businesses in the medical technology sector, capitalize them, and ensure their public-market readiness.

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Significant Healthcare Investment and Transaction Execution Experience.   Our management team and Board, as well as our strategic advisors, include professionals with decades of experience in healthcare investment and transactional execution. Our executive management team and strategic advisors have a total of over 70 years of healthcare buy-side investing experience. Our team also includes Eric Cheng, a former senior healthcare investment banker with approximately 23 years of experience who has closed approximately 200 financings and merger and acquisition transactions representing over $13 billion in aggregate value. Additionally, one of our Board members, Christopher Kaster, has over 16 years of venture capital experience in the medical technology sector, including establishing and managing the venture capital business of Boston Scientific Corporation where he invested over $500 million across 45 private medical technology companies.

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Demonstrated Healthcare Operating Experience.   Our Board of Directors and team of advisors include Mr. Kaster, a highly experienced medical technology venture capital investor who has acted as a board member or board observer for over 30 companies, Dr.  Gulfo, a seasoned healthcare operating executive who has served as President and/or Chief Executive Officer of two healthcare companies where he was also responsible for obtaining FDA approvals for a medical device and a therapeutic drug, Dr. Ross Levine, who serves on the Supervisory Board of Qiagen and was a member of the Scientific Advisory Board of Loxo Oncology which was acquired by Eli Lilly for approximately $8 billion in 2019, and Dr. Ken Berkovitz, who is Senior Vice President of Ascension and Ministry Market Executive of Ascension Michigan, where he is responsible for 16 hospitals. We believe the combined experience of our team will position us well to not only successfully execute a business combination within the prescribed time frame, but also ensure that the post-merger public company will be optimally prepared for the public markets and the execution of its business plan.

Our Executive Officers, Directors and Director Nominees
Jacob Gottlieb, M.D. has served as our Executive Chairman since our inception in November 2020. Dr. Gottlieb is the Managing Partner and Chief Investment Officer of Altium Capital Management, LP, a healthcare-focused alternative asset manager and affiliate of our sponsor, a role he has held since he founded Altium in 2017. Prior to founding Altium, Dr. Gottlieb founded Visium Asset Management, a healthcare-focused investment firm, which was spun out from Balyasny Asset Management in 2005. Under Dr. Gottlieb’s leadership as Managing Member and Chief Investment Officer of Visium from 2005 to 2016, Visium grew to approximately $8 billion in assets under management, employing over 175 people in New York, San Francisco and London. Prior to founding Visium, from 2001 to 2005, Dr. Gottlieb was the Healthcare Portfolio Manager and Partner at Balyasny Asset Management, an investment management firm, where he built his team to over 20 investment professionals prior to spinning out to form Visium. Before joining Balyasny, he was a Portfolio Manager at Merlin BioMed, a healthcare-focused investment firm. Dr. Gottlieb started his investment career as a buy-side analyst at Sanford C. Bernstein (now AllianceBernstein), an investment firm, covering global healthcare. Dr. Gottlieb earned his B.A. from Brown University, where he graduated magna cum laude, then attended New York University Medical School where he earned his M.D. in 1997. Dr. Gottlieb obtained his Chartered Financial Analyst (CFA) charter in 2001, and his Professional Risk Manager (PRM) designation in 2010.
Michael Castor, M.D. has served as our Chief Executive Officer and Director since our inception in November 2020. Dr. Castor founded Sio Capital Management, LLC, a healthcare-focused investment firm and affiliate of our sponsor, in 2006 and has served as the portfolio manager since its inception. Before starting Sio, Dr. Castor worked at Bernstein Investment Research and Management from 2001 to 2006 as the firm’s healthcare analyst and as the healthcare sector leader. Prior to Bernstein, Dr. Castor worked in the investment banking/equity capital markets division of JP Morgan from 2000 to 2001, where he focused on biotechnology and healthcare equity offerings. Before entering finance, Dr. Castor spent three years in clinical medicine. He completed his surgery internship at Indiana University Medical Center in 1998 followed by two years of surgery and otolaryngology residency at Columbia Presbyterian Medical Center in New York. Dr. Castor earned his M.D. from The Ohio State University College of Medicine, where he graduated summa cum laude. He earned his undergraduate degree in Biomedical Engineering from Tulane University where he graduated summa cum laude with departmental honors.
Eric Cheng has served as our Chief Business Officer since our inception in November 2020. Mr. Cheng joined Altium in 2020 as a Managing Director focused on investments in the private capital markets and special situations within the healthcare sector. Prior to Altium, Mr. Cheng spent approximately 23 years as an investment banker during which time he completed approximately 200 financing and mergers and acquisitions transactions, representing over $13 billion in aggregate value. From 2017 to 2020, Mr. Cheng was Managing Director and Co-Head of Healthcare Investment Banking at Roth Capital Partners, an investment bank, where he managed the firm’s life sciences investment banking business. Prior to Roth, from 2011 to 2017, Mr. Cheng was Senior Managing Director and Head of Healthcare Investment Banking at Maxim, an investment bank. From 2005 to 2011, Mr. Cheng was a senior life sciences banker at BMO Capital Markets, the global investment banking subsidiary of the Bank of Montreal. Mr. Cheng also held investment banking roles at WR Hambrecht & Co. from 2002 to 2005, Deutsche Bank Securities from 2000 to 2002 and Lehman Brothers from 1997 to 2000. Mr. Cheng began his career as a public accountant at Deloitte & Touche in 1992 and earned his B.A. from the University of California at Los Angeles and his M.B.A. from Columbia Business School.
Judah Drillick has been our Chief Financial Officer since our inception in November 2020. Mr. Drillick is the Chief Financial Officer and Chief Compliance Officer of Sio, where he has led the firm’s accounting, operations, and compliance functions since 2015. Mr. Drillick has over 16 year of accounting experience at several financial firms. Prior to Sio, Mr. Drillick served as Controller for Stillwater Capital Partners from 2013 to 2015 and Controller of Cross River Bank from 2011 to 2013. Mr. Drillick served as Chief Financial Officer for B.A.F. Management from 2010 to 2011 and Controller for Terrapin Partners from 2007 to 2010. Mr. Drillick was also a Senior Auditor of Hedge Funds at accounting firms McGladrey LLP and Deloitte LLP. Mr. Drillick earned his B.S. in accounting from Touro College where he graduated summa cum laude, and is a Certified Public Accountant.
Kenneth Berkovitz, M.D., F.A.C.C., our director nominee, is Senior Vice President of Ascension, a leading non-profit Catholic health system, and Ministry Market Executive of Ascension Michigan, a position he has held since February 2020. He is responsible for all aspects of the Ascension Michigan market, including its 16 hospitals and hundreds of outpatient care sites. From 2018 to 2020, Dr. Berkovitz served as president of Ascension Medical Group — Michigan, a clinically integrated multispecialty group of over 1,200 providers serving almost 600,000 patients. Additionally, Dr. Berkovitz led all state service line activity in the areas of Cardiovascular, Neuroscience, Orthopedics, Oncology and Behavioral Health while at Ascension Medical Group — Michigan. Before joining Ascension, Dr. Berkovitz held various executive leadership positions including CEO of Cardiovascular Institute at OSF Healthcare System from 2015 to 2018 and President of the Cardiovascular Institute at Summa Health System, from 2013 to 2015. He also served as Chairman of the Department of Cardiovascular Disease and System Medical Director of the Cardiovascular Service Line at Summit Health Systems from 2004 to 2015 and 2008 to 2015, respectively. Dr. Berkovitz has also been a practicing cardiologist and is a diplomate in Interventional Cardiology, Cardiovascular Disease and Internal Medicine. He earned his M.D. from Vanderbilt University School of Medicine.
Christopher Kaster, our director nominee, is the founder and Chief Executive Officer of 33 BioMedical, Inc. and Alhambra Medical, Inc., two companies dedicated to developing peripheral vascular therapies, since 2019. The companies are both recent spinouts of a medical device accelerator that Mr. Kaster founded in 2019. Prior to this, Boston Scientific Corporation, a global developer, manufacturer and marketer of medical devices, hired Mr. Kaster to establish Boston Scientific Ventures (“BSC Ventures”), Boston Scientific’s venture capital arm that he managed from 2012 until his departure in 2019. Under Mr. Kaster’s leadership,

BSC Ventures invested in 45 companies, deploying over $500 million in capital. Notable investments included PulmonX which went public on the Nasdaq in 2020, Cryterion, a medical device company that was acquired by Boston Scientific in 2018, and Millipede which was acquired by Boston Scientific in 2018. Mr. Kaster was an active board member or board observer on over 30 portfolio companies during his tenure at BSC Ventures. He is currently a member of the board of directors of three medical device companies, including Alleviant Medical, Inc. (since 2019), 33 Biomedical, Inc. (since 2019), and Alhambra Medical, Inc. (since 2019). Prior to joining BSC, Mr. Kaster was a General Partner at MedVenture Associates, a healthcare-focused venture capital firm, from 2003 to 2012, where he helped manage a portfolio of more than 30 investments and raise two dedicated health care funds. Mr. Kaster began his career as a Medical Technology Equity Research Analyst at investment banks WR Hambrecht + Co. in 2002 and Piper Jaffray from 2000 to 2001. Mr. Kaster earned his B.A. from St. Olaf College and his M.B.A. from the University of Minnesota, Carlson School of Business.
Ross Levine, M.D., our director nominee, is a Chief of the Molecular Cancer Medicine Service, Human Oncology and Pathogenesis Program at Memorial Sloan Kettering Cancer Center, a role he has held since 2018. He is also an Attending Physician on the Leukemia Service, Department of Medicine, the Laurence Joseph Dineen Chair in Leukemia Research and a Professor of Medicine at Weill Cornell Medical College, a position he has held since 2007. Dr. Levine served as a Resident in Internal Medicine at Massachusetts General Hospital and as a Hematology-Oncology Fellow at Dana-Farber Cancer Institute. His laboratory focuses on elucidating the genetic basis of myeloid malignancies, and using this knowledge to improve outcomes for patients with these disorders. His primary research interests include the role of JAK-STAT signaling in malignant transformation and in the effects of mutations in epigenetic modifiers in clonal hematopoiesis, MPN, and AML. Moreover, as a physician scientist, his laboratory has a specific interest in translating this knowledge back to the clinic and in participating in the preclinical and clinical evaluation of targeted therapies for leukemia patients. He has been honored with the Dameshek Prize from the American Society of Hematology, a Scholar Award from the Leukemia and Lymphoma Society, the Boyer Award for Clinical Investigation from Memorial Sloan Kettering Cancer Center, and a NCI Outstanding Investigator R35 Award. In 2011, he was elected to the American Society of Clinical Investigation and in 2018 to the Association of American Physicians. Since 2016, he has served as a member of the Supervisory Board of Qiagen, and since 2019, he has served as a board member of Ajax Therapeutics, a company that he also co-founded. In addition, Dr. Levine serves on the Scientific Advisory Board of C4 Therapeutics, Isoplexis, Mana Therapeutics and was on the Scientific Advisory Board of Loxo Oncology. Dr. Levine earned his A.B. from Harvard College and a M.D. from Johns Hopkins.
Our Strategic Advisors
We intend to leverage the capabilities of certain employees of Altium and Sio as advisors to assist us with the sourcing and evaluation of potential acquisition candidates. We believe the relationships, experience and expertise of these strategic advisors will provide us with additional access and insight into potential target companies.
Joseph Gulfo, M.D., our advisor, is an Analyst at Altium, a role he has held since 2017. Dr. Gulfo has more than 25 years of experience in the biopharmaceutical and medical device industries. Dr. Gulfo served as President and Chief Executive Officer of MELA Sciences, an artificial intelligence medical diagnostics company, from 2004 to 2013 and also its chairman of the board 2011 to 2013. While at MELA Sciences, Dr. Gulfo was responsible for effecting an initial public offering and closing 11 public financings totaling approximately $160 million and obtaining FDA approval via a pre-market approval, or PMA, of MelaFind, a non-invasive instrument that aids in the detection of melanoma. As President and Chief Operating Officer of Anthra Pharmaceuticals and Chairman of its U.K. subsidiary, a role he held from 1996 to 1998, Dr. Gulfo was responsible for the FDA approval of Valstar, a chemotherapeutic drug for bladder cancer, via a new drug application, or NDA, in 1998. Dr. Gulfo was also responsible for the development of ProstaScint (Cytogen Corporation), a monoclonal antibody for prostate cancer that was approved by the FDA via a biologics license application in 1996. From 1996 to 2003, he was Chairman and Chief Executive Officer of Antigen Express, an immunotherapy and immunodiagnostics company, and led its merger. In 2012, Dr. Gulfo received the American Business Awards’ Maverick of the Year Award and was an Ernst & Young Entrepreneur of the Year Finalist. He is the author of The Care Quotient: Transforming Business Through People and Innovation Breakdown: How the FDA and Wall Street Cripple Medical Advances. He is also the author of several papers, including The Proper Role of the FDA for the 21st Century, How Can the FDA Foster Greater Resilience in the Medical Marketplace, and Product Approvability Recommendations from FDA Advisory Committees: Inconsistently Sought, Indirectly Obtained. Dr. Gulfo’s work has been published in the Wall Street Journal, Forbes, CNBC, US News & World Report, and other national publications. He teaches graduate cancer biology at Seton Hall University. Dr. Gulfo earned his B.S. in biology from Seton Hall University, his M.D. from the University of Medicine and Dentistry of New Jersey and his M.B.A. in finance from Seton Hall University.
Victor Gezunterman, our advisor, is a Portfolio Manager at Altium, a role he has held since October 2020. Mr. Gezunterman has over 16 years of experience investing in, researching, and analyzing healthcare companies. Prior to joining Altium, he was responsible for medical technology investing at Broadfin Capital, a healthcare-focused investment firm, as a Senior Analyst from 2017 to 2020. He started his buy-side career at SAC Capital’s Sigma division in 2010, serving as a Senior Analyst until 2013. Prior to joining the buy-side, Mr. Gezunterman worked in sell-side equity research at Morgan Stanley from 2006 to 2009 and Thomas Weisel Partners (now Stifel) from 2003 to 2006, where he covered medical technology and diagnostic companies. Mr. Gezunterman started his career at Boston Biomedical Consultants, a management consulting firm, in 1997. Mr. Gezunterman earned his B.A. in Economics from Brandeis University and his M.B.A. from the University of Chicago.
Eric Song, Ph.D., our advisor, has been a Research Analyst at Sio since 2019. Prior to joining Sio, from 2017 to 2018, Eric worked as a sell-side equity research associate covering biotechnology at Raymond James, an investment bank. Prior to Raymond James, he was a graduate research assistant at the Miller School of Medicine at the University of Miami from 2009 to 2016. Dr. Song earned his Ph.D. in Molecular and Cellular Pharmacology from the University of Miami in 2014 and his B.S. in Clinical Pharmacy from Shenyang Pharmaceutical University.
Industry Opportunity
While we may acquire a business in any industry, our focus will be on the healthcare industry in the United States and other developed countries, and particularly on the medical technology sector and medical devices in particular. Globally, spending on healthcare continues to rise and totaled $7.8 trillion in 2017, according to the World Health Organization. The Center for Medicare and Medicaid Services, or CMS, reported that total U.S. national health expenditures reached $3.6 trillion in 2018, or $11,172 per person, and accounted for approximately 17.7% of total U.S. Gross Domestic Product. CMS projects that U.S. national health expenditures will reach $6.2 trillion by 2028. We believe the healthcare industry, particularly the medical technology sector, represents an enormous and growing target market with a large number of potential target acquisition opportunities. According to Wolters Kluwer, medical device industry sales are estimated to have been $475 billion in the U.S. alone in 2019 and expected to increase to $595 billion by 2024, representing a compound annual growth rate of 5.6%. Improvements in wireless technology, further miniaturization of devices and increased computing power are all contributing to the speed of innovation within the medical technology sector.
According to data derived from CapitalIQ, since the beginning of 2015, there have been 29 initial public offerings, or IPOs, on U.S. stock exchanges of medical technology companies, compared to 284 IPOs of biopharmaceutical companies. We believe the dearth of IPOs in the medical technology sector compared to the biopharmaceutical sector creates a robust universe of potential private medical technology company targets for our initial business combination. We believe many of these target companies are motivated to pursue an alternative path to the public markets given that they have had limited access to the traditional IPO market.
Acquisition Strategy
We believe our management team is well positioned to identify unique opportunities in our target sectors, particularly in medical technology. We intend to leverage our extensive relationships with senior executives and Board members of private and public companies, venture capital and growth equity funds and key opinion leaders, as well as investment banking firms, which we believe should provide us with a key competitive advantage in sourcing potential business combination targets. Given our profile and dedicated industry approach, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, venture capital and private equity funds and large business enterprises seeking to divest non-core assets or divisions and from particular investors in other private and public companies in our networks. We also believe that the collective reputation, experience and track record of Altium and Sio in making investments in the healthcare space will make us a preferred partner for these potential targets.
Consistent with our strategy, we have identified the following general criteria to evaluate prospective target businesses. We may, however, decide to enter into our initial business combination with a target business that does not meet these criteria. We intend to seek to acquire companies that we believe:
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have a product offering or product pipeline based on highly differentiated, patent-protected or disruptive technologies;

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have products or technologies with a high probability of clinical success, regulatory approval and commercial adoption, if not already at the commercial stage;

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have a scientific or other competitive advantage in the markets in which they operate and which can benefit from access to additional capital as well as our industry relationships and expertise;

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have the support of key opinion leaders in the relevant fields in which the companies compete;

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exhibit attractive long-term growth prospects with sustainable high gross margins;

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exhibit unrecognized value or other characteristics that we believe have been misevaluated by the market based on our rigorous analysis and scientific and business due diligence review;

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are ready to become a publicly-held company, with strong management, corporate governance and reporting procedures in place;

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will likely be well received by public investors and are expected to have good access to the public capital markets; and

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will offer attractive risk-adjusted equity returns for our shareholders.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.
Initial Business Combination
Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination (which we refer to as the 80% of net assets test). If our board of directors is not able to independently determine the fair market value of the target business or businesses or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, or an independent valuation or accounting firm with respect to the satisfaction of such criteria. Our shareholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion. While we consider it unlikely that our board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the board is less familiar or experienced with the target company’s business, if there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets test threshold, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our shareholders. However, if required under applicable law, any proxy statement that we deliver to shareholders and file with the SEC in connection with a proposed transaction will include such opinion.

We anticipate structuring our initial business combination so that the post-business combination company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-business combination company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to the completion of our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.
Other Considerations
We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with Altium, Sio or our sponsor, or any of our officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with Altium, Sio, our sponsor or any of our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or accounting firm that such initial business combination or transaction is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.
Affiliates of Altium and Sio and members of our board of directors will directly or indirectly own founder shares and private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers or directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.
We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Altium and Sio are continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. We will not consider a business combination with any company that has already been identified to Altium or Sio as a suitable acquisition candidate for it, unless Altium and Sio, in their sole discretion, declines such potential business combination or makes available to our company a co-investment opportunity in accordance with Altium’s and Sio’s applicable existing and future policies and procedures. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.
Altium and Sio may manage multiple investment vehicles and raise additional funds and/or successor funds in the future, which may be during the period in which we are seeking our initial business combination.

These Altium or Sio investment entities may be seeking acquisition opportunities and related financing at any time. We may compete with any one or more of them on any given acquisition opportunity.
Our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.
In addition, certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary and contractual duties to other entities, including without limitation, any future special purpose acquisition companies we expect they may be involved in, investment funds, accounts, co-investment vehicles and other entities managed by affiliates of Altium or Sio and certain companies in which Altium, Sio or such entities have invested. As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which such person has then-current fiduciary or contractual obligations (including, without limitation, any future special purpose acquisition companies we expect they may be involved in and any Altium or Sio funds or other investment vehicles), then such person will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these funds or investment entities decide to pursue any such opportunity, we may be precluded from pursuing that opportunity. In addition, investment ideas generated within or presented to Altium, Sio or our sponsor may be suitable for both us and a current or future Altium or Sio fund, portfolio company or other investment entity and, subject to applicable fiduciary duties, will first be directed to such fund, portfolio company or other entity before being directed, if at all, to us. None of Altium, Sio, our sponsor or any members of our board of directors who are also employed by Altium, Sio or their affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware solely in their capacities as officers or executives of Altium or Sio. However, we do not expect these duties to materially affect our ability to complete our initial business combination.
In addition, our sponsor, officers and directors, are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, our sponsor, officers and directors have, and will have in the future, time and attention requirements for current and future investment funds, accounts, co-investment vehicles and other entities managed by Altium and Sio. To the extent any conflict of interest arises between, on the one hand, us and, on the other hand, investments funds, accounts, co-investment vehicles and other entities managed by Altium or Sio (including, without limitation, arising as a result of certain of our officers and directors being required to offer acquisition opportunities to such investment funds, accounts, co-investment vehicles and other entities), Altium, Sio and their affiliates will resolve such conflicts of interest in their sole discretion in accordance with their then existing fiduciary, contractual and other duties and there can be no assurance that such conflict of interest will be resolved in our favor.

Summary Risk Factors
An investment in shares of our units involves a high degree of risk. If any of the factors enumerated below or in the section entitled “Risk Factors” occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. In that case, the market price of our securities could decline, and you may lose some or all of your investment. Some of the more significant risks relating to this offering and an investment in our units include:
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We are a recently incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

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Past performance by our management team or their affiliates, including Altium and Sio, may not be indicative of future performance of an investment in us.

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Our public shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

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Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

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If you elect to exercise your redemption rights with respect to your Class A ordinary shares, you will not receive any Distributable Medicus Redeemable Warrants.

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If we seek shareholder approval of our initial business combination, our sponsor and members of our management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

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In evaluating a prospective target business for our initial business combination, our management may consider the availability of funds from the sale of units pursuant to the Forward Purchase Agreement, which may be used as part of the consideration to the sellers in our initial business combination. If the sale of some or all of the Forward Purchase Units fails to close, for any reason, we may lack sufficient funds to consummate our initial business combination.

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Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.

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If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share.

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Because of the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on our redemption of our Class A ordinary shares issued in this offering, or less than such amount in certain circumstances, and our Outstanding Redeemable Warrants will expire worthless, and no Distributable Medicus Redeemable Warrants will have been issued.

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If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete our initial business combination, in which case our public shareholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our Outstanding Redeemable Warrants will expire worthless, and no Distributable Medicus Redeemable Warrants will have been issued.

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Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our Outstanding Redeemable Warrants will expire worthless and no Distributable Medicus Redeemable Warrants will have been issued.

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Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

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We may attempt to complete our initial business combination with a private company about which little information is available, which may result in an initial business combination with a company that is not as profitable as we suspected, if at all.

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We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

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The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating an initial business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

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Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

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Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including another blank check company, and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

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Since the Forward Purchasers and our sponsor will lose the investment opportunity presented by the Forward Purchase Units and the private placement warrants, respectively, if our initial business combination is not completed, our sponsor, directors and director nominees may have a conflict of interest in determining whether a particular business combination target is appropriate for our initial business combination.

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Our sponsor contributed $25,000, or approximately $0.01 per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A ordinary shares.

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Because each unit contains one-ninth of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

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The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Corporate Information
Our executive offices are located at 152 West 57th Street, Floor 20, New York, New York 10019 and our telephone number is (212) 259-8400.
We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. As an exempted company, we have received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Law (2018 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the prior June 30, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the prior June 30.

The Offering
In deciding whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” of this prospectus.
Securities offered
8,000,000 units, at $10.00 per unit, consisting of:
•
one Class A ordinary share;

•
one-ninth of one Outstanding Redeemable Warrant; and

•
a contingent right to receive Distributable Medicus Redeemable Warrants.

Issuance of additional Distributable Medicus Redeemable Warrants on the Medicus Distribution Time
Our amended and restated memorandum and articles of association provides that an aggregate of 1,777,778 Distributable Medicus Redeemable Warrants will be issued, at the Medicus Distribution Time, on a pro-rata basis only to holders of record of the Class A ordinary shares issued in this offering (whether such shares were acquired during or after this offering) that remain outstanding after we redeem any Class A ordinary shares that the holders thereof have elected to redeem in connection with our initial business combination. Public shareholders who elect to redeem their Class A ordinary shares will not receive any issuance of Distributable Medicus Redeemable Warrants in respect of such redeemed Class A ordinary shares.
The issuance of the Distributable Medicus Redeemable Warrants in respect of a Class A ordinary share is contingent upon such share not being redeemed in connection with our initial business combination, and the number of Distributable Medicus Redeemable Warrants to be issued in respect of each such unredeemed Class A ordinary share will be contingent upon the aggregate number of Class A ordinary shares that are redeemed. The contingent rights to receive Distributable Medicus Redeemable Warrants will remain attached to our Class A ordinary shares, will not be separately transferable, assignable or salable, and will not be evidenced by any certificate or instrument.
The Forward Purchase Shares will not have any right to receive Distributable Medicus Redeemable Warrants.
Medicus Distribution Time
The issuance of the Distributable Medicus Redeemable Warrants is expected to occur immediately following the time at which we redeem any Class A ordinary shares that the holders thereof have elected to redeem in connection with our initial business combination (the “Initial Business Combination Redemption Time”), and immediately prior to the consummation of our initial business combination (such distribution time, the “Medicus Distribution Time”).
Nasdaq symbols
Units: “MSACU”
Class A ordinary shares: “MSAC”

Redeemable Warrants (whether the Outstanding Redeemable Warrants or the Distributable Medicus Redeemable Warrants): “MSACW”
Trading commencement and separation of Class A ordinary shares and Outstanding Redeemable Warrants
The units will begin trading on or promptly after the date of this prospectus. We expect the Class A ordinary shares and Outstanding Redeemable Warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Maxim, as representative of the underwriters (the “Representative”), informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below, and having issued a press release announcing when such separate trading will begin. At such time, our public shareholders will hold Class A ordinary shares and Outstanding Redeemable Warrants separately and will no longer hold units, and the units will no longer trade or be listed on the Nasdaq. The Distributable Medicus Redeemable Warrants will trade on the first trading day following their issuance at the Medicus Distribution Time, will be fully fungible with the Outstanding Redeemable Warrants and will also trade under the symbol “MSACW.”
No fractional Outstanding Redeemable Warrants will be issued upon separation of the Outstanding Redeemable Warrants, no cash will be payable in lieu of fractional Outstanding Redeemable Warrants and only whole Outstanding Redeemable Warrants will trade.
Accordingly, unless you purchase at least nine units, you will not be able to receive or trade a whole Outstanding Redeemable Warrant. The contingent right to receive Distributable Medicus Redeemable Warrants will not detach from our Class A ordinary shares.
Separate trading of the Class A ordinary shares and Outstanding Redeemable Warrants is prohibited until we have filed a Current Report on Form 8-K
In no event will the Class A ordinary shares and Outstanding Redeemable Warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus.
Trading commencement of Distributable Medicus Redeemable Warrants
We expect that the Distributable Medicus Redeemable Warrants will become tradable on the first trading day following the Medicus Distribution Time. Once issued, the Distributable Medicus Redeemable Warrants will be fully fungible with the Outstanding Redeemable Warrants and will trade under the same ticker symbol. No fractional Distributable Medicus Redeemable Warrants will be issued upon the issuance of the Distributable Medicus Redeemable Warrants, no cash will be paid in lieu of fractional Distributable Medicus Redeemable Warrants and only whole Distributable

Medicus Redeemable Warrants will trade. The number of Class A ordinary shares that a public shareholder must hold to receive a whole Distributable Medicus Redeemable Warrant at the Medicus Distribution Time will depend on the number of Class A ordinary shares issued in this offering that remain outstanding after any redemptions of such shares in connection with our initial business combination.
Our amended and restated memorandum and articles of association provides that an aggregate of 1,777,778 Distributable Medicus Redeemable Warrants (the “Aggregate Warrant Amount”) will be issued on a pro-rata basis only to holders of record of the Class A ordinary shares issued in this offering (whether acquired in this offering or afterward) that are outstanding after the time at which we redeem any Class A ordinary shares that the holders thereof have elected to redeem in connection with our initial business combination (which redemption time we refer to as the “Initial Business Combination Redemption Time”) as follows: (i) to the extent that no public shareholders redeem their public shares in connection with the initial business combination, each public shareholder will receive two-ninths of a Distributable Medicus Redeemable Warrant, and (ii) to the extent that any public shareholders redeem any of their public shares in connection with the initial business combination, then (A) two-ninths of a Distributable Medicus Redeemable Warrant will be issued for each public share that was not redeemed (the “remaining public shares”), and (B) Distributable Medicus Redeemable Warrants in an amount equal to the Aggregate Warrant Amount less the number of warrants issued pursuant to the foregoing clause (A) will be issued on a pro rata basis to the holders of the remaining public shares based on their percentage of Class A ordinary shares held after redemptions. The Distributable Medicus Redeemable Warrants will be issued at the “Medicus Distribution Time,” which will be immediately after the Initial Business Combination Redemption Time and immediately before the closing of our initial business combination. Public shareholders who exercise their redemption rights are not entitled to receive any Distributable Medicus Redeemable Warrants in respect of such redeemed public shares.
Units:
Number outstanding before this offering
0
Number outstanding after this offering
8,000,000(1)
Ordinary Shares:
Number outstanding before this offering
2,323,000(2)
Number outstanding after this offering
10,100,000(3)
Redeemable Warrants:
Redeemable Warrants
Consists of 888,889 Outstanding Redeemable Warrants issued as a part of the units and 1,777,778 Distributable Medicus Redeemable Warrants to be issued on a pro-rata basis only to holders of record of our Class A ordinary shares issued in this offering that remain outstanding at the Medicus Distribution Time. We refer to the

Outstanding Redeemable Warrants and the Distributable Medicus Redeemable Warrants collectively as the “Redeemable Warrants.” Such term does not include our Forward Purchase Warrants.
Except with regard to the manner of their issuance, the Outstanding Redeemable Warrants and the Distributable Medicus Redeemable Warrants have the same terms and, once listed, will be fungible.
The Forward Purchase Warrants will be governed by the same warrant agreement as the Redeemable Warrants and have the same terms as the Redeemable Warrants (including with respect to term, exercise price, redeemability and manner of exercise), except with respect to voting rights, registration rights and transfer restrictions as described herein.
Number of Redeemable Warrants outstanding before this offering
0
Number of Redeemable Warrants outstanding after this offering
888,889(1)
Number of Redeemable Warrants outstanding after issuance of the Distributable Medicus Redeemable Warrants in connection with our initial business combination
2,666,667(1)
Exercisability of Redeemable Warrants
Each whole Redeemable Warrant is exercisable to purchase one Class A ordinary share, subject to adjustment as provided herein, and only whole Redeemable Warrants are exercisable. No fractional Redeemable Warrants will be issued upon the separation of the Redeemable Warrants or the issuance of the Distributable Medicus Redeemable Warrants, no cash will be paid in lieu of fractional Redeemable Warrants, and only whole Redeemable Warrants will trade.
The Forward Purchase Warrants will be exercisable on the same terms as the Redeemable Warrants.
Exercise price of Redeemable Warrants
$11.50 per share, subject to adjustment as described herein.
In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or its affiliates, as

(1)
Does not give effect to the issuance of any Forward Purchase Units.

(2)
Includes up to 303,000 founder shares that will be forfeited by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.

(3)
Includes 8,000,000 public shares, 2,020,000 founder shares, 80,000 Class A ordinary shares issuable to Maxim.

applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we complete our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price and the $10.00 per share redemption trigger price described below under the heading “Redemption of Redeemable Warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of 100% of the Market Value and the Newly Issued Price.
The Forward Purchase Warrants will have the same exercise price as the Redeemable Warrants and be subject to the same price adjustments described above.
Exercise period of Redeemable Warrants
The Redeemable Warrants will become exercisable on the later of:
•
30 days after the completion of our initial business combination; and

•
12 months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Redeemable Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Redeemable Warrants on a cashless basis under the circumstances specified in the warrant agreement).
We are not registering the Class A ordinary shares issuable upon exercise of the Redeemable Warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file and, within 60 business days after such closing, have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the Redeemable Warrants, and to maintain a current prospectus relating to those Class A ordinary shares until the Redeemable Warrants expire or are redeemed; provided, that if our Class A ordinary shares are at the time of any exercise of a Redeemable Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Redeemable Warrants who exercise their Redeemable Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an applicable exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.3611 per Redeemable Warrant. The “fair market value” as used in this paragraph shall mean the average of the daily volume-weighted average prices of the Class A ordinary shares for the 10 consecutive trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
The Redeemable Warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any redeemable warrant for cash, the exercise price will be paid directly to us.
The Forward Purchase Warrants will have the same exercise period as the Redeemable Warrants, but will have different registration rights.
Redemption of Redeemable Warrants when the price per Class A ordinary share equals or exceeds $18.00
Once the Redeemable Warrants become exercisable, we may redeem the outstanding Redeemable Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•
if, and only if, the daily volume-weighted average price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the Redeemable Warrants unless (i) a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Redeemable Warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period, or (ii) if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Redeemable Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. In the event that we require holders to exercise their warrants on a cashless basis, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.3611. The “fair market value” as used in this paragraph shall mean the daily volume-weighted average trading prices of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which a notice of redemption is sent to the registered holders of the warrants.
No fractional Class A ordinary shares will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of shares to be issued to the holder. Please see the section of this prospectus entitled “Description of Securities — Redeemable Warrants” for additional information.
The Forward Purchase Warrants will be redeemable on the same terms as the Outstanding Redeemable Warrants and the Distributable Medicus Redeemable Warrants.
Redemption of Redeemable Warrants when the price per Class A ordinary share equals or exceeds $10.00
Once the Redeemable Warrants become exercisable, we may redeem the outstanding Redeemable Warrants:
•
in whole and not in part;

•
upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period, at a price of $0.10 per warrant, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities — Redeemable Warrants” based on the redemption date and the “fair market value” (as defined above) except as otherwise described below; and

•
if, and only if, the daily volume-weighted average price of our Class A ordinary shares equals or exceeds $10.00 per share (subject to adjustment as described under the heading “Description of Securities — Redeemable Warrants — Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading-day period ending on the third trading day prior to the date on which a notice of redemption is sent to the registered holders of the warrants.

This redemption feature provides us with the ability to manage our capital structure with more flexibility, and allows holders the option to either (i) exercise the Redeemable Warrants for shares at a pre-determined fair value for the Redeemable Warrants based on their remaining term and the underlying share price at the time or (ii) be redeemed for $0.10 per Redeemable Warrant.
No fractional Class A ordinary shares will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of shares to be issued to the holder. Please see the section of this prospectus entitled “Description of Securities — Redeemable Warrants” for additional information.
Forward Purchase Agreement
We will enter into a Forward Purchase Agreement with the Forward Purchasers, which are funds affiliated with Altium and Sio, pursuant to which the Forward Purchasers have agreed to purchase an aggregate of up to $16,000,000 of Forward Purchase Units, which will have a purchase price of $10.00 per unit and consist of one Class A ordinary share and one-third of one warrant per Forward Purchase Unit. The purchase of the Forward Purchase Units will take place in one or more private placements in such amounts and at such time or times as the Forward Purchasers determine but no later than simultaneously with the closing of our initial business combination. The Forward Purchasers have no obligation to purchase the Forward Purchase Units unless proceeds from sale of the Forward Purchase Units are necessary to enable us to complete our initial business combination. In that event, the Forward Purchasers’ obligation to purchase the Forward Purchase Units is limited to the purchase amount necessary to provide us with sufficient funds to consummate our initial business combination and to pay related fees and expenses, after first applying amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity financing source obtained by us for such purpose at or prior to the consummation of our initial business combination, plus any additional amounts mutually agreed by us and the target company to be retained by the post-business combination company for working capital or other purposes. In the event less than the full amount of the Forward Purchase Units is purchased, the Forward Purchasers will participate in the forward purchase proportionally. In addition, to the extent that the Forward Purchasers offer a bridge loan or any other form of financing to a target company in connection with a proposed initial business combination between us and that target company, the Forward Purchasers’ forward purchase obligation shall be reduced by the amount of such loan or other financing. The Forward Purchasers’ obligation to purchase the Forward Purchase Units may not be transferred to any other parties.
The proceeds of any sales of Forward Purchase Units will not be deposited in the trust account. The Forward Purchase Shares will not have any right to receive Distributable Medicus Redeemable Warrants, will not have any redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated memorandum and articles of association, and will not be entitled to liquidating distributions from the trust account if we fail to complete our initial business combination within the prescribed time frame. The Forward Purchase Warrants will have no right to vote on amendments to the warrant agreement prior to our initial business combination, except with respect to certain provisions relating solely to restrictions on the transfer of the Forward Purchase Securities. The Forward Purchase Securities will be subject to certain transfer restrictions and have certain registration rights, as long as such Forward Purchase Securities are held by the Forward Purchasers or their permitted transferees. The Forward Purchase Shares, to the extent issued prior to the record date for a shareholder vote on our initial business combination or any other matter, will have the right to vote on such matter with all other outstanding ordinary shares. These purchases will be required to be made regardless of whether any Class A ordinary shares are redeemed by our public shareholders. The proceeds from the sale of the Forward Purchase Units may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital.
Except as described above, the terms of the Forward Purchase Shares and Forward Purchase Warrants, respectively, will be identical to the terms of the Class A ordinary shares and the Redeemable Warrants included in the units being issued in this offering.
Founder shares
On December 7, 2020, we issued to our sponsor 2,323,000 founder shares in exchange for $25,000 of expenses paid by the sponsor on our behalf, or approximately $0.01 per share.
Prior to the initial investment in the company of $25,000 by the sponsor, the company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount contributed to the company by the number of founder shares issued. Up to 303,000 founder shares held by our sponsor are subject to forfeiture, depending on the extent to which the underwriters’ over-allotment option is exercised.
The founder shares are identical to the Class A ordinary shares being sold in this offering, except that:
•
only holders of the founder shares have the right to vote on the election of directors prior to the completion of our initial business combination and holders of a majority of our founder shares may remove a member of the board of directors for any reason;

•
the founder shares are subject to certain transfer restrictions, as described in more detail below;

•
our sponsor and our management team have entered into an agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares and public shares they hold, (ii) to waive their redemption rights with respect to any founder shares and any public shares purchased during or after this offering in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering). If we seek shareholder approval, we will complete our initial business combination only if a majority of the ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the business combination. In such case, our sponsor and each member of our management team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 3,030,001, or approximately 37.9%, (assuming all issued and outstanding shares are voted, no Forward Purchase Securities are issued and the underwriters’ over-allotment option is not exercised), or 505,001, or approximately 6.3% (assuming only the minimum number of shares representing a quorum are voted, no Forward Purchase Securities are issued and the underwriters’ over-allotment option is not exercised), of the 8,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved;
•
the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our amended and restated memorandum and articles of association; and

•
the founder shares are entitled to registration rights.

Transfer restrictions on founder shares
Except as described herein, our sponsor and our management team have agreed not to transfer, assign or sell (i) any of their founder shares until the earliest of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of our initial business combination. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor and management team with respect to any founder shares, private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof.
Founder shares conversion and anti-dilution rights
The founder shares are designated as Class B ordinary shares and will automatically convert into Class A ordinary shares on the first business day following the consummation of our initial business combination on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein and in our amended and restated memorandum and articles of association.
If additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, the ratio at which the Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon the consummation of this offering, plus (ii) the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities (as defined herein) or rights issued or deemed issued, by the company in connection with or in relation to the consummation of the initial business combination (including the Forward Purchase Shares), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor, members of our management team or any of their affiliates upon conversion of working capital loans. Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.
The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including, but not limited to, a private placement of equity or debt.

Appointment and removal of directors; Voting rights
Prior to the completion of our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by holders representing at least two-thirds of our outstanding Class B ordinary shares. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law or the applicable rules of Nasdaq then in effect, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.
Private placement warrants
Our sponsor and Maxim have committed, pursuant to a written agreement, to purchase an aggregate of 4,755,556 private placement warrants (or 5,022,222 private placement warrants if the underwriters’ over-allotment option is exercised in full), at a price of $0.90 per warrant (3,555,556 private placement warrants to our sponsor (or 3,642,222 warrants if the over-allotment option is exercised in full) and 1,200,000 private placement warrants to Maxim (or 1,380,000 warrants if the over-allotment option is exercised in full)) for an aggregate purchase price of $4,280,000 (or $4,520,000 if the over-allotment option is exercised in full). Each private placement warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. A portion of the proceeds we receive from the sale of the private placement warrants will be added to the proceeds from this offering to be held in the trust account such that at the time of closing, $80,000,000 (or $92,000,000 if the underwriters exercise their over-allotment option in full) will be held in the trust account. The private placement warrants are identical to the warrants being sold as part of the units in this offering, subject to certain limited exceptions as described in this prospectus. If we do not consummate an initial business combination within 24 months from the closing of this offering, the proceeds from the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless. The private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the sponsor, Maxim or their permitted transferees. If the private placement warrants are held by holders other than the sponsor, Maxim or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. In addition, for as long as the private placement warrants are held by Maxim or its designees or affiliates, they will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part.

Transfer restrictions on private placement warrants
The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except as described under the section of this prospectus entitled “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants”).
Cashless exercise of private placement warrants
If holders of private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “historical fair market value” over the exercise price of the warrants by (y) the historical fair market value. The “historical fair market value” will mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that restrict insiders from selling our securities except during specific periods.
Proceeds to be held in trust account
Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, $80,000,000, or $92,000,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit in either case), will be deposited into a segregated trust account located in the United States at J.P. Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee and approximately $1,120,000 will be used to pay expenses in connection with the closing of this offering and approximately $1,560,000 will be used for working capital following this offering. The proceeds to be placed in the trust account include $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions. Any proceeds of issuances of Forward Purchase Units will not be deposited in the trust account.
Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income taxes, if any, our amended and restated memorandum and articles of association, as discussed below and subject to the requirements of law and regulation, will provide that the proceeds from this offering and the sale of the private placement warrants held in the trust account will not be released from the trust account (1) to us, until the completion of our initial business combination, or (2) to our public shareholders, until the earliest of (a) the completion of our initial business combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, subject to the limitations described herein, (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, and (c) the redemption of our public shares if we have not consummated our business combination within 24 months from the closing of this offering, subject to applicable law. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (b) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within 24 months from the closing of this offering, with respect to such Class A ordinary shares so redeemed. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.
Anticipated expenses and funding sources
Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest income (if any) to pay our income taxes, if any. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 0.2% per year, we estimate the interest earned on the trust account will be approximately $160,000 per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:
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the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which will be approximately $1,560,000 in working capital after the payment of approximately $1,120,000 in expenses relating to this offering; and

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any loans or additional investments from our sponsor or an affiliate of our sponsor or certain of our officers and directors, although they are under no obligation to advance funds or invest in us, and provided any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination
Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or accounting firm with respect to the satisfaction of such criteria. Our shareholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test.
We will complete our initial business combination only if the post-business combination company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the completion of our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.
Permitted purchases and other transactions with respect to our securities
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Additionally, at any time at or prior to the completion of our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, executive officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or warrants in such transactions. If our sponsor, directors, executive officers, advisors or their affiliates engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. We will adopt an insider trading policy which will require insiders to: (1) refrain from purchasing securities during certain blackout periods and when they are in possession of any material non-public information; and (2) clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary. See “Proposed Business — Permitted Purchases and Other Transactions with Respect to Our Securities” for a description of how our sponsor, directors, executive officers, advisors or their affiliates will select which shareholders to purchase securities from in any private transaction.
The purpose of any such transaction could be to (1) vote in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination, (2) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
Redemption rights for public shareholders upon completion of our initial business combination
We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption rights may include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Further, we will not proceed with redeeming our public shares, even if a public shareholder has properly elected to redeem its shares, if a business combination does not close. Our sponsor and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares.
Limitations on redemptions
Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we do not then become subject to the SEC’s “penny stock” rules). However, a greater net tangible asset or cash requirement may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. Furthermore, although we will not redeem shares in an amount that would cause our net tangible assets to fall below $5,000,001, we do not have a maximum redemption threshold based on the percentage of shares sold in this offering, as many blank check companies do. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceeds the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.
Manner of conducting redemptions
We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval, while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange rule or we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.
The requirement that we provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed above will be contained in provisions of our amended and restated memorandum and articles of association and will apply whether or not we maintain our registration under the Exchange Act or our listing on the Nasdaq. Such provisions may be amended if approved by a special resolution of our shareholders as a matter of Cayman Islands law, meaning the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company.
If we hold a shareholder meeting to approve our initial business combination, we will:
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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

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file proxy materials with the SEC.

Any business combination must be approved by a majority of the board, including a majority of the independent directors. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon, who vote at a general meeting. A quorum for such meeting will consist of the holders present in person or by proxy of shares of the company representing a majority of the voting power of all issued and outstanding shares of the company entitled to vote at such meeting. Our initial shareholders, officers and directors will count towards this quorum. In such case, our sponsor and our management team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 3,030,001, or approximately 37.9% (assuming all issued and outstanding shares are voted, no Forward Purchase Securities are issued and the underwriters’ over-allotment option is not exercised), or 505,001, or approximately 6.3% (assuming only the minimum number of shares representing a quorum are voted, no Forward Purchase Securities are issued and the underwriters’ over-allotment option is not exercised), of the 8,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. If the Forward Purchasers elect to purchase any Forward Purchase Units prior to our initial business combination, they will have the ability to vote their Forward Purchase Shares on any matter submitted to our shareholders for approval. If the Forward Purchasers were to vote as recommended by us on a matter submitted to our shareholders for their approval (although they are under no obligation to do so), this would substantially increase the likelihood that any such matter would receive the requisite shareholder approval. For example, if the Forward Purchasers acquired the total 1,600,000 Forward Purchase Units prior to the record date for a shareholder vote on our initial business combination and were to vote their Forward Purchase Shares in favor of such transaction, in addition to the voting power of such Forward Purchase Shares and the founder shares held by our sponsor (taking into account additional founder shares issued to our sponsor as a result of the anti-dilution adjustments from the issuance of Forward Purchase Units), we would need only 2,030,001, or approximately 25.4%, of the 8,000,000 Class A ordinary shares issued in this offering to be voted in favor of a transaction for it to be approved (assuming all issued and outstanding ordinary shares are voted and the underwriters’ over-allotment option is not exercised).
These quorum and voting thresholds, our ability to consummate the sale of the Forward Purchase Units prior to a shareholder vote, and the ability of the Forward Purchase Shares to participate in such vote and the voting agreements contained in the letter agreement may make it more likely that we will consummate our initial business combination.
Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all. Our amended and restated memorandum and articles of association require that at least five days’ notice will be given of any such general meeting.
If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated memorandum and articles of association:
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conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

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file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.
Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote
Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or our management team at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we will not be restricting our shareholders’ ability to vote all of their shares

(including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.
Redemption rights in connection with proposed amendments to our memorandum and articles of association
Our amended and restated memorandum and articles of association provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of the private placement warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by special resolution, meaning holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by a special resolution of our shareholders as a matter of Cayman Islands law, meaning the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company; provided that the provisions of our amended and restated memorandum and articles of association governing the appointment or removal of directors prior to our initial business combination may only be amended by a special resolution passed by holders representing at least two-thirds of our outstanding Class B ordinary shares. Our initial shareholders, and their permitted transferees, if any, who will collectively beneficially own, on an as-converted basis, 20% of our ordinary shares upon the closing of this offering (excluding the ordinary shares underlying the private placement warrants and assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares. Our sponsor, officers and directors have entered into a letter agreement with us pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination.

Release of funds in trust account on closing of our initial business combination
On the completion of our initial business combination, the funds held in the trust account will be disbursed directly by the trustee to pay amounts due to any public shareholders who properly exercise their redemption rights as described above adjacent to the caption “Redemption rights for public shareholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-business combination businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
Redemption of public shares and distribution and liquidation if no initial business combination
Our amended and restated memorandum and articles of association will provide that we will have only 24 months from the closing of this offering to consummate our initial business combination. If we do not consummate an initial business combination within 24 months from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our Redeemable Warrants, which will expire worthless if we fail to consummate an initial business transaction within 24 months from the closing of this offering.
Our sponsor and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering).
The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not consummate an initial business combination within 24 months from the closing of this offering and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.
Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares; unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described above adjacent to the caption “Limitations on redemptions.” For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking shareholder approval of such proposal and, in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any executive officer, director or director nominee, or any other person.
Our amended and restated memorandum and articles of association will provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.
Limited payments to insiders
There will be no finder’s fees, reimbursements or cash payments made by the company to our sponsor, officers or directors, or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement warrants held in the trust account prior to the completion of our initial business combination:

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repayment of up to an aggregate of $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

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reimbursement for office space, secretarial and administrative services provided to us by our sponsor, in the amount of $10,000 per month;

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reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $2,000,000 of such loans may be convertible into warrants of the post-business combination company at a price of $0.90 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Any such payments will be made either (i) prior to the completion of our initial business combination using proceeds of this offering and the sale of the private placement warrants held outside the trust account or from loans made to us by our sponsor or an affiliate of our sponsor or certain of our officers and directors or (ii) in connection with or after the consummation of our initial business combination.
Audit committee
We have established and will maintain an audit committee, which is composed entirely of independent directors. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers or directors, or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”
Conflicts of Interest
Altium and Sio manage several investment vehicles. Altium, Sio and their affiliates may compete with us for acquisition opportunities. If these entities decide to pursue any such opportunity, we may be precluded from pursuing such opportunities. In addition, investment ideas generated within Altium or Sio may be suitable for both us and for current or future Altium or Sio funds and may be directed to such Altium or Sio funds rather than to us. Neither Altium, Sio, nor members of our management team who are also employed by Altium, Sio or their affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware, unless presented to such member solely in his or her capacity as an officer of the company. Altium, Sio and/or our management, in their capacities as employees of Altium or Sio or in their other endeavors, may be required to present potential business combinations to other entities before they present such opportunities to us.
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity, including private funds under the management of Altium, Sio and their respective portfolio companies, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. In addition, existing and future funds managed by Altium, Sio and their respective portfolio companies may compete with us for business combination opportunities and, if such opportunities are pursued by such entities, we may be precluded from pursuing such opportunities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and may only decide to present it to us if such entity rejects the opportunity and consummating the same would not violate any restrictive covenants to which such officers and directors are subject.
In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.
Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

Risks
We are a newly incorporated company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” of this prospectus.
Summary Financial Data
The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.
	December 7, 2020
Balance Sheet Data:	Actual	As Adjusted
Working capital (deficiency)(1)	$(59,947)	$79,578,932
Total assets(2)	$78,879	$81,578,932
Total liabilities(3)	$59,947	$2,000,000
Value of ordinary shares subject to possible redemption/tender(4)	$—	$74,578,930
Shareholder’s equity(5)	$18,932	$5,000,002

(1)
The “as adjusted” calculation includes $80,000,000 of cash held in trust account from the proceeds of this offering and the sale of the private placement warrants, plus $1,560,000 of cash held outside the trust account, plus $18,932 of actual shareholder’s equity on December 7, 2020, less $2,000,000 of deferred underwriting commissions.

(2)
The “as adjusted” calculation includes $80,000,000 of cash held in trust account from the proceeds of this offering and the sale of the private warrants, plus $1,560,000 of cash held outside the trust account, plus $18,932 of actual shareholder’s equity on December 7, 2020.

(3)
The “as adjusted” calculation equals $2,000,000 of deferred underwriting commissions, assuming the over-allotment option is not exercised.

(4)
The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the “as adjusted” shareholders’ equity, which is set to approximate the minimum net tangible assets threshold of at least $5,000,001 either immediately prior to or upon consummation of our initial business combination.

(5)
Excludes 7,457,893 Class A ordinary shares purchased in the public market which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of the Class A ordinary shares that may be converted in connection with our initial business combination ($10.00 per share).

If no business combination is completed within 24 months from the closing of this offering, the proceeds then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less $100,000 of interest to pay dissolution expenses) will be used to fund the redemption of our public shares. Our sponsor, directors, director nominees and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within such time period.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.
Risks Relating to our Search For, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks
Our public shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.
We may not hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable Cayman Islands law or Nasdaq rules or if we decide to hold a shareholder vote for business or other reasons. Examples of transactions that would not ordinarily require shareholder approval include asset acquisitions and share purchases, while transactions such as direct mergers with our company or transactions where we issue more than 20% of our outstanding shares would require shareholder. For instance, Nasdaq rules currently allow us to engage in a tender offer in lieu of a general meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such business combination. Except as required by law or Nasdaq rules, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the issued and outstanding ordinary shares do not approve of the business combination we consummate. Please see the section entitled “Proposed Business — Effecting Our Initial Business Combination — Shareholders may not have the ability to approve our initial business combination” for additional information.
Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.
At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.
If we seek shareholder approval of our initial business combination, our sponsor and members of our management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.
Our sponsor will own, on an as-converted basis, 20% of our outstanding ordinary shares immediately following the completion of this offering. Our sponsor and members of our management team also may from time to time purchase Class A ordinary shares prior to the completion of our initial business combination. Our amended and restated memorandum and articles of association provide that, if we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon, who vote at a general meeting. A quorum for such meeting will consist of the holders present in person or by proxy of shares of the company representing a majority of the voting power of all issued and outstanding shares of the company entitled to vote at such meeting. As a result, in addition to our initial shareholders’ founder shares, we would need 3,030,001, or approximately 37.9% (assuming all issued and outstanding shares are voted, no Forward Purchase Securities are issued and the underwriters’ over-allotment option is not exercised), or 505,001, or approximately 6.3% (assuming only the minimum number of shares representing a quorum are voted, no Forward Purchase Securities are issued and the underwriters’ over-allotment option is not exercised), of the 8,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our sponsor and our management team to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholder approval for such initial business combination. If the Forward Purchasers elect to purchase any Forward Purchase Units prior to our initial business combination, they will have the ability to vote their Forward Purchase Shares on any matter submitted to our shareholders for approval. If the Forward Purchasers were to vote as recommended by us on a matter submitted to our shareholders for their approval (although they are under no obligation to do so), this would substantially increase the likelihood that any such matter would receive the requisite shareholder approval. See “— The Forward Purchasers may elect to purchase Forward Purchase Units prior to our initial business combination, which could provide them with substantial influence over, or control of, the outcome of any matter submitted to a vote of our shareholders.”
The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.
We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights and we do not obtain sufficient funds from the sale of our Forward Purchase Units or from third-party financing, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.
The ability of our public shareholders to exercise redemption rights with respect to a large number of our public shares may not allow us to complete the most desirable business combination or optimize our capital structure.
At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If a large number of shares are submitted for redemption, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for additional third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting commissions.

The Forward Purchasers may elect to purchase Forward Purchase Units prior to our initial business combination, which could provide them with substantial influence, or control of, over the outcome of any matter submitted to a vote of our shareholders.
If the Forward Purchasers elect to purchase any Forward Purchase Units prior to our initial business combination, they will have the ability to vote their Forward Purchase Shares on any matter submitted to our shareholders for approval. If the Forward Purchasers were to vote as recommended by us on a matter submitted to our shareholders for their approval (although they are under no obligation to do so), this would substantially increase the likelihood that any such matter would receive the requisite shareholder approval. For example, if the Forward Purchasers acquired the total 1,600,000 Forward Purchase Units prior to the record date for a shareholder vote on our initial business combination and were to vote their Forward Purchase Shares in favor of such transaction, in addition to the Forward Purchase Shares and the founder shares held by our sponsor (taking into account additional founder shares issued to our sponsor as a result of the anti-dilution adjustments from the issuance of Forward Purchase Units), we would need only 2,030,001, or approximately 25.4%, of the 8,000,000 Class A ordinary shares issued in this offering to be voted in favor of a transaction for it to be approved. With respect to certain amendments to our amended and restated memorandum and articles of association that require the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, assuming the Forward Purchasers and our sponsor vote in favor of such an amendment, the approval of such amendment would require the vote of 4,046,667, or approximately 50.6%, of the 8,000,000 Class A ordinary shares issued in this offering, if the total Forward Purchase Units have been issued and assuming only a quorum is present at the meeting. Each of the foregoing examples assumes that our sponsor, officers, directors and director nominees do not acquire any other Class A ordinary shares, that all outstanding ordinary shares are voted and that the underwriters’ over-allotment option was not exercised.
In evaluating a prospective target business for our initial business combination, our management may consider the availability of funds from the sale of units pursuant to the Forward Purchase Agreement, which may be used as part of the consideration to the sellers in our initial business combination. If the sale of some or all of the Forward Purchase Units fails to close, for any reason, we may lack sufficient funds to consummate our initial business combination.
We will enter into a Forward Purchase Agreement with the Forward Purchasers, pursuant to which they will purchase up to an aggregate of 1,600,000 Forward Purchase Units, each composed of one Class A ordinary share and one-third of one warrant per Forward Purchase Unit, at a price of $10.00 per unit, in one or more private placements that will close no later than simultaneously with the closing of our initial business combination. The funds from the sale of such Forward Purchase Units are expected to be used as part of the consideration to the sellers in our initial business combination and to pay expenses in connection with our initial business combination and, to the extent any portion of the forward purchases are consummated prior to the initial business combination, the proceeds of such sales may be used for our working capital, as a bridge loan to a potential target or for other purposes.
The Forward Purchasers have no obligation to purchase the Forward Purchase Units unless proceeds from sale of the Forward Purchase Units are necessary to enable us to complete our initial business combination. In that event, the Forward Purchasers’ obligation to purchase the Forward Purchase Units is limited to the purchase amount necessary to provide us with sufficient funds to consummate our initial business combination and to pay related fees and expenses, after first applying amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity financing source obtained by us for such purpose at or prior to the consummation of our initial business combination, plus any additional amounts mutually agreed by us and the target company to be retained by the post-business combination company for working capital or other purposes.
In addition, the Forward Purchasers’ obligation to purchase the Forward Purchase Units is subject to termination prior to the closing of the sale of such units by mutual written consent of us and such parties, or automatically if our initial business combination is not consummated within 24 months from the closing of this offering, unless extended in accordance with our amended and restated memorandum and articles of association. In addition, the obligations to purchase the Forward Purchase Units are subject to fulfillment of customary closing conditions, including that our initial business combination must be consummated substantially concurrently with the purchase of the Forward Purchase Units (if the Forward Purchasers have not elected to make such purchase at an earlier date).
In the event of any such failure to fund by the Forward Purchasers, if any obligation is so terminated or if any such condition is not satisfied and not waived by such party, we may not be able to obtain additional funds to account for such shortfall on terms favorable to us or at all. Any such shortfall would also reduce the amount of funds that we have available for the completion of our initial business combination or working capital of the post-combination business.
The requirement that we consummate an initial business combination within 24 months after the closing of this offering may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.
Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must consummate an initial business combination within 24 months from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination within the required time period with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the time frame described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.
Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.
The COVID-19 outbreak has resulted, and a significant outbreak of other infectious diseases could result, in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected. In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.
Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the share price of our securities, which could cause you to lose some or all of your investment.
Even if we conduct due diligence on a target business with which we combine, this diligence may not surface all material issues with a particular target business. In addition, factors outside of the target business and outside of our control may later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any holders who choose to retain their securities following the business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.
We may not be able to consummate an initial business combination within 24 months after the closing of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.
We may not be able to find a suitable target business and consummate an initial business combination within 24 months after the closing of this offering. Our ability to complete our initial business combination may be negatively impacted by the significant competition for business combination opportunities, general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, the outbreak of COVID-19 continues to grow both in the U.S. and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the COVID-19 outbreak may negatively impact businesses we may seek to acquire. If we have not consummated an initial business combination within the prescribed time frame, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may receive only $10.00 per public share, or less than $10.00 per public share, on the redemption of their shares, and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share” and other risk factors herein.
If we do not consummate an initial business combination within 24 months from the closing of this offering, our public shareholders may be forced to wait beyond such 24 months before redemption from our trust account.
If we do not consummate an initial business combination within 24 months from the closing of this offering, the proceeds then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our public shares, as further described herein. Any redemption of public shareholders from the trust account will be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to wind up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Law. In that case, investors may be forced to wait beyond 24 months from the closing of this offering before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated memorandum and articles of association, and only then in cases where investors have sought to redeem their Class A ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we do not complete our initial business combination and do not amend certain provisions of our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.
If we seek shareholder approval of our initial business combination, our sponsor, directors, executive officers, advisors and their affiliates may elect to purchase public shares or warrants, which would reduce the public “float” of our Class A ordinary shares or public warrants, and the Forward Purchasers may exercise their respective rights to purchase Forward Purchase Units prior to a vote, each of which may influence a vote on a proposed business combination.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In addition, the Forward Purchasers may purchase Forward Purchase Units prior to our initial business combination.
In the event that our sponsor, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of any such transaction could be to (1) vote in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination, (2) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. We will adopt an insider trading policy which will require insiders to: (1) refrain from purchasing securities during certain blackout periods and when they are in possession of any material non-public information; and (2) clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary. See “Proposed Business — Permitted Purchases and Other Transactions with Respect to Our Securities” for a description of how our sponsor, directors, executive officers, advisors or their affiliates will select which shareholders to purchase securities from in any private transaction.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group”

(as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we will not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, you would be required to sell your shares in open market transactions, potentially at a loss.
Because of the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on our redemption of our Class A ordinary shares issued in this offering, or less than such amount in certain circumstances, and our Outstanding Redeemable Warrants will expire worthless, and no Distributable Medicus Redeemable Warrants will have been issued.
We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries.
Furthermore, because we are obligated to pay cash for the Class A ordinary shares which our public shareholders redeem in connection with our initial business combination, target companies will be aware that this may reduce the resources available to us for our initial business combination. This may place us at a competitive disadvantage in successfully negotiating our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account, and our Outstanding Redeemable Warrants will expire worthless, and no Distributable Medicus Redeemable Warrants will have been issued. In certain circumstances, our public shareholders may receive less than $10.00 per share upon our liquidation. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share” and other risk factors below.
As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.
In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.
In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete our initial business combination, in which case our public shareholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our Outstanding Redeemable Warrants will expire worthless, and no Distributable Medicus Redeemable Warrants will have been issued.
The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not completed during that time. We believe that, upon the closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months; however, we cannot assure you that our estimate is accurate. Of the funds available to us, including the proceeds from the sale of the Forward Purchase Units in the event that Forward Purchasers would elect to make the forward purchases prior to the initial business combination, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account, our Outstanding Redeemable Warrants will expire worthless, and no Distributable Medicus Redeemable Warrants will have been issued. In certain circumstances, our public shareholders may receive less than $10.00 per share upon our liquidation. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share” and other risk factors below.
If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
We may not hold an annual general meeting until after the consummation of our initial business combination.
In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. As an exempted company, there is no requirement under the Companies Law for us to hold annual or extraordinary general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to appoint directors and to discuss company affairs with management.
Holders of Class A ordinary shares will not be entitled to vote on any appointment of directors we hold prior to the completion of our initial business combination.
Prior to the completion of our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. Accordingly, you may not have any say in the management of our company prior to the consummation of an initial business combination.
Our initial shareholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.
Upon the closing of this offering, our initial shareholders will own, on an as-converted basis, 20% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association. If our initial shareholders purchase any units in this offering or if our initial shareholders purchase any additional Class A ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our sponsor nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, except for the Forward Purchase Units. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, our board of directors were appointed by our sponsor. We may not hold an annual general meeting to appoint new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. Accordingly, our sponsor will continue to exert control at least until the completion of our initial business combination.
The grant of registration rights to our initial shareholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.
Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial shareholders and their permitted transferees can demand that we register their founder shares, after those shares convert to our Class A ordinary shares at the time of our initial business combination. In addition, holders of our private placement warrants (and underlying securities) and their permitted transferees can demand that we register the private placement warrants and Class A ordinary shares issuable upon exercise of the private placement warrants, and holders of placement warrants that may be issued upon conversion of working capital loans, may demand that we register such warrants or the Class A ordinary shares issuable upon exercise of such warrants. In addition, the Forward Purchasers may also demand we register the Forward Purchase Securities. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the ordinary shares owned by our sponsor, holders of our private placement warrants or holders of our working capital loans or their respective permitted transferees are registered.
Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.
We may pursue business combination opportunities in any sector, except that we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination solely with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. An investment in our units may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any holders who choose to retain their securities following our initial business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.
Because we intend to seek a business combination with a target business in the healthcare industry, we expect our future operations to be subject to risks associated with this industry.
Because we intend to seek a business combination with a target business in the healthcare industry, in particular the medical technology sector, we expect our future operations to be subject to risks associated with this industry.
Healthcare related companies are generally subject to greater governmental regulation than most other industries at the U.S. state and federal levels, and internationally. In recent years, both local and national governmental budgets have come under pressure to reduce spending and control healthcare costs, which could both adversely affect regulatory processes and public funding available for healthcare products, services and facilities. In March 2010, comprehensive healthcare reform legislation was enacted in the United States. These laws are intended to increase health insurance coverage through individual and employer mandates, subsidies offered to lower income individuals, tax credits available to smaller employers and broadening of Medicaid eligibility.
While one intent of healthcare reform is to expand health insurance coverage to more individuals, it may also involve additional regulatory mandates and other measures designed to constrain medical costs, including coverage and reimbursement for healthcare services. Healthcare reform has had a significant impact on the healthcare sector in the United States and consequently has the ability to affect companies within the healthcare industry. The ultimate effects of federal healthcare reform or any future legislation or regulation, or healthcare initiatives, if any, on the healthcare sector, whether implemented at the federal or state level or internationally, cannot be predicted with certainty and such reform, legislation, regulation or initiatives may adversely affect the performance of a potential business combination.
Changes in governmental policies may have a material effect on the demand for or costs of certain products and services. A healthcare related company must receive government approval before introducing new drugs and medical devices or procedures. This process may delay the introduction of these products and services to the marketplace, resulting in increased development costs, delayed cost recovery and loss of competitive advantage to the extent that rival companies have developed competing products or procedures, adversely affecting the company’s revenues and profitability. Failure to obtain governmental approval of a key drug or device or other regulatory action could have a material adverse effect on the business of a target company. Additionally, expansion of facilities by healthcare related providers is subject to “determinations of need” by the appropriate government authorities. This process not only increases the time and cost involved in these expansions, but also makes expansion plans uncertain, limiting the revenue and profitability growth potential of healthcare related facilities operators.
Certain healthcare related companies depend on the exclusive rights or patents for the products they develop and distribute. Patents have a limited duration and, upon expiration, other companies may market substantially similar “generic” products that are typically sold at a lower price than the patented product, causing the original developer of the product to lose market share and/or reduce the price charged for the product, resulting in lower profits for the original developer. As a result, the expiration of patents may adversely affect the profitability of these companies. The profitability of healthcare related companies may also be affected, among other factors, by restrictions on government reimbursement for medical expenses, rising or falling costs of medical products and services, pricing pressure, an increased emphasis on outpatient services, a limited product offering, industry innovation, changes in technologies and other market developments. Finally, because the products and services of healthcare related companies affect the health and well-being of many individuals, these companies are especially susceptible to product liability lawsuits.
The healthcare industry spends heavily on research and development. Research findings (e.g., regarding side effects or comparative benefits of one or more particular treatments, services or products) and technological innovation (together with patent expirations) may make any particular treatment, service or product less attractive if previously unknown or underappreciated risks are revealed, or if a more effective, less costly or less risky solution is or becomes available. Any such development could have a material adverse effect on the companies that are target businesses for investment.
We may seek acquisition opportunities in industries or sectors which may or may not be outside of our management’s area of expertise.
We will consider a business combination outside of our management’s area of expertise if a business combination target is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination target, we may not adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination target. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any holders who choose to retain their securities following our initial business combination could suffer a reduction in the value of their securities.
Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.
Although we have identified general criteria that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria.
Although we have identified general criteria for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria, such combination may not be as successful as a combination with a business that does meet all of our general criteria. In addition, if we announce a prospective business combination with a target that does not meet our general criteria, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by applicable law or stock exchange rule, or we decide to obtain shareholder approval for business or other reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our Outstanding Redeemable Warrants will expire worthless and no Distributable Medicus Redeemable Warrants will have been issued.

We are not required to obtain an opinion from an independent accounting or investment banking firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our shareholders from a financial point of view.
Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent accounting firm or independent investment banking firm which is a member of FINRA that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to our initial business combination.
We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.
We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Law, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder or warrantholder to recognize taxable income in the jurisdiction in which the shareholder or warrantholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders or warrantholders to pay such taxes. Shareholders or warrantholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.
It is possible that, after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.
Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.
Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.
We may have limited information or ability to assess the company or management of a prospective target business and, as a result, may effect our initial business combination with a target business that is not as profitable as we suspected, if at all, or whose management may not have the skills, qualifications or abilities to manage a public company.
In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.
When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any holders who choose to retain their securities following our initial business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value.
The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.
The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.
We may issue notes or other debt, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.
Although we have no commitments as of the date of this prospectus to issue any notes or other debt, or to otherwise incur debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:
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default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

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our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

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our inability to pay dividends on our Class A ordinary shares;

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using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

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limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering, the sale of the private placement warrants and the sale of the Forward Purchase Units, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.
The net proceeds from this offering and the sale of the private placement warrants will provide us with up to $79,560,000 (or $91,260,000 if the underwriters’ over-allotment option is exercised in full), plus up to an additional of $16,000,000 from the sales of Forward Purchase Units, that we may use to complete our initial business combination (after taking into account the $2,000,000, or $2,300,000 if the over-allotment option is exercised in full, of deferred underwriting commissions being held in the trust account and the estimated expenses of this offering). The amount available to us may be less in the event of redemptions.
We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:
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solely dependent upon the performance of a single business, property or asset; or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.
We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.
If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.
We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our shareholders do not agree.
Our amended and restated memorandum and articles of association do not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.
In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We may seek to amend our amended and restated memorandum and articles of association or other governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.
In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, extended the time to consummate a business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated memorandum and articles of association require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, and amending our warrant agreement will require a vote of holders of at least 50% of the public warrants and the Forward Purchase Warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, 50% of the number of the then outstanding private placement warrants. Pursuant to the warrant agreement, prior to our initial business combination, the Forward Purchase Warrants will not have the right to vote on any amendments to the warrant agreement, except with respect to certain provisions relating solely to the transfer of Forward Purchase Securities. In addition, our amended and restated memorandum and articles of association require us to provide our public shareholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. To the extent any of such amendments would be deemed to fundamentally change the nature of any of the securities offered in this offering, we would register, or seek an exemption from registration for, the affected securities.
The provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account), including an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated, may be amended with the approval of a special resolution of our shareholders as a matter of Cayman Islands law, meaning the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.
Our amended and restated memorandum and articles of association provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of the private placement warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by special resolution, meaning holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by a special resolution of our shareholders as a matter of Cayman Islands law, meaning the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the Company; provided that the provisions of our amended and restated memorandum and articles of association governing the appointment or removal of directors prior to our initial business combination may only be amended by a special resolution passed by holders representing at least two-thirds of our outstanding Class B ordinary shares. Our initial shareholders, and their permitted transferees, if any, who will collectively beneficially own, on an as-converted basis, 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.
Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares; unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares. Our shareholders are not parties to, or third-party beneficiaries of, this agreement and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers, directors or director nominees for any breach of this agreement. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.
Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.
The federal proxy rules require that a proxy statement with respect to a vote on our proposed business combination include historical and/or pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within 24 months from the closing of this offering.
If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.
If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.
If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:
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costs and difficulties inherent in managing cross-border business operations;

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rules and regulations regarding currency redemption;

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complex corporate withholding taxes on individuals;

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laws governing the manner in which future business combinations may be effected;

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exchange listing and/or delisting requirements;

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tariffs and trade barriers;

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regulations related to customs and import/export matters;

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local or regional economic policies and market conditions;

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unexpected changes in regulatory requirements;

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longer payment cycles;

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tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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currency fluctuations and exchange controls;

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rates of inflation;

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challenges in collecting accounts receivable;

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cultural and language differences;

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employment regulations;

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underdeveloped or unpredictable legal or regulatory systems;

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corruption;

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protection of intellectual property;

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social unrest, crime, strikes, riots and civil disturbances;

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regime changes and political upheaval;

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terrorist attacks, natural disasters and wars; and

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deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.
After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and social conditions and government policies, developments and conditions in the country in which we operate.
The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.
Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.
In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.
We may reincorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.
In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.
Risks Relating to Our Sponsor and Management Team
Past performance by our management team or their affiliates, including Altium and Sio, may not be indicative of future performance of an investment in us.
Information regarding performance by, or businesses associated with, our management team or their affiliates, including Altium and Sio, is presented for informational purposes only. Any past experience of and performance by our management team or their affiliates, including Altium and Sio, is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; or (2) of any results with respect to any initial business combination we may consummate. You should not rely on the historical record of our management team, Altium, Sio or any of their affiliates’ or managed fund’s performance as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. An investment in us is not an investment in Altium or Sio.
We may not have sufficient funds to satisfy indemnification claims of our directors and officers.
We have agreed to indemnify our directors and officers to the fullest extent permitted by law and we will purchase directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers. However, any such insurance may not be available or sufficient. Further, our directors and officers have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided by us will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account, or (ii) we consummate our initial business combination. Our obligations to indemnify our directors and officers may discourage shareholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers even though, such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent that we may incur the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.
If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.
If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.
We are dependent upon our executive officers and directors and their loss could adversely affect our ability to operate.
Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.
Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.
Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.
Our executive officers and directors will allocate their time to other businesses, and may be involved in litigation unrelated to our business, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.
Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. In particular, in the future we expect certain of our officers and/or directors may be officers and/or directors of other future special purpose acquisition companies. Our independent director nominees also serve as officers and board members for other entities. Our directors and officers may also from time to time be involved in litigation or other claims unrelated to their activities on our behalf. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs or otherwise adversely impact us which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see “Management — Officers, Directors and Director Nominees.”
Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including another blank check company, and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us.
In addition, our directors and officers, Altium, Sio, or their affiliates expect in the future to become affiliated with other public blank check companies that may have acquisition objectives that are similar to ours. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to such other blank check companies, prior to its presentation to us. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.
For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Officers, Directors and Director Nominees,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”
Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.
We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or executive officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.
The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we or our shareholders might have a claim against such individuals for infringing on our shareholders’ rights. See the section titled “Description of

Securities — Certain Differences in Corporate Law — Shareholders’ Suits” for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason.
We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, executive officers, directors or initial shareholders which may raise potential conflicts of interest.
In light of the involvement of our sponsor, executive officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, executive officers, directors or initial shareholders. Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting Our Initial Business Combination — Evaluation of a Target Business and Structuring of Our Initial Business Combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or accounting firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, executive officers, directors or initial shareholders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.
Since the Forward Purchasers and our sponsor will lose the investment opportunity presented by the Forward Purchase Units and the private placement warrants, respectively, if our initial business combination is not completed, our sponsor, directors and director nominees may have a conflict of interest in determining whether a particular business combination target is appropriate for our initial business combination.
We will enter into a Forward Purchase Agreement with the Forward Purchasers pursuant to which they have agreed to purchase an aggregate of up to $16,000,000 of Forward Purchase Units. Purchases of the Forward Purchase Units will take place in one or more private placements at any time prior to, and no later than simultaneously with, the closing of our initial business combination. If we do not complete an initial business combination, the Forward Purchasers will lose the investment opportunity presented by the Forward Purchase Agreement.
Our sponsor has agreed to purchase the private placement warrants for an aggregate purchase price of approximately $3,200,000 (or approximately $3,280,000 if the underwriters’ over-allotment is exercised in full). The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination. Each private placement warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. If we do not complete an initial business combination, or we enter into an initial business combination that is unlikely to result in a price per ordinary share above $11.50, our sponsor will lose the investment opportunity presented by the private placement warrants.
Our sponsor, directors, director nominees and officers have agreed (A) to vote any public shares owned by them in favor of any proposed business combination and (B) not to redeem any public shares (whether acquired during or after this offering) in connection with a shareholder vote to approve a proposed initial business combination. In addition, we may obtain loans from our sponsor, affiliates of our Sponsor or an officer or director. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target initial business, completing our initial business combination and influencing the operation of the business following our initial business combination.
Our management may not be able to maintain control of a target business after our initial business combination. Upon the loss of control of a target business, new management may not possess the skills, qualifications or abilities necessary to profitably operate such business.
We may structure our initial business combination so that the post-business combination company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-business combination company owns 50% or more of the voting securities of the target, our shareholders prior to the completion of our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new Class A ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding Class A ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business.
Risks Relating to Our Securities
If you elect to exercise your redemption rights with respect to your Class A ordinary shares, you will not receive any Distributable Medicus Redeemable Warrants.
In connection with our initial business combination, and in connection with certain amendments to our amended and restated memorandum and articles of association, public shareholders will have the opportunity to exercise their right to redeem their Class A ordinary shares for cash. However, our Distributable Medicus Redeemable Warrants will be issued only to the holders of record of those Class A ordinary shares that remain outstanding after redemptions in connection with our initial business combination. The Distributable Medicus Redeemable Warrants will be issued at the Medicus Distribution Time on a pro-rata basis in respect of such remaining Class A ordinary shares. Accordingly, to the extent that you elect to redeem your shares of Class A ordinary shares, you will receive no Distributable Medicus Redeemable Warrants in respect of such shares. The contingent right to receive the Distributable Medicus Redeemable Warrants will remain attached to our Class A ordinary shares, will not be separately transferable, assignable or salable and will not be evidenced by any certificate or instrument.
Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our Outstanding Redeemable Warrants will expire worthless and no Distributable Medicus Redeemable Warrants will have been issued.
We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our Outstanding Redeemable Warrants will expire worthless and no Distributable Medicus Redeemable Warrants will have been issued. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors below.
If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our proxy solicitation or tender offer materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly redeem or tender public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business — Effecting Our Initial Business Combination — Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights.”
You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.
Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, and (iii) the redemption of our public shares if we have not consummated an initial business within 24 months from the closing of this offering, subject to applicable law and as further described herein. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within 24 months from the closing of this offering, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss. Proceeds from the sale of any Forward Purchase Units will not be deposited in the trust account and you will not have any right to such funds.
Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We intend to apply to list our units on Nasdaq and we expect that our Class A ordinary shares and warrants will be listed on Nasdaq on or promptly after their date of separation (at which time the holders of our units would hold the separate component securities and no longer hold units, and the units would no longer trade). Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in Nasdaq’s listing standards, our securities may not be, or may not continue to be, listed on Nasdaq in the future or prior to the completion of our initial business combination. In order to continue listing our securities on Nasdaq prior to the completion of our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum amount in shareholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, the share price of our securities would generally be required to be at least $4.00 per share, our shareholders’ equity would generally be required to be at least $5,000,001 and we would be required to have a minimum of 300 round-lot holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500). We may not be able to meet those initial listing requirements at that time.
If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity for our securities;

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a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares and warrants will be listed on Nasdaq, our units, Class A ordinary shares and warrants will qualify as covered securities under the statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under the statute and we would be subject to regulation in each state in which we offer our securities.
You will not be entitled to protections normally afforded to investors of many other blank check companies.
Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share.
Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not consummated an initial business combination within 24 months from the closing of this offering, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (excluding our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Our sponsor may not be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than approximately $10.00 per share.
The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we do not to complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of income tax, if any (less, in the case we are unable to complete our initial business combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than approximately $10.00 per share.
Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.
In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per public share.
Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.
If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of $18,292.68 and imprisonment for five years in the Cayman Islands.
We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.
We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement under the Securities Act for the registration of the Class A ordinary shares issuable upon exercise of the warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following our initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. We may not able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our reasonable best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws and there is no applicable exemption available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A ordinary shares included in the units. There may be a circumstance where an exemption from registration exists for holders of our private placement warrants to exercise their warrants while a corresponding exemption does not exist for holders of the warrants included as part of units sold in this offering. In such an instance, our sponsor and its transferees (which may include our management team) would be able to exercise their warrants and sell the ordinary shares underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying ordinary shares. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If you exercise your Redeemable Warrants on a “cashless basis,” you will receive fewer Class A ordinary shares from such exercise than if you were to exercise such warrants for cash.
There are circumstances in which the exercise of the Redeemable Warrants may be required or permitted to be made on a cashless basis. First, if a registration statement covering the Class A ordinary shares issuable upon exercise of the Redeemable Warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement, exercise Redeemable Warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption. Second, if our Class A ordinary shares are at any time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Redeemable Warrants who exercise their warrants to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and will be required to use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. Third, if we call our Redeemable Warrants for redemption when the price per Class A ordinary share equals or exceeds $18.00, we may require any holders wishing to exercise their warrants prior to the date of redemption to do so on a cashless basis. In any of the circumstances described above, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (as defined with respect to the applicable cashless exercise or redemption provision) less the exercise price of the warrants by (y) the fair market value and (B) 0.3611 per Redeemable Warrant. Fourth, if we call our Redeemable Warrants for redemption when the price per share of our Class A ordinary shares equals or exceeds $10.00, holders who exercise their warrants will receive that number of shares set forth in the table as described under “Description of Securities — Redeemable Warrants.” As a result, you would receive fewer Class A ordinary shares from such exercise than if you were to exercise such warrants for cash.

The warrants may become exercisable and redeemable for a security other than the Class A ordinary shares, and you will not have any information regarding such other security at this time.
In certain situations, including if we are not the surviving entity in our initial business combination, the warrants may become exercisable for a security other than the Class A ordinary shares. As a result, if the surviving company redeems your warrants for securities pursuant to the warrant agreement, you may receive a security in a company of which you do not have information at this time. Pursuant to the warrant agreement, the surviving company will be required to use best efforts to file with the SEC a registration statement for the issuance of the Class A ordinary shares underlying the warrants within 15 business days of the closing of an initial business combination.
We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.
Our amended and restated memorandum and articles of association authorize the issuance of up to 200,000,000 Class A ordinary shares, par value $0.0001 per share, 20,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, assuming no purchase of any Forward Purchase Units, there will be 191,920,000 authorized but unissued Class A ordinary shares and 17,980,000 authorized but unissued Class B ordinary shares available for issuance, which amount of Class A ordinary shares does not take into account Class A ordinary shares reserved for issuance upon exercise of any outstanding warrants (including the Redeemable Warrants and the private placement warrants) or shares issuable upon conversion of the Class B ordinary shares, if any. The Class B ordinary shares are automatically convertible into Class A ordinary shares at the time of our initial business combination as described herein and in our amended and restated memorandum and articles of association. Immediately after this offering, there will be no preference shares issued and outstanding.
We may issue a substantial number of additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions as set forth herein. However, our amended and restated memorandum and articles of association provide, among other things, that, prior to the completion of our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote. The issuance of additional ordinary or preference shares:
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may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

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may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

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could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

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may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

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may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants; and

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may not result in adjustment to the exercise price of our warrants.

Our initial shareholders may receive additional Class A ordinary shares if we issue shares to consummate an initial business combination.
The founder shares will automatically convert into Class A ordinary shares on the first business day following the consummation of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of this offering, plus (ii) the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the company in connection with or in relation to the consummation of the initial business combination (including the Forward Purchase Shares), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor, members of our management team or any of their affiliates upon conversion of working capital loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.
Our sponsor contributed $25,000, or approximately $0.01, per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A ordinary shares.
The difference between the public offering price per share (allocating all of the unit purchase price to the Class A ordinary share and none to the warrant included in the unit) and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 81.1% (or $8.11 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $1.89 and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.
We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of Class A ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.
Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Pursuant to the warrant agreement, prior to our initial business combination, the Forward Purchase Warrants will not have the right to vote on any amendments to the warrant agreement, except with respect to certain provisions relating solely to the transfer of Forward Purchase Securities. Accordingly, we may amend the terms of our warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants, and as applicable, the Forward Purchase Warrants, approve of such amendment and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, 50% of the number of the then outstanding private placement warrants. Although our ability to amend the terms of the warrants with the consent of at least 50% of the then outstanding public warrants and as applicable, the Forward Purchase Warrants or the private placement warrants, is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of Class A ordinary shares purchasable upon exercise of a warrant.
Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.
Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement.
If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than courts of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.
This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the daily volume-weighted average price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

In addition, we may redeem your warrants at any time after they become exercisable and prior to their expiration at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants prior to redemption for a number of Class A ordinary shares determined based on the redemption date and the fair market value of our Class A ordinary shares. Please see “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants — Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00.” The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of ordinary shares received is capped at 0.3611 Class A ordinary shares per warrant (subject to adjustment) irrespective of the remaining life of the warrants. None of the placement warrants will be redeemable by us (except as set forth under “Description of Securities — Warrants — Public Shareholders’ Warrants — Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00”) so long as they are held by our sponsor, Maxim or their permitted transferees.
Our warrants may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.
We will enter into a Forward Purchase Agreement with the Forward Purchasers pursuant to which they will agree to purchase an aggregate of up to $16,000,000 of Forward Purchase Units. Each Forward Purchase Unit is composed of one Class A ordinary share and one-third of one warrant, at a price of $10.00 per unit. Purchases of the Forward Purchase Units will take place in one or more private placements at any time prior to, and no later than simultaneously with, the closing of our initial business combination. If we do not complete an initial business combination, the Forward Purchasers will lose the investment opportunity presented by the Forward Purchase Agreement.
We will be issuing Outstanding Redeemable Warrants to purchase 888,889 Class A ordinary shares as part of the units offered by this prospectus, and also issuing Distributable Medicus Redeemable Warrants to purchase 1,777,778 Class A ordinary shares in connection with the closing of our initial business combination, each at an exercise price of $11.50 per share. In addition, no later than simultaneously with the consummation of our initial business combination, Forward Purchase Warrants to purchase up to 533,333 Class A ordinary shares may be issued pursuant to the Forward Purchase Agreement (as part of the Forward Purchase Units). In addition, simultaneously with the closing of this offering, we will be issuing in a private placement 4,755,556 private placement warrants (or 5,022,222 private placement warrants if the underwriters’ over-allotment option is exercised in full) to purchase an aggregate of 4,755,556 Class A ordinary shares (or up to 5,022,222 if the underwriters’ over-allotment option is exercised in full) at $11.50 per share. In addition, if the sponsor makes any working capital loans, it may convert up to $2,000,000 of such loans into up to an additional 2,222,222 private placement warrants, at the price of $0.90 per warrant.
To the extent we issue ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.
Because each unit contains one-ninth of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.
Each unit contains one-ninth of one Outstanding Redeemable Warrant. Pursuant to the warrant agreement, the Redeemable Warrants may only be exercised for a whole number of shares and only a whole warrant may be exercised at any given time. While holders of public shares who elect not to redeem such shares in connection with our initial business combination will also receive the issuance of Redeemable Warrants in the form of Distributable Medicus Redeemable Warrants, it is likely that the number of Distributable Medicus Redeemable Warrants issued to any such holder will not be a whole number. This is different from other offerings similar to ours whose units include one ordinary share and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of our initial business combination, since the Outstanding Redeemable Warrants and Distributable Medicus Redeemable Warrants (assuming no redemptions of our Class A ordinary shares) will be exercisable in the aggregate for one-third of the number of shares sold in this offering (as compared to units that each contain a warrant to purchase one whole share), and to provide an incentive to our public shareholders to not redeem their Class A ordinary shares. Nevertheless, this unit structure may cause our units to be worth less than if each unit included a warrant to purchase one whole Class A ordinary share.
A provision of our warrant agreement may make it more difficult for use to consummate an initial business combination.
Unlike some blank check companies, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by us and in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we complete our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described adjacent to “Description of Securities — Redeemable Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” and “Description of Securities — Redeemable Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively. This may make it more difficult for us to consummate an initial business combination with a target business.
The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.
Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and warrants underlying the units, include:
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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business at attractive values;

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a review of debt-to-equity ratios in leveraged transactions;

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our capital structure;

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an assessment of our management and their experience in identifying operating companies;

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general conditions of the securities markets at the time of this offering; and

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other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.
There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 outbreak. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.
General Risk Factors
We are a recently incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.
We are a recently incorporated exempted company incorporated under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.
If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.
If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:
•
restrictions on the nature of our investments; and

•
restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:
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registration as an investment company with the SEC;

•
adoption of a specific form of corporate structure; and

•
reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-business combination business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.
We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of

185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, and (iii) the redemption of our public shares if we have not consummated an initial business within 24 months from the closing of this offering, subject to applicable law and as further described herein. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.
We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.
Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.
In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.
The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.
In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post‑business combination entity may need to purchase additional insurance with respect to any such claims (“run‑off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.
We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.
If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Tax Considerations — General”) of our Class A ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Moreover, if we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their tax advisors regarding the possible application of the PFIC rules. For a more detailed discussion of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.”
We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the prior June 30, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate a business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.
Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2021. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.
We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.
Our corporate affairs and the rights of shareholders will be governed by our amended and restated memorandum and articles of association, the Companies Law (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States. For a more detailed discussion of the principal differences between the provisions of the Companies Law applicable to us and, for example, the laws applicable to companies incorporated in the United States and their shareholders, see the section of this prospectus captioned “Description of Securities — Certain Differences in Corporate Law.”

Shareholders of Cayman Islands exempted companies like the company have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.
We have been advised by Maples that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.
Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.
We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
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our ability to select an appropriate target business or businesses;

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our ability to complete our initial business combination;

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our expectations around the performance of a prospective target business or businesses;

•
our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•
our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•
our potential ability to obtain additional financing to complete our initial business combination;

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our pool of prospective target businesses;

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our ability to consummate an initial business combination due to the uncertainty resulting from the recent COVID-19 pandemic or any future pandemic;

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the ability of our officers and directors to generate a number of potential business combination opportunities;

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the delisting of our securities from Nasdaq or an inability to have our securities listed on Nasdaq following a business combination;

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our public securities’ potential liquidity and trading;

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the lack of a market for our securities;

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the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

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the trust account not being subject to claims of third parties; or

•
our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
We are offering 8,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrants will be used as set forth in the following table.
	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$80,000,000	$92,000,000
Gross proceeds from private placement warrants offered in the private placement	4,280,000	4,520,000
Total gross proceeds	$84,280,000	$96,520,000
Offering expenses(2)
Underwriting commissions (2% of gross proceeds from units offered to public, excluding deferred portion)(3)	$1,600,000	$1,840,000
Legal fees and expenses	240,000	240,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	10,038	10,038
FINRA filing fee	14,300	14,300
Travel and road show	25,000	25,000
Nasdaq listing and filing fees	50,000	50,000
Director and Officer liability insurance premiums	250,000	250,000
Printing and engraving expenses	30,000	30,000
Miscellaneous(4)	450,662	450,662
Total offering expenses (other than underwriting commissions)	$1,120,000	$1,120,000
Proceeds after offering expenses	$81,560,000	$93,560,000
Held in trust account(3)	$80,000,000	$92,000,000
% of public offering size	100%	100%
Not held in trust account(2)	$1,560,000	$1,560,000
The following table shows the use of the approximately $1,560,000 of net proceeds not held in the trust account(5).
	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(6)	$650,000	41.7%
Legal and accounting fees related to regulatory reporting obligations	200,000	12.8%
Payment for office space, administrative and shared personnel support services ($10,000 per month for up to 24 months)	240,000	15.4%
Reserve for liquidation expenses	100,000	6.4%
Nasdaq continued listing fees	58,000	3.7%
Consulting, travel and miscellaneous expenses incurred during search for initial business combination target	100,000	6.4%
Working capital to cover miscellaneous expenses	212,000	13.6%
Total	$1,560,000	100.0%

(1)
Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)
As of December 7, 2020, $34,947 of these expenses have been paid from the proceeds of loans made to us by the sponsor. Loans will be repaid upon the earlier of the completion of this offering or June 30, 2021. If offering expenses actually paid are less than the estimates set forth in this table, the balance will be used for post-closing working capital.

(3)
The underwriters have agreed to defer until consummation of our initial business combination $2.0 million of their underwriting commissions (or approximately $2.3 million if the underwriters’ overallotment option is exercised in full), which equals 2.5% of the gross proceeds from the units sold to the public. Upon consummation of our initial business combination, the deferred commissions will be paid to the underwriters from the funds held in the trust account, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)
Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.

(5)
These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. Based on current interest rates, we would expect approximately $160,000 to be available to us from interest earned on the funds held in the trust account over 12 months following the investment of such funds in specified U.S. Government Treasury bills, however, we can provide no assurances regarding this amount. This estimate assumes no exercise of the underwriters’ overallotment option and an interest rate of 0.2% per annum based upon current yields of securities in which the trust account may be invested. In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2,000,000 of such loans may be convertible into warrants at a price of $0.90 per warrant at the option of the lender at the time of the business combination. The warrants would be identical to the private placement warrants sold in the private placement. The terms of such loans by our sponsor, affiliate of our sponsor, or certain of our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

(6)
Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

The rules of Nasdaq provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the $84,280,000 in proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, or $96,520,000 if the underwriters’ over-allotment option is exercised in full, $80,000,000, or $92,000,000 if the underwriters’ over-allotment option is exercised in full, will be deposited into a trust account located in the

United States with Continental Stock Transfer & Trust Company acting as trustee, and $4,280,000 or up to $4,520,000 if the underwriters’ over-allotment option is exercised in full, will be used to pay expenses in connection with the closing of this offering (including the portion of the underwriting commissions payable upon closing of this offering) and for working capital following this offering. We will not be permitted to withdraw any of the principal or interest held in the trust account, except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income taxes, if any, until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering, subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. Based on current interest rates, we expect that interest income earned on the trust account (if any) will be sufficient to pay our income taxes.
The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-business combination company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.
We believe that amounts not held in trust, together with funds available to us from loans from our sponsor, members of our management team or any of their affiliates will be sufficient to pay the costs and expenses to which such proceeds are allocated. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.
We will reimburse our sponsor for office space, secretarial and administrative services provided to members of our management team, in the amount of $10,000 per month. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue interest and be due and payable no later than the date of the consummation of our initial business combination. We believe that the fee charged by the sponsor is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Other than the $10,000 per month fee, no compensation of any kind (including finder’s fees, consulting fees or other similar compensation) will be paid to our insiders, members of our management team or any of our or their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after our initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after our initial business combination.
Our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of December 7, 2020, we had borrowed $34,947 under the promissory note with our sponsor.

These loans are non-interest bearing, unsecured and are due at the earlier of June 30, 2021 or the closing of this offering. The loans will be repaid upon the closing of this offering out of the $1,120,000 of offering proceeds that has been allocated to the payment of offering expenses.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2,000,000 of such loans may be convertible into warrants of the post-business combination company at a price of $0.90 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, members of our management team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
We will enter into a Forward Purchase Agreement with the Forward Purchasers, which are funds affiliated with Altium and Sio, pursuant to which the Forward Purchasers will agree to purchase an aggregate of up to $16,000,000 of Forward Purchase Units, which will have a purchase price of $10.00 per unit and consist of one Class A ordinary share and one-third of one warrant per Forward Purchase Unit. The purchase of the Forward Purchase Units will take place in one or more private placements in such amounts and at such time or times as the Forward Purchasers determine but no later than simultaneously with the closing of our initial business combination. The Forward Purchasers have no obligation to purchase the Forward Purchase Units unless proceeds from sale of the Forward Purchase Units are necessary to enable us to complete our initial business combination. In that event, the Forward Purchasers’ obligation to purchase the Forward Purchase Units is limited to the purchase amount necessary to provide us with sufficient funds to consummate our initial business combination and to pay related fees and expenses, after first applying amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity financing source obtained by us for such purpose at or prior to the consummation of our initial business combination, plus any additional amounts mutually agreed by us and the target company to be retained by the post-business combination company for working capital or other purposes. In the event less than the full amount of the Forward Purchase Units is purchased, the Forward Purchasers will participate in the forward purchase proportionally. In addition, to the extent that the Forward Purchasers offer a bridge loan or any other form of financing to a target company in connection with a proposed initial business combination between us and that target company, the Forward Purchasers’ forward purchase obligation shall be reduced by the amount of such loan or other financing. The Forward Purchasers’ obligation to purchase the Forward Purchase Units may not be transferred to any other parties.
The proceeds of any sales of Forward Purchase Units will not be deposited in the trust account. The Forward Purchase Shares will not have any right to receive Distributable Medicus Redeemable Warrants, will not have any redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated memorandum and articles of association and will not be entitled to liquidating distributions from the trust account if we fail to complete our initial business combination within the prescribed time frame. The Forward Purchase Warrants will have no right to vote on amendments to the warrant agreement prior to our initial business combination, except with respect to certain provisions relating solely to restrictions on the transfer of the Forward Purchase Securities.
The Forward Purchase Securities will be subject to certain transfer restrictions and have certain registration rights, as long as such Forward Purchase Securities are held by the Forward Purchasers or their permitted transferees. The Forward Purchase Shares, to the extent issued prior to the record date for a shareholder vote on our initial business combination or any other matter, will have the right to vote on such matter with all other outstanding ordinary shares.

DIVIDEND POLICY
We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time, and we will only pay such dividends out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. If we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION
The difference between the public offering price per Class A ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of outstanding Class A ordinary shares.
At December 7, 2020, our net tangible book deficit was $(59,947), or approximately $(0.03) per ordinary share. After giving effect to the sale of 8,000,000 Class A ordinary shares included in the units we are offering by this prospectus (or 9,200,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full), the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at December 7, 2020 would have been $5,000,002, or $1.89 per share (or $5,000,002, or $1.67 per share, if the underwriters’ over-allotment option is exercised in full), representing an immediate increase in net tangible book value (as decreased by the value of 7,457,893 Class A ordinary shares that may be redeemed for cash, or 8,627,893 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) of $1.92 per share (or $1.70 if the underwriters’ over-allotment option is exercised in full) to our sponsor as of the date of this prospectus. Total dilution to public shareholders from this offering will be $8.11 per share (or $8.33 if the underwriters’ over-allotment option is exercised in full).
The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:
	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$10.00
Net tangible book deficit before this offering	(0.03)	(0.03)
Increase attributable to public shareholders	1.92	1.70
Pro forma net tangible book value after this offering and the sale of the private placement warrants	1.89	1.67
Dilution to public shareholders	$8.11	$8.33
Percentage of dilution to public shareholders	81.1%	83.3%
For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $74,578,930 because holders of up to approximately 92.3% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or shareholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares).
The following table sets forth information with respect to our initial shareholders and the public shareholders:
	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Class B Ordinary Shares(1)	2,020,000	20.0%	$25,000	0.03%	$0.012
Public Shareholders	8,000,000	79.2%	$80,000,000	99.97%	$10.00
Underwriter Shares	80,000	0.8%	$—	0.00%	$—
	10,100,000	100.0%	$80,025,000	100.00%

(1)
Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 303,000 Class B ordinary shares held by our sponsor.

The pro forma net tangible book value per share after this offering is calculated as follows:
	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book deficit before this offering	$(59,947)	$(59,947)
Net proceeds from this offering and sale of the private placement warrants(1)	81,560,000	93,560,000
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	78,879	78,879
Less: Deferred underwriting commissions	(2,000,000)	(2,300,000)
Less: Proceeds held in trust subject to redemption	(74,578,930)	(86,278,930)
	$5,000,002	$5,000,002
Denominator:
Ordinary shares outstanding prior to this offering	2,020,000	2,323,000
Class A ordinary shares included in the units offered	8,000,000	9,200,000
Class A ordinary shares issued to underwriter	80,000	92,000
Less: Class A ordinary shares subject to redemption	(7,457,893)	(8,627,893)
	2,642,107	2,987,107

(1)
Expenses applied against gross proceeds include offering expenses of $1,120,000 and underwriting commissions of $1,600,000 or $1,840,000 if the underwriters exercise their over-allotment option (excluding deferred underwriting fees). See “Use of Proceeds.”

CAPITALIZATION
The following table sets forth our capitalization at December 7, 2020, and as adjusted to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our units in this offering and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:
	December 7, 2020
	Actual	As Adjusted(1)
Notes payable to related party(2)	$34,947	$—
Deferred underwriting commissions(3)	—	2,000,000
Class A ordinary shares, $0.0001 par value; -0- and 7,457,893 shares are subject to possible redemption, actual and as adjusted, respectively(4)	—	74,578,930
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Class A ordinary shares, $0.0001 par value, 200,000,000 shares authorized; -0- and 622,107 shares issued and outstanding (excluding -0- and 7,457,893 shares subject to possible redemption), actual and as adjusted, respectively	—	62
Class B ordinary shares, $0.0001 par value, 20,000,000 shares authorized, 2,323,000 and 2,020,000 shares issued and outstanding, actual and as adjusted, respectively	232	202
Additional paid-in capital	24,768	5,005,806
Accumulated deficit	(6,068)	(6,068)
Total shareholders’ equity	$18,932	$5,000,002
Total capitalization	$53,879	$81,578,932

(1)
Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 303,000 Class B ordinary shares held by our sponsor.

(2)
Our sponsor has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. To date, we have borrowed $34,947 under the note.

(3)
$0.25 per Unit, or $2,000,000 ($2,300,000 if the over-allotment is exercised in full) in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred underwriting commissions will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a business combination, subject to the terms of the underwriting agreement. The Company records deferred underwriting commissions upon the closing of the initial public offering as a reduction of additional paid-in capital. Since the actual additional paid-in capital was reduced by the recording of the accrued deferred underwriting commission, total capitalization, as adjusted, includes the amount of the deferred underwriting commission to reflect total capitalization.

(4)
Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets to be less than $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
Overview
We are a blank check company incorporated on November 26, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants and Forward Purchase Units, our shares, debt or a combination of cash, equity and debt.
The issuance of additional shares in a business combination, including the Forward Purchase Securities:
•
may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•
may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•
could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•
may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

•
may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants; and

•
may not result in adjustment to the exercise price of our warrants.

Similarly, if we issue debt or otherwise incur significant debt, it could result in:
•
default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•
our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•
our inability to pay dividends on our Class A ordinary shares;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•
limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•
increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, as of December 7, 2020, we had no cash and deferred offering costs of $78,879. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.
Results of Operations and Known Trends or Future Events
We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.
Liquidity and Capital Resources
Our liquidity needs have been satisfied prior to the completion of this offering through payment of expenses of $25,000 by our sponsor on our behalf in exchange for the issuance of the founder shares to our sponsor and a commitment from our sponsor to loan up to $300,000 to us to cover our expenses in connection with this offering. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of $1,120,000, underwriting commissions of $1,600,000, or $1,840,000 if the underwriters’ over-allotment option is exercised in full (excluding deferred underwriting commissions of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the private placement warrants for a purchase price of $4,280,000 (or $4,520,000 if the underwriters’ over-allotment option is exercised in full) will be $81,560,000 (or $93,560,000 if the underwriters’ over-allotment option is exercised in full). $80,000,000 (or $92,000,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes the deferred underwriting commissions described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining $1,560,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1,120,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,120,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less taxes payable and deferred underwriting commissions), and the proceeds from the sale of the Forward Purchase Units to complete our initial business combination. We may withdraw interest income (if any) to pay income taxes, if any. We expect the interest income earned on the amount in the trust account (if any) will be sufficient to pay our income taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
Prior to the completion of our initial business combination, we will have available to us the $1,560,000 of proceeds held outside the trust account, as well as certain funds from loans from our sponsor, members of our management team or any of their affiliates. We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to the completion of our initial business combination, other than funds available from loans from our sponsor, members of our management team or any of their affiliates. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to the completion of our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2,000,000 of such loans may be convertible into warrants of the post-business combination company at a price of $0.90 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, members of our management team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
We expect our primary liquidity requirements during that period to include approximately $650,000 for legal, accounting, due diligence, travel and other expenses in connection with any business combinations; $200,000 for legal and accounting fees related to regulatory reporting obligations; $240,000 for administrative and support services; $58,000 for Nasdaq continued listing fees; $100,000 for consulting, travel, and miscellaneous expenses incurred during our search for our business combination target; $100,000 for reserve for liquidation; and $212,000 for general working capital that will be used for miscellaneous expenses and reserves.
These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.
Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we have not consummated our initial business combination within 24 months from the closing of this offering because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account.
Related Party Transactions
In December 2020, our sponsor purchased an aggregate of 2,323,000 founder shares for the payment of expenses of $25,000 on our behalf. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the issued and outstanding ordinary shares of the company upon the completion of this offering. The per-share purchase price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued.
Up to 303,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. Our sponsor does not intend to purchase any units in this offering.

We will enter into an Administrative Services Agreement pursuant to which we will also pay an affiliate of our sponsor a total of $10,000 per month for office space, administrative and support services. However, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue interest and be due and payable no later than the date of the consummation of our initial business combination. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
Our sponsor, officers and directors or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers, directors or our or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
Prior to the commencement of this offering, our sponsor agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of December 7, 2020, there were $34,947 outstanding under such promissory notes. These loans are non-interest bearing, unsecured and are due at the earlier of June 30, 2021 and the closing of this offering. These loans will be repaid upon completion of this offering out of the $1,120,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account.
In addition, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor, an affiliate of our sponsor or our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2,000,000 of such loans may be convertible into warrants at a price of $0.90 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor. The terms of such loans by our sponsor, an affiliate of our sponsor or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our business combination, we do not expect to seek loans from parties other than our sponsor, an affiliate of our sponsor or our officers and directors, if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
Our sponsor and Maxim, the representative of the underwriters for this offering, have committed to purchase an aggregate of 4,755,556 private placement warrants (or 5,022,222 private placement warrants if the underwriters’ over-allotment option is exercised in full) at a price of $0.90 per warrant (3,555,556 private placement warrants to our sponsor (or 3,642,222 warrants if the over-allotment option is exercised in full) and 1,200,000 private placement warrants to Maxim (or 1,380,000 warrants if the over-allotment option is exercised in full)) for an aggregate purchase price of $4,280,000 or $4,520,000 if the underwriters’ over-allotment option is exercised in full, each exercisable to purchase one Class A ordinary share at a price of $11.50 per share, in a private placement that will occur simultaneously with the closing of this offering. Our sponsor and Maxim will be permitted to transfer the private placement warrants held by them to certain permitted transferees, including our and Maxim’s officers and directors and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the sponsor. Otherwise, the warrants will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination. The private placement warrants will be non-redeemable so long as they are held by our sponsor, Maxim or their permitted transferees. The private placement warrants may also be exercised by the sponsor, Maxim and their permitted transferees for cash or on a cashless basis. In addition, for as long as the private placement warrants are held by Maxim or its designees or affiliates, they will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period. If we do not consummate an initial business combination within 24 months from the closing of this offering, the proceeds from the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless.
We will enter into a Forward Purchase Agreement with the Forward Purchasers, pursuant to which the Forward Purchasers will agree to purchase an aggregate of up to $16,000,000 of Forward Purchase Units, which will have a purchase price of $10.00 per unit and consist of one Class A ordinary share and one-third of one warrant per Forward Purchase Unit. The purchase of the Forward Purchase Units will take place in one or more private placements in such amounts and at such time or times as the Forward Purchasers determine but no later than simultaneously with the closing of our initial business combination. The Forward Purchasers have no obligation to purchase the Forward Purchase Units unless proceeds from sale of the Forward Purchase Units are necessary to enable us to complete our initial business combination. In that event, the Forward Purchasers’ obligation to purchase the Forward Purchase Units is limited to the purchase amount necessary to provide us with sufficient funds to consummate our initial business combination and to pay related fees and expenses, after first applying amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity financing source obtained by us for such purpose at or prior to the consummation of our initial business combination, plus any additional amounts mutually agreed by us and the target company to be retained by the post-business combination company for working capital or other purposes. In the event less than the full amount of the Forward Purchase Units is purchased, the Forward Purchasers will participate in the forward purchase proportionally. In addition, to the extent that the Forward Purchasers offer a bridge loan or any other form of financing to a target company in connection with a proposed initial business combination between us and that target company, the Forward Purchasers’ forward purchase obligation shall be reduced by the amount of such loan or other financing. The Forward Purchasers’ obligation to purchase the Forward Purchase Units may not be transferred to any other parties.
The proceeds of purchases of Forward Purchase Units will not be deposited in the trust account. The Forward Purchase Shares will have no right to receive our Distributable Medicus Redeemable Warrants, no redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated certificate of incorporation and will have no rights to liquidating distributions from our trust account in the event that we fail to complete our initial business combination within the prescribed time frame. The Forward Purchase Warrants will have no right to vote on amendments to the warrant agreement prior to our initial business combination, except with respect to certain provisions relating solely to the transfer of the Forward Purchase Securities. The Forward Purchase Securities, as long as they are held by the Forward Purchasers or their permitted transferees, will be subject to certain transfer restrictions and have certain registration rights. In all other respects, the terms of the Forward Purchase Shares and Forward Purchase Warrants, respectively, will be identical to the terms of the Class A ordinary shares and the Redeemable Warrants included in the units being issued in this offering.
Concurrently with this offering, we will enter into a registration rights agreement with our sponsor, Maxim and the Forward Purchasers, pursuant to which we will be required to use commercially reasonable efforts to file a registration statement within 15 business days of our initial business combination, and use our best efforts to cause such registration statement to be declared effective within 60 business days following our initial business combination, providing for the resale, under Rule 415 of the Securities Act, of (i) the private placement warrants, (iii) the shares issuable upon the exercise of the private placement warrants, (iv) the Forward Purchase Securities, (v) the Class A ordinary shares issuable upon conversion of founder shares and (vi) any other shares or warrants of the company that the parties to the registration rights agreement have purchased on the open market, subject to certain conditions as provided in the registration rights agreement. The parties to the registration rights agreement, and their permitted transferees, and holders of warrants upon conversion of working capital loans, if any, will be entitled to make up to three demands that we register the foregoing securities, and will have certain “piggyback rights” with respect to other registration statements filed by the company. The post-combination business will bear the cost of registering these securities. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”

Controls and Procedures
We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement on internal control over financial reporting. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.
Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of our internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:
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staffing for financial, accounting and external reporting areas, including segregation of duties;

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reconciliation of accounts;

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proper recording of expenses and liabilities in the period to which they relate;

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evidence of internal review and approval of accounting transactions;

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documentation of processes, assumptions and conclusions underlying significant estimates; and

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documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.
Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.
Quantitative and Qualitative Disclosures about Market Risk
The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.
Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
As of December 7, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

JOBS Act
The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS
Introduction
We are a newly organized blank check company incorporated in November 2020 as a Cayman Islands exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.
While we may pursue an initial business combination opportunity in any industry or geographical location, we intend to capitalize on our management team’s background and experience to identify promising opportunities in the medical technology sector.
In addition, we believe our ability to complete our initial business combination will be enhanced by having two investment funds affiliated with our sponsor that have agreed to purchase an aggregate of up to $16,000,000 of Forward Purchase Units, which purchase will take place in one or more private placements in such amounts and at such time or times as the Forward Purchasers determine but no later than simultaneously with the closing of our initial business combination unless the purchase of the Forward Purchase Units is not required to complete the initial business combination.
Our Sponsor and Competitive Advantages
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Combined Expertise and Resources of Two Healthcare-Focused Institutional Investors.   Unlike most other healthcare-focused blank check companies, our sponsor is an affiliate of two healthcare-focused investment firms rather than just one. Specifically, our sponsor is an affiliate of Altium Capital Management, LP, an alternative asset manager focused on the healthcare industry, and Sio Capital Management, LLC, a global equity market neutral healthcare hedge fund. Altium and Sio manage in the aggregate over $500 million in investment assets. We believe this will enable us to leverage the significant healthcare investment acumen and experience of two distinct investment firms. Altium’s team is comprised of 16 individuals, a majority of whom have medical or advanced scientific training or education and/or investment management, analysis or banking experience, all of which enable a deeply differentiated approach to research, idea generation, and deal execution. Sio’s team is comprised of seven individuals, dedicated to analyzing healthcare securities. Sio’s research personnel collectively have over 50 years of experience investing in healthcare companies. Across the team, Sio’s personnel have training in medicine, pharmacology, chemistry and research, as well as in business, finance and investing. The team has had healthcare as its exclusive area of focus, looking across all geographies, sectors and market caps, including both public and private companies, to remain informed about industry trends, company dynamics and operating environments.

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Focus on Medical Technology.   Although we may pursue a business combination in any industry, we intend to focus our efforts on targets within the medical technology subsector of the healthcare industry. We believe many of the other healthcare blank check companies currently in the market are focused on potential business combinations in the biotechnology or life sciences subsectors rather than medical technology.

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Deep Experience in Evaluating the Business, Scientific, Clinical, Regulatory and Financial Merits of Potential Targets.   We believe that our management team, coupled with our team of strategic advisors, will enable us to conduct first-class, comprehensive financial analyses of potential targets for our initial business combination. Altium and Sio were founded, and are currently led, by Dr. Jacob Gottlieb and Dr. Michael Castor, respectively, both of whom are medical doctors by training who have built their respective teams on the foundation of implementing rigorous scientific, business and financial due diligence in making investment decisions. Our team of strategic advisors also include Dr. Joseph Gulfo, the former Chairman and CEO of a Nasdaq-listed medical technology company, who is a medical doctor by background and who successfully obtained FDA pre-market approval of a medical device used by dermatologists as well as Victor Gezunterman, a dedicated investment specialist with over 16 years of experience investing in, researching and analyzing companies in the medical technology sector.
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Extensive Relationships.   Within the health care industry, Altium and Sio as well as members of our Board of Directors have broad relationships with clinicians, scientists, researchers, entrepreneurs, private owners, venture capital and private equity investors, bankers and other key players in the healthcare industry. We believe, because Altium and Sio are affiliates of our sponsor, we will have invaluable access to our sponsor’s and our Board members’ networks in the healthcare industry, which will allow us to identify potential targets whose risk/reward profiles are asymmetrically skewed to the upside. We believe the well-roundedness of our team, strengthened by its strong ties across industry, academia and banking platforms, will enhance our ability to source viable prospective target businesses in the medical technology sector, capitalize them, and ensure their public-market readiness.

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Significant Healthcare Investment and Transaction Execution Experience.   Our management team and Board, as well as our strategic advisors, include professionals with decades of experience in healthcare investment and transactional execution. Our executive management team and strategic advisors have a total of over 70 years of healthcare buy-side investing experience. Our team also includes Eric Cheng, a former senior healthcare investment banker with approximately 23 years of experience who has closed approximately 200 financings and merger and acquisition transactions representing over $13 billion in aggregate value. Additionally, one of our Board members, Christopher Kaster, has over 16 years of venture capital experience in the medical technology sector, including establishing and managing the venture capital business of Boston Scientific Corporation where he invested over $500 million across 45 private medical technology companies.

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Demonstrated Healthcare Operating Experience.   Our Board of Directors and team of advisors include Mr. Kaster, a highly experienced medical technology venture capital investor who has acted as a board member or board observer for over 30 companies, Dr. Gulfo, a seasoned healthcare operating executive who has served as President and/or Chief Executive Officer of two healthcare companies where he was also responsible for obtaining FDA approvals for a medical device and a therapeutic drug, Dr. Ross Levine, who serves on the Supervisory Board of Qiagen and was a member of the Scientific Advisory Board of Loxo Oncology which was acquired by Eli Lilly for approximately $8 billion in 2019, and Dr. Ken Berkovitz, who is Senior Vice President of Ascension and Ministry Market Executive of Ascension Michigan, where he is responsible for 16 hospitals. We believe the combined experience of our team will position us well to not only successfully execute a business combination within the prescribed time frame, but also ensure that the post-merger public company will be optimally prepared for the public markets and the execution of its business plan.

Our Executive Officers, Directors and Director Nominees
Jacob Gottlieb, M.D. has served as our Executive Chairman since our inception in November 2020. Dr. Gottlieb is the Managing Partner and Chief Investment Officer of Altium Capital Management, LP, a healthcare-focused alternative asset manager and affiliate of our sponsor, a role he has held since he founded Altium in 2017. Prior to founding Altium, Dr. Gottlieb founded Visium Asset Management, a healthcare-focused investment firm, which was spun out from Balyasny Asset Management in 2005. Under Dr. Gottlieb’s leadership as Managing Member and Chief Investment Officer of Visium from 2005 to 2016, Visium grew to approximately $8 billion in assets under management, employing over 175 people in New York, San Francisco and London. Prior to founding Visium, from 2001 to 2005, Dr. Gottlieb was the Healthcare Portfolio Manager and Partner at Balyasny Asset Management, an investment management firm, where he built his team to over 20 investment professionals prior to spinning out to form Visium. Before joining Balyasny, he was a Portfolio Manager at Merlin BioMed, a healthcare-focused investment firm. Dr. Gottlieb started his investment career as a buy-side analyst at Sanford C. Bernstein (now AllianceBernstein), an investment firm, covering global healthcare. Dr. Gottlieb earned his B.A. from Brown University, where he graduated magna cum laude, then attended New York University Medical School where he earned his M.D. in 1997. Dr. Gottlieb obtained his Chartered Financial Analyst (CFA) charter in 2001, and his Professional Risk Manager (PRM) designation in 2010.
Michael Castor, M.D. has served as our Chief Executive Officer and Director since our inception in November 2020. Dr. Castor founded Sio Capital Management, LLC, a healthcare-focused investment firm and affiliate of our sponsor, in 2006 and has served as the portfolio manager since its inception. Before starting Sio, Dr. Castor worked at Bernstein Investment Research and Management from 2001 to 2006 as the firm’s healthcare analyst and as the healthcare sector leader. Prior to Bernstein, Dr. Castor worked in the investment banking/equity capital markets division of JP Morgan from 2000 to 2001, where he focused on biotechnology and healthcare equity offerings. Before entering finance, Dr. Castor spent three years in clinical medicine. He completed his surgery internship at Indiana University Medical Center in 1998 followed by two years of surgery and otolaryngology residency at Columbia Presbyterian Medical Center in New York. Dr. Castor earned his M.D. from The Ohio State University College of Medicine, where he graduated summa cum laude. He earned his undergraduate degree in Biomedical Engineering from Tulane University where he graduated summa cum laude with departmental honors.
Eric Cheng has served as our Chief Business Officer since our inception in November 2020. Mr. Cheng joined Altium in 2020 as a Managing Director focused on investments in the private capital markets and special situations within the healthcare sector. Prior to Altium, Mr. Cheng spent approximately 23 years as an investment banker during which time he completed approximately 200 financing and mergers and acquisitions transactions, representing over $13 billion in aggregate value. From 2017 to 2020, Mr. Cheng was Managing Director and Co-Head of Healthcare Investment Banking at Roth Capital Partners, an investment bank, where he managed the firm’s life sciences investment banking business. Prior to Roth, from 2011 to 2017, Mr. Cheng was Senior Managing Director and Head of Healthcare Investment Banking at Maxim Group, an investment bank. From 2005 to 2011, Mr. Cheng was a senior life sciences banker at BMO Capital Markets, the global investment banking subsidiary of the Bank of Montreal. Mr. Cheng also held investment banking roles at WR Hambrecht & Co. from 2002 to 2005, Deutsche Bank Securities from 2000 to 2002 and Lehman Brothers from 1997 to 2000. Mr. Cheng began his career as a public accountant at Deloitte & Touche in 1992 and earned his B.A. from the University of California at Los Angeles and his M.B.A. from Columbia Business School.
Judah Drillick has been our Chief Financial Officer since our inception in November 2020. Mr. Drillick is the Chief Financial Officer and Chief Compliance Officer of Sio, where he has led the firm’s accounting, operations, and compliance functions since 2015. Mr. Drillick has over 16 year of accounting experience at several financial firms. Prior to Sio, Mr. Drillick served as Controller for Stillwater Capital Partners from 2013 to 2015 and Controller of Cross River Bank from 2011 to 2013. Mr. Drillick served as Chief Financial Officer for B.A.F. Management from 2010 to 2011 and Controller for Terrapin Partners from 2007 to 2010. Mr. Drillick was also a Senior Auditor of Hedge Funds at accounting firms McGladrey LLP and Deloitte LLP. Mr. Drillick earned his B.S. in accounting from Touro College where he graduated summa cum laude, and is a Certified Public Accountant.
Kenneth Berkovitz, M.D., F.A.C.C., our director nominee, is Senior Vice President of Ascension, a leading non-profit Catholic health system, and Ministry Market Executive of Ascension Michigan, a position he has held since February 2020. He is responsible for all aspects of the Ascension Michigan market, including its 16 hospitals and hundreds of outpatient care sites. From 2018 to 2020, Dr. Berkovitz served as president of Ascension Medical Group — Michigan, a clinically integrated multispecialty group of over 1,200 providers serving almost 600,000 patients. Additionally, Dr. Berkovitz led all state service line activity in the areas of Cardiovascular, Neuroscience, Orthopedics, Oncology and Behavioral Health while at Ascension Medical Group — Michigan. Before joining Ascension, Dr. Berkovitz held various executive leadership positions including CEO of Cardiovascular Institute at OSF Healthcare System from 2015 to 2018 and President of the Cardiovascular Institute at Summa Health System, from 2013 to 2015. He also served as Chairman of the Department of Cardiovascular Disease and System Medical Director of the Cardiovascular Service Line at Summit Health Systems from 2004 to 2015 and 2008 to 2015, respectively. Dr. Berkovitz has also been a practicing cardiologist and is a diplomate in Interventional Cardiology, Cardiovascular Disease and Internal Medicine. He earned his M.D. from Vanderbilt University School of Medicine.
Christopher Kaster, our director nominee, is the founder and Chief Executive Officer of 33 BioMedical, Inc. and Alhambra Medical, Inc., two companies dedicated to developing peripheral vascular therapies, since 2019. The companies are both recent spinouts of a medical device accelerator that Mr. Kaster founded in 2019. Prior to this, Boston Scientific Corporation, a global developer, manufacturer and marketer of medical devices, hired Mr. Kaster to establish Boston Scientific Ventures (“BSC Ventures”), Boston Scientific’s

venture capital arm that he managed from 2012 until his departure in 2019. Under Mr. Kaster’s leadership, BSC Ventures invested in 45 companies, deploying over $500 million in capital. Notable investments included PulmonX which went public on the Nasdaq in 2020, Cryterion, a medical device company that was acquired by Boston Scientific in 2018, and Millipede which was acquired by Boston Scientific in 2018. Mr. Kaster was an active board member or board observer on over 30 portfolio companies during his tenure at BSC Ventures. He is currently a member of the board of directors of three medical device companies, including Alleviant Medical, Inc. (since 2019), 33 Biomedical, Inc. (since 2019), and Alhambra Medical, Inc. (since 2019). Prior to joining BSC, Mr. Kaster was a General Partner at MedVenture Associates, a healthcare-focused venture capital firm, from 2003 to 2012, where he helped manage a portfolio of more than 30 investments and raise two dedicated health care funds. Mr. Kaster began his career as a Medical Technology Equity Research Analyst at investment banks WR Hambrecht + Co. in 2002 and Piper Jaffray from 2000 to 2001. Mr. Kaster earned his B.A. from St. Olaf College and his M.B.A. from the University of Minnesota, Carlson School of Business.
Ross Levine, M.D., our director nominee, is a Chief of the Molecular Cancer Medicine Service, Human Oncology and Pathogenesis Program at Memorial Sloan Kettering Cancer Center, a role he has held since 2018. He is also an Attending Physician on the Leukemia Service, Department of Medicine, the Laurence Joseph Dineen Chair in Leukemia Research and a Professor of Medicine at Weill Cornell Medical College, a position he has held since 2007. Dr. Levine served as a Resident in Internal Medicine at Massachusetts General Hospital and as a Hematology-Oncology Fellow at Dana-Farber Cancer Institute. His laboratory focuses on elucidating the genetic basis of myeloid malignancies, and using this knowledge to improve outcomes for patients with these disorders. His primary research interests include the role of JAK-STAT signaling in malignant transformation and in the effects of mutations in epigenetic modifiers in clonal hematopoiesis, MPN, and AML. Moreover, as a physician scientist, his laboratory has a specific interest in translating this knowledge back to the clinic and in participating in the preclinical and clinical evaluation of targeted therapies for leukemia patients. He has been honored with the Dameshek Prize from the American Society of Hematology, a Scholar Award from the Leukemia and Lymphoma Society, the Boyer Award for Clinical Investigation from Memorial Sloan Kettering Cancer Center, and a NCI Outstanding Investigator R35 Award. In 2011, he was elected to the American Society of Clinical Investigation and in 2018 to the Association of American Physicians. Since 2016, he has served as a member of the Supervisory Board of Qiagen, and since 2019, he has served as a board member of Ajax Therapeutics, a company that he also co-founded. In addition, Dr. Levine serves on the Scientific Advisory Board of C4 Therapeutics, Isoplexis, Mana Therapeutics and was on the Scientific Advisory Board of Loxo Oncology. Dr. Levine earned his A.B. from Harvard College and a M.D. from Johns Hopkins.
Our Strategic Advisors
We intend to leverage the capabilities of certain employees of Altium and Sio as advisors to assist us with the sourcing and evaluation of potential acquisition candidates. We believe the relationships, experience and expertise of these strategic advisors will provide us with additional access and insight into potential target companies. Our advisors do not have any written advisory agreement nor any employment or compensation arrangements with us.
Joseph Gulfo, M.D., our advisor, is an Analyst at Altium, a role he has held since 2017. Dr. Gulfo has more than 25 years of experience in the biopharmaceutical and medical device industries. Dr. Gulfo served as President and Chief Executive Officer of MELA Sciences, an artificial intelligence medical diagnostics company, from 2004 to 2013 and also its chairman of the board 2011 to 2013. While at MELA Sciences, Dr. Gulfo was responsible for effecting an initial public offering and closing 11 public financings totaling approximately $160 million and obtaining FDA approval via a pre-market approval, or PMA, of MelaFind, a non-invasive instrument that aids in the detection of melanoma. As President and Chief Operating Officer of Anthra Pharmaceuticals and Chairman of its U.K. subsidiary, a role he held from 1996 to 1998, Dr. Gulfo was responsible for the FDA approval of Valstar, a chemotherapeutic drug for bladder cancer, via a new drug application, or NDA, in 1998. Dr. Gulfo was also responsible for the development of ProstaScint (Cytogen Corporation), a monoclonal antibody for prostate cancer that was approved by the FDA via a biologics license application in 1996. From 1996 to 2003, he was Chairman and Chief Executive Officer of Antigen Express, an immunotherapy and immunodiagnostics company, and led its merger. In 2012, Dr. Gulfo received the American Business Awards’ Maverick of the Year Award and was an Ernst & Young

Entrepreneur of the Year Finalist. He is the author of The Care Quotient: Transforming Business Through People and Innovation Breakdown: How the FDA and Wall Street Cripple Medical Advances. He is also the author of several papers, including The Proper Role of the FDA for the 21st Century, How Can the FDA Foster Greater Resilience in the Medical Marketplace, and Product Approvability Recommendations from FDA Advisory Committees: Inconsistently Sought, Indirectly Obtained. Dr. Gulfo’s work has been published in the Wall Street Journal, Forbes, CNBC, US News & World Report, and other national publications. He teaches graduate cancer biology at Seton Hall University. Dr. Gulfo earned his B.S. in biology from Seton Hall University, his M.D. from the University of Medicine and Dentistry of New Jersey and his M.B.A. in finance from Seton Hall University.
Victor Gezunterman, our advisor, is a Portfolio Manager at Altium, a role he has held since October 2020. Mr. Gezunterman has over 16 years of experience investing in, researching, and analyzing healthcare companies. Prior to joining Altium, he was responsible for medical technology investing at Broadfin Capital, a healthcare-focused investment firm, as a Senior Analyst from 2017 to 2020. He started his buy-side career at SAC Capital’s Sigma division in 2010, serving as a Senior Analyst until 2013. Prior to joining the buy-side, Mr. Gezunterman worked in sell-side equity research at Morgan Stanley from 2006 to 2009 and Thomas Weisel Partners (now Stifel) from 2003 to 2006, where he covered medical technology and diagnostic companies. Mr. Gezunterman started his career at Boston Biomedical Consultants, a management consulting firm, in 1997. Mr. Gezunterman earned his B.A. in Economics from Brandeis University and his M.B.A. from the University of Chicago.
Eric Song, Ph.D., our advisor, has been a Research Analyst at Sio since 2019. Prior to joining Sio, from 2017 to 2018, Eric worked as a sell-side equity research associate covering biotechnology at Raymond James, an investment bank. Prior to Raymond James, he was a graduate research assistant at the Miller School of Medicine at the University of Miami from 2009 to 2016. Dr. Song earned his Ph.D. in Molecular and Cellular Pharmacology from the University of Miami in 2014 and his B.S. in Clinical Pharmacy from Shenyang Pharmaceutical University.
Industry Opportunity
While we may acquire a business in any industry, our focus will be on the healthcare industry in the United States and other developed countries, and particularly on the medical technology sector and medical devices in particular. Globally, spending on healthcare continues to rise and totaled $7.8 trillion in 2017, according to the World Health Organization. The Center for Medicare and Medicaid Services, or CMS, reported that total U.S. national health expenditures reached $3.6 trillion in 2018, or $11,172 per person, and accounted for approximately 17.7% of total U.S. Gross Domestic Product. CMS projects that U.S. national health expenditures will reach $6.2 trillion by 2028. We believe the healthcare industry, particularly the medical technology sector, represents an enormous and growing target market with a large number of potential target acquisition opportunities. According to Wolters Kluwer, medical device industry sales are estimated to have been $475 billion in the U.S. alone in 2019 and expected to increase to $595 billion by 2024, representing a compound annual growth rate of 5.6%. Improvements in wireless technology, further miniaturization of devices and increased computing power are all contributing to the speed of innovation within the medical technology sector.
The medical technology sector includes medical devices which range from simple low tech devices to highly complicated, technology reliant devices such as programmable pacemakers, highly precise imaging systems, and surgical implants as well as devices with integrated medical software solutions. We see particular opportunities in technologies that help address the myriad of diseases and disorders associated with the aging population in the U.S. and globally.
According to data derived from CapitalIQ, since the beginning of 2015, there have been 29 initial public offerings, or IPOs, on U.S. stock exchanges of medical technology companies, compared to 284 IPOs of biopharmaceutical companies. We believe the dearth of IPOs in the medical technology sector compared to the biopharmaceutical sector creates a robust universe of potential private medical technology company targets for our initial business combination. We believe many of these target companies are motivated to pursue an alternative path to the public markets given that they have had limited access to the traditional IPO market.

Acquisition Strategy
We believe our management team is well positioned to identify unique opportunities in our target sectors, particularly in medical technology. We intend to leverage our extensive relationships with senior executives and Board members of private and public companies, venture capital and growth equity funds and key opinion leaders, as well as investment banking firms, which we believe should provide us with a key competitive advantage in sourcing potential business combination targets. Given our profile and dedicated industry approach, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, venture capital and private equity funds and large business enterprises seeking to divest non-core assets or divisions and from particular investors in other private and public companies in our networks. We also believe that the collective reputation, experience and track record of Altium and Sio in making investments in the healthcare space will make us a preferred partner for these potential targets.
Consistent with our strategy, we have identified the following general criteria to evaluate prospective target businesses. We may, however, decide to enter into our initial business combination with a target business that does not meet these criteria. We intend to seek to acquire companies that we believe:
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have a product offering or product pipeline based on highly differentiated, patent-protected or disruptive technologies;

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have products or technologies with a high probability of clinical success, regulatory approval and commercial adoption, if not already at the commercial stage;

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have a scientific or other competitive advantage in the markets in which they operate and which can benefit from access to additional capital as well as our industry relationships and expertise;

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have the support of key opinion leaders in the relevant fields in which the companies compete;

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exhibit attractive long-term growth prospects with sustainable high gross margins;

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exhibit unrecognized value or other characteristics that we believe have been misevaluated by the market based on our rigorous analysis and scientific and business due diligence review;

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are ready to become a publicly-held company, with strong management, corporate governance and reporting procedures in place;

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will likely be well received by public investors and are expected to have good access to the public capital markets; and

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will offer attractive risk-adjusted equity returns for our shareholders.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.
Initial Business Combination
Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm which is a member of FINRA, or an independent valuation or accounting firm with respect to the satisfaction of such criteria. We are not required to obtain such an opinion in any other context. Our shareholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion. While we consider it unlikely that our board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the board is less familiar or experienced with the target company’s business, if there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets test, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our shareholders.
We anticipate structuring our initial business combination so that the post-business combination company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-business combination company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to the completion of our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.
We will enter into a Forward Purchase Agreement with funds affiliated with Altium and Sio, pursuant to which the Forward Purchasers will agree to purchase an aggregate of up to $16,000,000 of Forward Purchase Units, which will have a purchase price of $10.00 per unit and consist of one Class A ordinary share and one-third of one warrant per Forward Purchase Unit. The purchase of the Forward Purchase Units will take place in one or more private placements in such amounts and at such time or times as the Forward Purchasers determine but no later than simultaneously with the closing of our initial business combination. The Forward Purchasers have no obligation to purchase the Forward Purchase Units unless proceeds from sale of the Forward Purchase Units are necessary to enable us to complete our initial business combination. In that event, the Forward Purchasers’ obligation to purchase the Forward Purchase Units is limited to the purchase amount necessary to provide us with sufficient funds to consummate our initial business combination and to pay related fees and expenses, after first applying amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity financing source obtained by us for such purpose at or prior to the consummation of our initial business combination, plus any additional amounts mutually agreed by us and the target company to be retained by the post-business combination company for working capital or other purposes. In the event less than the full amount of the Forward Purchase Units is purchased, the Forward Purchasers will participate in the forward purchase proportionally. In addition, to the extent that the Forward Purchasers offer a bridge loan or any other form of financing to a target company in connection with a proposed initial business combination between us and that target company, the Forward Purchasers’ forward purchase obligation shall be reduced by the amount of such loan or other financing. The Forward Purchasers’ obligation to purchase the Forward Purchase Units may not be transferred to any other parties.
The proceeds of any sales of Forward Purchase Units will not be deposited in the trust account. The Forward Purchase Shares will not have any right to receive Distributable Medicus Redeemable Warrants, will not have any redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated memorandum and articles of association, and will not be entitled to liquidating distributions from the trust account if we fail to complete our initial business combination within the prescribed time frame. The Forward Purchase Warrants will have no right to vote on amendments to the warrant agreement prior to our initial business combination, except with respect to certain provisions relating solely to restrictions on the transfer of the Forward Purchase Securities. The Forward Purchase Securities will be subject to certain transfer restrictions and have certain registration rights, as long as such Forward Purchase Securities are held by the Forward Purchasers, directors or their permitted transferees. The Forward Purchase Shares, to the extent issued prior to the record date for a shareholder vote on our initial business combination or any other matter, will have the right to vote on such matter with all other outstanding ordinary shares.
Except as described above, the terms of the Forward Purchase Shares and Forward Purchase Warrants, respectively, will be identical to the terms of the Class A ordinary shares and the Redeemable Warrants included in the units being issued in this offering.
Other Considerations
We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Altium and Sio are continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company.
We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with Altium, Sio or our sponsor or any of our officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with Altium, Sio, our sponsor or any of our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or accounting firm that such initial business combination or transaction is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.
Affiliates of Altium and Sio and members of our board of directors will directly or indirectly own founder shares and private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers or directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.
Our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.
In addition, certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary and contractual duties to other entities, including without limitation, any future special purpose acquisition companies we expect they may be involved in, investment funds, accounts, co-investment vehicles and other entities managed by affiliates of Altium and Sio and certain companies in which Altium, Sio or such entities have invested. As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which such person has then-current fiduciary or contractual obligations (including, without limitation, any future special purpose acquisition companies we expect they may be involved in, any Altium or Sio funds or other investment vehicles), then such person will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these funds or investment entities decide to pursue any such opportunity, we may be precluded from pursuing that opportunity. In addition, investment ideas generated within or presented to Altium, Sio or our sponsor may be suitable for both us and a current or future Altium or Sio fund, portfolio company or other investment entity and, subject to applicable fiduciary duties, will first be directed to such fund, portfolio company or other entity before being directed, if at all, to us. None of Altium, Sio, our sponsor or any members of our board of directors who are also employed by Altium, Sio or their affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware solely in their capacities as officers or executives of Altium or Sio.
However, we do not expect these duties to materially affect our ability to complete our initial business combination.
In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. In particular, in the future we expect certain of our officers and directors may be officers and/or directors of other future special purpose acquisition companies. Moreover, our officers and directors have, and will have in the future, time and attention requirements for current and future investment funds, accounts, co-investment vehicles and other entities managed by Altium and Sio. To the extent any conflict of interest arises between, on the one hand, us and, on the other hand, investments funds, accounts, co-investment vehicles and other entities managed by Altium and Sio (including, without limitation, arising as a result of certain of our officers and directors being required to offer acquisition opportunities to such investment funds, accounts, co-investment vehicles and other entities), Altium, Sio and their affiliates will resolve such conflicts of interest in their sole discretion in accordance with their then existing fiduciary, contractual and other duties and there can be no assurance that such conflict of interest will be resolved in our favor. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the other hand, and us, on the other.
Status as a Public Company
We believe our structure will make us an attractive business combination partner to target businesses. As a public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. Following an initial business combination, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. A target business can further benefit by augmenting its profile among potential new customers and vendors and aid in attracting talented employees. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares, stock or other equity interests in the target business for our Class A ordinary shares (or shares of a new holding company) or for a combination of our Class A ordinary shares and cash, allowing us to tailor the consideration to the specific needs of the sellers.
Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more expeditious and cost-effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses and market and other uncertainties in the initial public offering process, including underwriting discounts and commissions, marketing and road show efforts that may not be present to the same extent in connection with an initial business combination with us.
Furthermore, once a proposed initial business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Following an initial business combination, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek shareholder approval of any proposed initial business combination, negatively.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th and (2) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the prior June 30, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the prior June 30.
Financial Position
As a result of this offering, sale of the private placement warrants and the forward purchase, we expect to have funds available for a business combination initially in the amount of up to $95,560,000 after payment of the estimated expenses of this offering, the underwriting commissions and $2,000,000 of deferred underwriting fees (or up to $107,260,000 after payment of the estimated expenses of this offering, the underwriting commissions and $2,300,000 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), in each case before the payment of fees and expenses associated with our initial business combination. We believe that we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.
Effecting Our Initial Business Combination
General
We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering, the private placement of the private placement warrants and the Forward Purchase Units, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to additional forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.
If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may use the balance of the cash released to us from the trust account following the closing for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
In addition to the Forward Purchase Units, we may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. In addition, we intend to target businesses with enterprise values that are greater than what we could acquire with the net proceeds of this offering and the sale of the private placement warrants, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our initial business combination. In the case of an initial business combination funded with assets other than the trust account assets, our proxy materials or tender offer documents disclosing the initial business combination would disclose the terms of the financing and, only if required by law, we would seek shareholder approval of such financing. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. At this time, other than the Forward Purchase Agreement, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise. None of our sponsor, officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. Our amended and restated memorandum and articles of association provide that, following this offering and prior to the consummation of our initial business combination, we will be prohibited from issuing additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering or (y) amend the foregoing provisions, unless (in connection with any such amendment to our amended and restated memorandum and articles of association) we offer our public shareholders the opportunity to redeem their public shares.
Sources of Target Businesses
We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers and investment professionals. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us by calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as our sponsor and its affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as through attending trade shows, conferences or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our officers and directors and our sponsor and their respective industry and business contacts as well as their affiliates. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee, advisory fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which our sponsor or officers are affiliated, be paid any finder’s fee, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation by the company prior to, or in connection with any services rendered for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). Although none of our sponsor, executive officers or directors, or any of their respective affiliates, will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective business combination target in connection with a contemplated initial business combination, we do not have a policy that prohibits our sponsor, executive officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. Some of our officers and directors may enter into employment or consulting agreements with the post-transaction company following our initial business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an initial business combination candidate.
We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with Altium, Sio, our sponsor or any of our officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with Altium, Sio, our sponsor or any of our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or accounting firm that such initial business combination or transaction is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including any future special purpose acquisition companies we expect they may be involved in and entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which such person has then-current fiduciary or contractual obligations, such person will honor such person’s fiduciary or contractual obligations to present such business combination opportunity to such entity. See “Management — Conflicts of Interest.”
Evaluation of a Target Business and Structuring of Our Initial Business Combination
In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction.
The time required to identify and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. The company will not pay any consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

Lack of Business Diversification
For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:
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subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

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cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team
Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.
We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.
Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Shareholders May Not Have the Ability to Approve Our Initial Business Combination
We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by applicable law or stock exchange rule, or we may decide to seek shareholder approval for business or other reasons.
Under Nasdaq’s listing rules, shareholder approval would be required for our initial business combination if, for example:
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we issue (other than in a public offering for cash) ordinary shares that will either (a) be equal to or in excess of 20% of the number of ordinary shares then issued and outstanding or (b) have voting power equal to or in excess of 20% of the voting power then issued and outstanding;

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any of our directors, officers or substantial shareholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in outstanding ordinary shares or voting power of 5% or more; or

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the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The Companies Law and Cayman Islands law do not currently require, and we are not aware of any other applicable law that will require, shareholder approval of our initial business combination.
The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by law will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to:
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the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

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the expected cost of holding a shareholder vote;

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the risk that the shareholders would fail to approve the proposed business combination;

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other time and budget constraints of the company; and

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additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to shareholders.

Permitted Purchases of Our Securities
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, executive officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In addition, the Forward Purchasers may exercise their right under the Forward Purchase Agreement to acquire the Forward Purchase Securities prior to or simultaneously with our initial business combination. None of the funds in the trust account will be used to purchase public shares or warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.
In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.
The purpose of any such transactions could be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination, (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met or (iii) reduce the number of public warrants outstanding or vote such warrants or any matter submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of Class A ordinary shares) following our mailing of tender offer or proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the general meeting related to our initial business combination. Our sponsor, executive officers, directors, advisors or their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.
Our sponsor, officers, directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect any such purchases would be reported by such person pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. We will adopt an insider trading policy which will require insiders to: (1) refrain from purchasing securities during certain blackout periods and when they are in possession of any material non-public information; and (2) clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.
Redemption Rights for Shareholders upon Completion of Our Initial Business Combination
We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by deferred underwriting commissions we will pay to the underwriters. The redemption rights may include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Further, we will not proceed with redeeming our public shares, even if a public shareholder has properly elected to redeem its shares, if a business combination does not close. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination.
Issuance of Distributable Medicus Redeemable Warrants to Holders of Class A Ordinary Shares Not Electing Redemption
Our amended and restated memorandum and articles of association provides that an aggregate of 1,777,778 Distributable Medicus Redeemable Warrants will be issued, at the Medicus Distribution Time, on a pro-rata basis only to holders of record of our Class A ordinary shares issued in this offering that are outstanding after we redeem any Class A ordinary shares that the holders thereof have elected to redeem in connection with our initial business combination (the “Initial Business Combination Redemption Time”). The Medicus Distribution Time will be immediately after the Initial Business Combination Redemption Time and immediately prior to the closing of our initial business combination.
Each such remaining Class A ordinary share issued in this offering will be issued that number of Distributable Medicus Redeemable Warrants calculated as the aggregate number of Distributable Medicus Redeemable Warrants (1,777,778 such warrants) divided by the aggregate number of then-outstanding Class A ordinary shares (after we have redeemed Class A ordinary shares that the holders thereof have elected to redeem in connection with our initial business combination). The minimum number of Distributable Medicus Redeemable Warrants that with respect to each Class A ordinary share that is not redeemed is two-ninths of a warrant, assuming no holders of Class A ordinary shares elect to redeem any of their shares. Public shareholders who elect to redeem their Class A ordinary shares will not receive any Distributable Medicus Redeemable Warrants in respect of such redeemed Class A ordinary shares. The contingent right to receive the Distributable Medicus Redeemable Warrants will remain attached to our Class A ordinary shares, will not be separately transferable, assignable or salable, and will not be evidenced by any form of certificate or instrument.
Our Distributable Medicus Redeemable Warrants are otherwise identical to our Outstanding Redeemable Warrants, including with respect to exercise price, exercisability and exercise period. No fractional Distributable Medicus Redeemable Warrants will be issued, no cash will be paid in lieu of fractional Distributable Medicus Redeemable Warrants and only whole Distributable Medicus Redeemable Warrants will trade. The Distributable Medicus Redeemable Warrants will be fungible with our Outstanding Redeemable Warrants and we expect that they will become tradable on the first trading day following their distribution, under the same stock symbol as the Outstanding Redeemable Warrants.
No Distributable Medicus Redeemable Warrants will be issued in respect of the Forward Purchase Shares.
Manner of Conducting Redemptions
We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement or whether we were deemed to be a foreign private issuer (which would require a tender offer rather than seeking shareholder approval under SEC rules). Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange rule or we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.
The requirement that we provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed above will be contained in provisions of our amended and restated memorandum and articles of association and will apply whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq. Such provisions may be amended if approved by a special resolution of our shareholders as a matter of Cayman Islands law, meaning the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company.
If we provide our public shareholders with the opportunity to redeem their public shares in connection with a general meeting, we will:
•
conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•
file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.
If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon, who vote at a general meeting. A quorum for such meeting will consist of the holders present in person or by proxy of shares of the company representing a majority of the voting power of all the issued and outstanding shares of the company entitled to vote at such meeting. Our initial shareholders, officers and directors will count towards this quorum. In such case, our sponsor and each member of our management team have agreed to vote their founder shares and public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 3,030,001, or approximately 37.9% (assuming all issued and outstanding shares are voted, no Forward Purchase Securities are issued and the underwriters’ over-allotment option is not exercised), or 505,001, or approximately 6.3% (assuming only the minimum number of shares representing a quorum are voted, no Forward Purchase Securities are issued and the underwriters’ over-allotment option is not exercised), of the 8,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all. In addition, our sponsor and our management team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares.
If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated memorandum and articles of association:
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conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•
file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase Class A ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.
Limitation on Redemptions
Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. However, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares, without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our management team at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.
However, we will not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.
Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights
Public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” will be required to either tender their certificates (if any) to our transfer agent prior to the date set forth in the proxy solicitation or tender offer materials, as applicable, mailed to such holders, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/ Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the initially scheduled vote to approve the business combination. The proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate the applicable delivery requirements, which may include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the initially scheduled vote on the proposal to approve the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short period in which to exercise redemption rights, it is advisable for shareholders to use electronic delivery of their public shares.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise such person’s redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for such shareholder to deliver such shareholder’s certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which such person could monitor the price of the company’s shares in the market. If the price rose above the redemption price, such person could sell such person’s shares in the open market before actually delivering such person’s shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming shareholder’s election to redeem is irrevocable once the business combination is approved.
Any request to redeem such shares, once made, may be withdrawn at any time up to two business days prior to the initially scheduled vote on the proposal to approve the business combination, unless otherwise agreed to by us. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.
If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.
If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 24 months from the closing of this offering.
Redemption of Public Shares and Liquidation If No Initial Business Combination
Our amended and restated memorandum and articles of association provide that we will have only 24 months from the closing of this offering to consummate an initial business combination. If we do not consummate an initial business combination within 24 months from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate an initial business combination within 24 months from the closing of this offering.
Our sponsor and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering).

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our public shares at such time. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any executive officer, director or director nominee, or any other person.
We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,560,000 of proceeds held outside the trust account plus up to $100,000 of funds from the trust account available to us to pay dissolution expenses, although we cannot assure you that there will be sufficient funds for such purpose.
If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.
Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. The underwriters will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Our sponsor may not be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.
We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,560,000 from the proceeds of this offering and the sale of the private placement warrants with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors; however such liability will not be greater than the amount of funds from our trust account received by any such shareholder. In the event that our offering expenses exceed our estimate of $1,120,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount.
Conversely, in the event that the offering expenses are less than our estimate of $1,120,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
If we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.00 per public share to our public shareholders. Additionally, if we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.”
As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not consummate an initial business combination within 24 months from the closing of this offering, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, and (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within 24 months from the closing of this offering, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.
Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and If We Fail to Complete Our Initial Business Combination.
The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we do not consummate an initial business combination within 24 months from the closing of this offering.
	REDEMPTIONS IN CONNECTION WITH OUR INITIAL BUSINESS COMBINATION	OTHER PERMITTED PURCHASES OF PUBLIC SHARES BY OUR AFFILIATES	REDEMPTIONS IF WE FAIL TO COMPLETE AN INITIAL BUSINESS COMBINATION
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of	If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. There is no limit to the prices that our sponsor, directors, officers, advisors or their affiliates may pay in these transactions. If they engage in such transactions, they will be	If we do not consummate an initial business combination within 24 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per share), including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay

	REDEMPTIONS IN CONNECTION WITH OUR INITIAL BUSINESS COMBINATION	OTHER PERMITTED PURCHASES OF PUBLIC SHARES BY OUR AFFILIATES	REDEMPTIONS IF WE FAIL TO COMPLETE AN INITIAL BUSINESS COMBINATION
	two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.	dissolution expenses) divided by the number of then outstanding public shares.
Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and taxes payable.	If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our sponsor, who will be our only remaining shareholder after such redemptions.
Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419
The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.
	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
Escrow of offering proceeds	$80,000,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $70,560,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	$80,000,000 of the net proceeds of this offering and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds	Interest income (if any) on proceeds from the trust account to be paid to shareholders is reduced by (i) any income taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest income on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.
Limitation on fair value or net assets of target business	Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units are expected to begin trading on or promptly after the date of this prospectus. The Class A	No trading of the units or the underlying Class A ordinary shares and warrants would be permitted

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING

ordinary shares and Outstanding Redeemable Warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Maxim informs us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option. At the time that the Class A ordinary shares and Outstanding Redeemable Warrants comprising the units begin separate trading, holders will hold the separate securities and no longer hold units (without any action needing to be taken by the holders), and the units will no longer trade or be listed on Nasdaq.
We expect that the Distributable Medicus Redeemable Warrants will become tradable on the first trading day following the distribution thereof. The Distributable Medicus Redeemable Warrants will be fully fungible with our Outstanding Redeemable Warrants and will trade under the same stock symbol.
until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the Redeemable Warrants	The Redeemable Warrants cannot be exercised until the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the

TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by applicable law or stock exchange rule to hold a shareholder vote. If we are not required by applicable law or stock exchange rule and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon who vote at a general meeting. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. A quorum for such general meeting will consist of the holders present in person or by	opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if such person elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
proxy of shares of the company representing a majority of the voting power of all issued and outstanding shares of the company entitled to vote at such meeting.
Business combination deadline	If we do not consummate an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income taxes, if any, until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering, subject to applicable law and (iii) the redemption of our	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination and the failure to effect a business combination within the allotted time.

TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. Based on current interest rates, we expect that interest income earned on the trust account (if any) will be sufficient to pay our income taxes.
Competition
In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, venture capital funds, public companies and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who properly exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.
Facilities
We currently maintain our executive offices at 152 West 57th Street, Floor 20, New York, NY 10019. Our telephone number is (212) 259-8400. The cost for our use of this space is included in the $10,000 per month fee we will pay to our sponsor for office space, administrative and support services. We consider our current office space adequate for our current operations.
Employees
We currently have four executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information
We have registered our units, Class A ordinary shares and Redeemable Warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.
We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation or tender offer materials, as applicable, sent to shareholders. These financial statements may be required to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within 24 months from the closing of this offering. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.
We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement on internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Prior to the date of this prospectus, we filed a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

Management
Officers, Directors and Director Nominees
Our officers, directors and director nominees are as follows:
Name	Age	Position
Jacob Gottlieb, M.D.	49	Executive Chairman
Michael Castor, M.D.	49	Chief Executive Officer & Director
Eric Cheng	51	Chief Business Officer
Judah Drillick	44	Chief Financial Officer
Kenneth Berkovitz, M.D., F.A.C.C.	46	Director nominee
Christopher Kaster	49	Director nominee
Ross Levine, M.D.	48	Director nominee
Jacob Gottlieb, M.D. has served as our Executive Chairman since our inception in November 2020. Dr. Gottlieb is the Managing Partner and Chief Investment Officer of Altium Capital Management, LP, a healthcare-focused alternative asset manager and affiliate of our sponsor, a role he has held since he founded Altium in 2017. Prior to founding Altium, Dr. Gottlieb founded Visium Asset Management, a healthcare-focused investment firm, which was spun out from Balyasny Asset Management in 2005. Under Dr. Gottlieb’s leadership as Managing Member and Chief Investment Officer of Visium from 2005 to 2016, Visium grew to approximately $8 billion in assets under management, employing over 175 people in New York, San Francisco and London. Prior to founding Visium, from 2001 to 2005, Dr. Gottlieb was the Healthcare Portfolio Manager and Partner at Balyasny Asset Management, an investment management firm, where he built his team to over 20 investment professionals prior to spinning out to form Visium. Before joining Balyasny, he was a Portfolio Manager at Merlin BioMed, a healthcare-focused investment firm. Dr. Gottlieb started his investment career as a buy-side analyst at Sanford C. Bernstein (now AllianceBernstein), an investment firm, covering global healthcare. Dr. Gottlieb earned his B.A. from Brown University, where he graduated magna cum laude, then attended New York University Medical School where he earned his M.D. in 1997. Dr. Gottlieb obtained his Chartered Financial Analyst (CFA) charter in 2001, and his Professional Risk Manager (PRM) designation in 2010. We believe Dr. Gottlieb is well-qualified to serve as a member of our board of directors due to his experience in asset management, and his contacts and relationships.
Michael Castor, M.D. has served as our Chief Executive Officer and Director since our inception in November 2020. Dr. Castor founded Sio Capital Management, LLC, a healthcare-focused investment firm and affiliate of our sponsor, in 2006 and has served as the portfolio manager since its inception. Before starting Sio, Dr. Castor worked at Bernstein Investment Research and Management from 2001 to 2006 as the firm’s healthcare analyst and as the healthcare sector leader. Prior to Bernstein, Dr. Castor worked in the investment banking/equity capital markets division of JP Morgan from 2000 to 2001, where he focused on biotechnology and healthcare equity offerings. Before entering finance, Dr. Castor spent three years in clinical medicine. He completed his surgery internship at Indiana University Medical Center in 1998 followed by two years of surgery and otolaryngology residency at Columbia Presbyterian Medical Center in New York. Dr. Castor earned his M.D. from The Ohio State University College of Medicine, where he graduated summa cum laude. He earned his undergraduate degree in Biomedical Engineering from Tulane University where he graduated summa cum laude with departmental honors. We believe Dr. Castor is well-qualified to serve as a member of our board of directors due to his experience in asset management, and his contacts and relationships.
Eric Cheng has served as our Chief Business Officer since our inception in November 2020. Mr. Cheng joined Altium in 2020 as a Managing Director focused on investments in the private capital markets and special situations within the healthcare sector. Prior to Altium, Mr. Cheng spent approximately 23 years as an investment banker during which time he completed approximately 200 financing and mergers and acquisitions transactions, representing over $13 billion in aggregate value. From 2017 to 2020, Mr. Cheng was Managing Director and Co-Head of Healthcare Investment Banking at Roth Capital Partners, an investment bank, where he managed the firm’s life sciences investment banking business. Prior to Roth, from 2011 to 2017, Mr. Cheng was Senior Managing Director and Head of Healthcare Investment Banking at

Maxim, an investment bank. From 2005 to 2011, Mr. Cheng was a senior life sciences banker at BMO Capital Markets, the global investment banking subsidiary of the Bank of Montreal. Mr. Cheng also held investment banking roles at WR Hambrecht & Co. from 2002 to 2005, Deutsche Bank Securities from 2000 to 2002 and Lehman Brothers from 1997 to 2000. Mr. Cheng began his career as a public accountant at Deloitte & Touche in 1992 and earned his B.A. from the University of California at Los Angeles and his M.B.A. from Columbia Business School.
Judah Drillick has been our Chief Financial Officer since our inception in November 2020. Mr. Drillick is the Chief Financial Officer and Chief Compliance Officer of Sio, where he has led the firm’s accounting, operations, and compliance functions at Sio since 2015. Mr. Drillick has over 16 year of accounting experience at several financial firms. Prior to Sio, Mr. Drillick served as Controller for Stillwater Capital Partners from 2013 to 2015 and Controller of Cross River Bank from 2011 to 2013. Mr. Drillick served as Chief Financial Officer for B.A.F. Management from 2010 to 2011 and Controller for Terrapin Partners from 2007 to 2010. Mr. Drillick was also a Senior Auditor of Hedge Funds at accounting firms McGladrey LLP and Deloitte LLP. Mr. Drillick earned his B.S. in accounting from Touro College where he graduated summa cum laude, and is a Certified Public Accountant.
Kenneth Berkovitz, M.D., F.A.C.C., will serve as a director following the completion of this offering. Dr. Berkovitz is Senior Vice President of Ascension, a leading non-profit Catholic health system, and Ministry Market Executive of Ascension Michigan, a position he has held since February 2020. He is responsible for all aspects of the Ascension Michigan market, including its 16 hospitals and hundreds of outpatient care sites. From 2018 to 2020, Dr. Berkovitz served as president of Ascension Medical Group — Michigan, a clinically integrated multispecialty group of over 1,200 providers serving almost 600,000 patients. Additionally, Dr. Berkovitz led all state service line activity in the areas of Cardiovascular, Neuroscience, Orthopedics, Oncology and Behavioral Health while at Ascension Medical Group — Michigan. Before joining Ascension, Dr. Berkovitz held various executive leadership positions including CEO of Cardiovascular Institute at OSF Healthcare System from 2015 to 2018 and President of the Cardiovascular Institute at Summa Health System, from 2013 to 2015. He also served as Chairman of the Department of Cardiovascular Disease and System Medical Director of the Cardiovascular Service Line at Summit Health Systems from 2004 to 2015 and 2008 to 2015, respectively. Dr. Berkovitz has also been a practicing cardiologist and is a diplomate in Interventional Cardiology, Cardiovascular Disease and Internal Medicine. He earned his M.D. from Vanderbilt University School of Medicine. We believe Dr. Berkovitz is well-qualified to serve as a member of our board of directors due to his extensive experience in, and substantial understanding of, the healthcare industry and as well as his leadership positions in the sector.
Christopher Kaster will serve as a director following the completion of this offering. Mr. Kaster is the founder and Chief Executive Officer of 33 BioMedical, Inc. and Alhambra Medical, Inc., two companies dedicated to developing peripheral vascular therapies, since 2019. The companies are both recent spinouts of a medical device accelerator that Mr. Kaster founded in 2019. Prior to this, Boston Scientific Corporation, a global developer, manufacturer and marketer of medical devices, hired Mr. Kaster to establish Boston Scientific Ventures (“BSC Ventures”), Boston Scientific’s venture capital arm that he managed from 2012 until his departure in 2019. Under Mr. Kaster’s leadership, BSC Ventures invested in 45 companies, deploying over $500 million in capital. Notable investments included PulmonX which went public on the Nasdaq in 2020, Cryterion, a medical device company that was acquired by Boston Scientific in 2018, and Millipede which was acquired by Boston Scientific in 2018. Mr. Kaster was an active board member or board observer on over 30 portfolio companies during his tenure at BSC Ventures. He is currently a member of the board of directors of three medical device companies, including Alleviant Medical, Inc. (since 2019), 33 Biomedical, Inc. (since 2019), and Alhambra Medical, Inc. (since 2019). Prior to joining BSC, Mr. Kaster was a General Partner at MedVenture Associates, a healthcare-focused venture capital firm, from 2003 to 2012, where he helped manage a portfolio of more than 30 investments and raise two dedicated health care funds. Mr. Kaster began his career as a Medical Technology Equity Research Analyst at investment banks WR Hambrecht + Co. in 2002 and Piper Jaffray from 2000 to 2001. Mr. Kaster earned his B.A. from St. Olaf College and his M.B.A. from the University of Minnesota, Carlson School of Business. We believe Mr. Kaster is well-qualified to serve as a member of our board of directors due to his experience managing and investing in medical technology companies, board experience, and his contacts and relationships.
Ross Levine, M.D. will serve as a director following the completion of this offering. Dr. Levine is a Chief of the Molecular Cancer Medicine Service, Human Oncology and Pathogenesis Program at Memorial Sloan

Kettering Cancer Center, a role he has held since 2018. He is also an Attending Physician on the Leukemia Service, Department of Medicine, the Laurence Joseph Dineen Chair in Leukemia Research and a Professor of Medicine at Weill Cornell Medical College, a position he has held since 2007. Dr. Levine served as a Resident in Internal Medicine at Massachusetts General Hospital and as a Hematology-Oncology Fellow at Dana-Farber Cancer Institute. His laboratory focuses on elucidating the genetic basis of myeloid malignancies, and using this knowledge to improve outcomes for patients with these disorders. His primary research interests include the role of JAK-STAT signaling in malignant transformation and in the effects of mutations in epigenetic modifiers in clonal hematopoiesis, MPN, and AML. Moreover, as a physician scientist, his laboratory has a specific interest in translating this knowledge back to the clinic and in participating in the preclinical and clinical evaluation of targeted therapies for leukemia patients. He has been honored with the Dameshek Prize from the American Society of Hematology, a Scholar Award from the Leukemia and Lymphoma Society, the Boyer Award for Clinical Investigation from Memorial Sloan Kettering Cancer Center, and a NCI Outstanding Investigator R35 Award. In 2011, he was elected to the American Society of Clinical Investigation and in 2018 to the Association of American Physicians. Since 2016, he has served as a member of the Supervisory Board of Qiagen, and since 2019, he has served as a board member of Ajax Therapeutics, a company that he also co-founded. In addition, Dr. Levine serves on the Scientific Advisory Board of C4 Therapeutics, Isoplexis, Mana Therapeutics and was on the Scientific Advisory Board of Loxo Oncology. Dr. Levine earned his A.B. from Harvard College and a M.D. from Johns Hopkins. We believe Dr. Levine is well-qualified to serve as a member of our board of directors due to his public company board experience, and his contacts and relationships.
Strategic Advisors
We intend to leverage certain employees of Altium and Sio as advisors to assist us with the sourcing and evaluation of potential acquisition candidates. We believe the relationships, experience and expertise of these strategic advisors will provide us with additional access and insight into potential target companies. Our advisors do not have any written advisory agreement nor any employment or compensation arrangements with us.
Joseph Gulfo, M.D., our advisor, is an Analyst at Altium, a role he has held since 2017. Dr. Gulfo has more than 25 years of experience in the biopharmaceutical and medical device industries. Dr. Gulfo served as President and Chief Executive Officer of MELA Sciences, an artificial intelligence medical diagnostics company, from 2004 to 2013 and also its chairman of the board 2011 to 2013. While at MELA Sciences, Dr. Gulfo was responsible for effecting an initial public offering and closing 11 public financings totaling approximately $160 million and obtaining FDA approval via a pre-market approval, or PMA, of MelaFind, a non-invasive instrument that aids in the detection of melanoma. As President and Chief Operating Officer of Anthra Pharmaceuticals and Chairman of its U.K. subsidiary, a role he held from 1996 to 1998, Dr. Gulfo was responsible for the FDA approval of Valstar, a chemotherapeutic drug for bladder cancer, via a new drug application, or NDA, in 1998. Dr. Gulfo was also responsible for the development of ProstaScint (Cytogen Corporation), a monoclonal antibody for prostate cancer that was approved by the FDA via a biologics license application in 1996. From 1996 to 2003, he was Chairman and Chief Executive Officer of Antigen Express, an immunotherapy and immunodiagnostics company, and led its merger. In 2012, Dr. Gulfo received the American Business Awards’ Maverick of the Year Award and was an Ernst & Young Entrepreneur of the Year Finalist. He is the author of The Care Quotient: Transforming Business Through People and Innovation Breakdown: How the FDA and Wall Street Cripple Medical Advances. He is also the author of several papers, including The Proper Role of the FDA for the 21st Century, How Can the FDA Foster Greater Resilience in the Medical Marketplace, and Product Approvability Recommendations from FDA Advisory Committees: Inconsistently Sought, Indirectly Obtained. Dr. Gulfo’s work has been published in the Wall Street Journal, Forbes, CNBC, US News & World Report, and other national publications. He teaches graduate cancer biology at Seton Hall University. Dr. Gulfo earned his B.S. in biology from Seton Hall University, his M.D. from the University of Medicine and Dentistry of New Jersey and his M.B.A. in finance from Seton Hall University.
Victor Gezunterman, our advisor, is a Portfolio Manager at Altium, a role he has held since October 2020. Mr. Gezunterman has over 16 years of experience investing in, researching, and analyzing healthcare companies. Prior to joining Altium, he was responsible for medtech investing at Broadfin Capital, a healthcare-focused investment firm, as a Senior Analyst from 2017 to 2020. He started his buy-side career at

SAC Capital’s Sigma division in 2010, serving as a Senior Analyst until 2013. Prior to joining the buy-side, Mr. Gezunterman worked in sell-side equity research at Morgan Stanley from 2006 to 2009 and Thomas Weisel Partners (now Stifel) from 2003 to 2006, where he covered medical technology and diagnostic companies. Mr. Gezunterman started his career at Boston Biomedical Consultants, a management consulting firm, in 1997. Mr. Gezunterman earned his B.A. in Economics from Brandeis University and his M.B.A. from the University of Chicago.
Eric Song, Ph.D., our advisor, is a Research Analyst at Sio since 2019. Prior to joining Sio, from 2017 to 2018, Eric worked as a sell-side equity research associate covering biotechnology at Raymond James, an investment bank. Prior to Raymond James, he was a graduate research assistant at the Miller School of Medicine at the University of Miami from 2009 to 2016. Dr. Song earned his Ph.D. in Molecular and Cellular Pharmacology from the University of Miami in 2014 and his B.S. in Clinical Pharmacy from Shenyang Pharmaceutical University.
Number and Terms of Office of Officers and Directors
Upon consummation of this offering, our board of directors will have five members, three of whom will be deemed “independent” under SEC and Nasdaq rules. We may not hold an annual general meeting until after we consummate our initial business combination.
Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason.
Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provide that our officers may consist of one or more chairman of the board, chief executive officer, chief financial officer, chief business officer, president, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.
Director Independence
Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship with the company which in the opinion of the company’s board of directors, could interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have “independent directors” as defined in Nasdaq’s listing standards and applicable SEC rules. Our board of directors has determined that Mr. Kaster, Dr. Levine, and Dr. Berkovitz will be “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present. Any business combination must be approved by a majority of the board, including a majority of the independent directors.
Executive Officer and Director Compensation
Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we will reimburse our sponsor for office space, secretarial and administrative services provided to us in the amount of $10,000 per month. However, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue interest and be due and payable no later than the date of the consummation of our initial business combination. In addition, our sponsor, executive officers and directors or any of our or their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, executive officers or directors, or any of our or their respective affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or any of our or their respective affiliates, prior to completion of our initial business combination.
After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.
Committees of the Board of Directors
Our board of directors will have two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors. Each committee operates under a charter that has been approved by our board and has the composition and responsibilities described below.
Audit Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Applicable rules of the Nasdaq require a listed company’s audit committee to be comprised of three independent directors within one year of listing. Kenneth Berkovitz, Christopher Kaster and Ross Levine will serve as members of our audit committee. Mr. Kaster will serve as the chairman of the audit committee. Each member of the audit committee will meet the financial literacy requirements of Nasdaq and our board of directors has determined that Mr. Kaster will qualify as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.
The audit committee’s duties, which will be specified in a charter to be adopted by us, include, but are not limited to:
•
meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

•
monitoring the independence of the independent registered public accounting firm;

•
verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•
inquiring and discussing with management our compliance with applicable laws and regulations;

•
pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed, and establishing pre-approval policies and procedures;

•
appointing or replacing the independent registered public accounting firm;

•
determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•
monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering;

•
obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•
reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction;

•
reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with

•
regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities;

•
reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•
approving reimbursement of expenses incurred by our management team in identifying potential target businesses; and

•
reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Compensation Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of our board of directors. The members of our compensation committee will be Kenneth Berkovitz, Christopher Kaster and Ross Levine, and Dr. Berkovitz will serve as chairman of the compensation committee.
We will adopt a compensation committee charter, which details the principal functions of the compensation committee, including:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•
reviewing and approving the compensation of all of our other Section 16 executive officers;

•
reviewing our executive compensation policies and plans;

•
implementing and administering our incentive compensation equity-based remuneration plans;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•
producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Director Nominations
We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Mr. Kaster, Dr. Levine, and Dr. Berkovitz. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.
The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Code of Ethics
Prior to the consummation of this offering, we will adopt a Code of Ethics applicable to our directors, officers and employees. A copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.
Conflicts of Interest
Altium and Sio may manage multiple investment vehicles and raise additional funds and/or successor funds in the future, which may be during the period in which we are seeking our initial business combination. These Altium or Sio investment entities may be seeking acquisition opportunities and related financing at any time. We may compete with any one or more of them on any given acquisition opportunity.
Our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.
Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which such person has then-current fiduciary or contractual obligations, such person will honor such person’s fiduciary or contractual obligations to present such business combination opportunity to such entity and only present it to us if such entity rejects the opportunity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.
Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties, contractual obligations or other material management relationships:
Individual(1)	Entity(2)	Entity’s Business	Affiliation
Jacob Gottlieb, M.D.	Altium Capital Management, LP	Investment advisor	Managing Partner and Chief Investment Officer
Michael Castor, M.D.	Sio Capital Management, LLC	Investment advisor	Managing Member
Eric Cheng	Altium Capital Management, LP	Investment advisor	Managing Director
Judah Drillick	Sio Capital Management, LLC	Investment advisor	Chief Financial Officer and Chief Compliance Officer
Kenneth Berkovitz, M.D., F.A.C.C.	Ascension	Healthcare organization	President
Christopher Kaster	Alleviant Medical, Inc. 33 BioMedical, Inc. Alhambra Medical, Inc.	Medical devices Medical devices Medical devices	Director Chief Executive Officer and Director Chief Executive Officer and Director
Ross Levine, M.D.	Ajax Therapeutics, Inc. Qiagen N.V.	Biotechnology Life sciences tools and diagnostics	Director Supervisory Director

(1)
Such person is a director of the indicated entity and/or its portfolio companies, and may be obligated to show acquisitions to such entity or entities before we may pursue such acquisitions.

(2)
Each of the entities listed in this table has priority and preference relative to us with respect to the performance by each individual listed in this table of his obligations and the presentation by each such individual of business opportunities.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.
Our sponsor subscribed for founder shares prior to the date of this prospectus and will purchase private placement warrants in a transaction that will close simultaneously with the closing of this offering. Our sponsor and our management team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. Additionally, our sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to complete our initial business combination within the required time period. If we do not complete our initial business combination within the required time period, the private placement warrants will expire worthless. Except as described herein, our sponsor and our management team have agreed not to transfer, assign or sell any of their founder shares until the earliest of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. With certain limited exceptions, the private placement warrants and the Class A ordinary shares underlying such warrants will not be transferable until 30 days following the completion of our initial business combination. Because each of our executive officers and director nominees will own ordinary shares or warrants directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.
Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with Altium, Sio or our sponsor or any of our officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with Altium, Sio, our sponsor or any of our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or accounting firm that such initial business combination or transaction is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by us any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination. Further, commencing on the date our securities are first listed on Nasdaq, we will also reimburse our sponsor for office space, secretarial and administrative services provided to us in the amount of $10,000 per month. However, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue interest and be due and payable no later than the date of the consummation of our initial business combination.
We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.
Any business combination must be approved by a majority of the board, including a majority of the independent directors. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon, who vote at a general meeting. A quorum for such meeting will consist of the holders present in person or by proxy of shares of the company representing a majority of the voting power of all issued and outstanding shares of the company entitled to vote at such meeting. Our initial shareholders, officers and directors will count towards this quorum. In such case, our sponsor and each member of our management team have agreed to vote their founder shares and public shares purchased during or after this offering in favor of our initial business combination.
Limitation on Liability and Indemnification of Officers and Directors
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
Except with respect to any public shares they may acquire in this offering or thereafter (in the event we do not consummate an initial business combination), our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account, and not to seek recourse against the trust account for any reason whatsoever, including with respect to such indemnification.
These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL SHAREHOLDERS
The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares offered by this prospectus, and assuming no purchase of units in this offering, by:
•
each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•
each of our executive officers, directors and director nominees that beneficially owns ordinary shares; and

•
all our executive officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants or the Forward Purchase Warrants as these warrants are not exercisable within 60 days of the date of this prospectus.
The post-offering percentages in the following table assume that the underwriters do not exercise their over-allotment option, the Forward Purchase Units are purchased by the Forward Purchasers and that there are 12,100,000 ordinary shares issued and outstanding after this offering.
The Forward Purchasers have agreed to purchase up to 1,600,000 Forward Purchase Units and may purchase such amount, in part or in whole, at any time prior to or simultaneously with the consummation of our initial business combination. For the purpose of the table below, our Forward Purchasers will be deemed to have purchased all the 1,600,000 Forward Purchase Units and beneficially own the Forward Purchase Shares underlying such  units following the offering.
	Prior to the Offering(2)		Following the Offering
Name and Address of Beneficial Owner(1)	Number of shares	Percentage of outstanding shares	Number of shares	Percentage of outstanding shares
Jacob Gottlieb, M.D.(3)	2,323,000	100%	2,420,000	20%
Michael Castor, M.D.(3)	2,323,000	100%	2,420,000	20%
Eric Cheng(3)	—	—	—	—
Judah Drillick(3)	—	—	—	—
Kenneth Berkovitz, M.D., F.A.C.C.(3)	—	—	—	—
Christopher Kaster(3)	—	—	—	—
Ross Levine, M.D.(3)	—	—	—	—
All directors, director nominees and officers as a group (seven persons)	2,323,000	100%	2,420,000	20%
Greater than 5% Beneficial Owners
Medicus Sciences Holdings LLC(4)	2,323,000	100%	2,420,000	20%
Altium MSAC, LLC(5)	—	—	800,000	6.6%
Structure Alpha LLC.(6)	—	—	800,000	6.6%

(1)
Unless otherwise noted, the business address of each of the persons and entities listed above is 152 West 57th Street, Floor 20, New York, NY 10019.

(2)
Interests shown consist solely of founder shares, classified as Class B ordinary shares. Such shares will automatically convert into Class A ordinary shares at the time of our initial business combination or earlier at the option of the holders thereof as described in the section entitled “Description of Securities.” Includes an aggregate of 303,000 founder shares subject to forfeiture to the extent that the overallotment option is not exercised by the underwriters.

(3)
Does not include any shares indirectly owned by this individual as a result of the individual’s membership interest in our sponsor. Each of these individuals disclaims beneficial ownership of any shares except to the extent of their pecuniary interest therein.
(4)
Shares are held directly by our sponsor, Medicus Sciences Holdings LLC, a limited liability company. The managing members of our sponsor are Altium MSAC, LLC and Structure Alpha LLC. Altium MSAC, LLC is a subsidiary of Altium Growth Fund, LP which is managed by Altium. Jacob Gottlieb and Mark Gottlieb are managing members of Altium. Structure Alpha LLC is managed by Sio, its investment manager, which is controlled by Michael Castor, Accordingly, each of Jacob Gottlieb, Mark Gottlieb and Michael Castor may be deemed to have beneficial ownership of the shares held by our sponsor.

(5)
Pursuant to a Forward Purchase Agreement, and subject to the limitations described elsewhere in this prospectus, Altium MSAC, LLC has agreed to purchase up to 800,000 Forward Purchase Units, with each unit comprised of one Class A ordinary share and one-third of one warrant to purchase one Class A ordinary share at $11.50 per share. Altium MSAC, LLC is a subsidiary of Altium Growth Fund, LP which is managed by Altium. Jacob Gottlieb and Mark Gottlieb are managing members of Altium. Accordingly, each of Jacob Gottlieb and Mark Gottlieb may be deemed to have beneficial ownership of the shares held by Altium MSAC, LLC.

(6)
Pursuant to a Forward Purchase Agreement, and subject to the limitations described elsewhere in this prospectus, Structure Alpha LLC has agreed to purchase up to 800,000 Forward Purchase Units, with each unit comprised of one Class A ordinary share and one-third of one warrant to purchase one Class A ordinary share at $11.50 per share. Structure Alpha LLC is managed by Sio, its investment manager, which is managed controlled by Michael Castor. Accordingly, Michael Castor may be deemed to have beneficial ownership of the shares held by Structure Alpha LLC.

On December 7, 2020, we issued to our sponsor 2,323,000 founder shares (of which, 303,000 were subject to forfeiture if the underwriters do not exercise their over-allotment option) in exchange for $25,000 of expenses paid by our sponsor on our behalf, or approximately $0.01 per share. Immediately after this offering, our initial shareholders will beneficially own approximately 20% of the then issued and outstanding ordinary shares (assuming they do not purchase any units in this offering) and will have the right to appoint all of our directors prior to the completion of our initial business combination. Holders of our public shares will not have the right to appoint any directors to our board of directors prior to the completion of our initial business combination. Because of this ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions including our initial business combination.
Our sponsor and our management team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. Further, our sponsor and each member of our management team have agreed to vote their founder shares and public shares purchased during or after this offering in favor of our initial business combination.
Our sponsor is deemed to be our “promoter” as such term is defined under the federal securities laws.

Transfers of Founder Shares and Private Placement Warrants
The founder shares, private placement warrants and any Class A ordinary shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the agreement entered into by our sponsor and management team. Our sponsor and our management team have agreed not to transfer, assign or sell (i) any of their founder shares until the earliest of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of our initial business combination. The foregoing restrictions are not applicable to transfers (a) to our or Maxim’s officers or directors, any affiliates or family members of any of our or Maxim’s officers or directors, any members or partners of our sponsor, Maxim or their affiliates, any affiliates of our sponsor or Maxim or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the founder shares, private placement warrants or Class A ordinary shares, as applicable, were originally purchased; (f) by virtue of our sponsor’s or Maxim’s organizational documents upon liquidation or dissolution of our sponsor or Maxim; (g) to the company for no value for cancellation in connection with the consummation of our initial business combination; (h) in the event of our liquidation prior to the completion of our initial business combination; or (i) in the event of our completion of a liquidation, merger, share exchange or other similar transaction which results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement. Additionally, for so long as the private placement warrants and the underlying ordinary shares are held by Maxim or its designees or affiliates, they are subject to compliance in all regards with FINRA Rule 5110.
Restrictions on Transfers of Forward Purchase Securities
The Forward Purchase Securities are subject to transfer restrictions pursuant to lock-up provisions as set forth in the Forward Purchase Agreement. Those lock-up provisions provide that such securities are not transferable or salable until the completion of our initial business combination, except (a) to any affiliate transferee or (b) in the event of our liquidation prior to the completion of our initial business combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions, and the other restrictions contained in the applicable purchase agreement and by the same agreements entered into by the Forward Purchases with respect to such securities.
The Forward Purchase Shares and Forward Purchase Warrants comprising the Forward Purchase Units shall not be separately transferable until the completion of the initial business combination.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
On December 7, 2020, we issued 2,323,000 founder shares to our sponsor in exchange for $25,000 of expenses paid by our sponsor on our behalf, or approximately $0.01 per share. Such shares will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the issued and outstanding ordinary shares upon completion of this offering. Up to 303,000 founder shares held by our sponsor are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The founder shares (including the Class A ordinary shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
Our sponsor and Maxim, the representative of the underwriters for this offering, have committed, pursuant to a written agreement, to purchase an aggregate of 4,755,556 private placement warrants (or 5,022,222 private placement warrants if the over-allotment option is exercised in full) for a purchase price of $0.90 per warrant (3,555,556 private placement warrants to our sponsor (or 3,642,222 warrants if the over-allotment option is exercised in full) and 1,200,000 private placement warrants to Maxim (or 1,380,000 warrants if the over-allotment option is exercised in full), for an aggregate purchase price of $4,280,000 or $4,520,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Our sponsor and Maxim will be permitted to transfer the private placement warrants held by them to certain permitted transferees, including our and Maxim’s officers and directors and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the sponsor and Maxim. Otherwise, the warrants will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination. The private placement warrants will be non-redeemable so long as they are held by our sponsor, Maxim or their permitted transferees. The private placement warrants may also be exercised by the sponsor, Maxim and their permitted transferees for cash or on a cashless basis. In addition, for as long as the private placement warrants are held by Maxim or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period. If we do not consummate an initial business combination within 24 months from the closing of this offering, the proceeds from the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless.
As more fully discussed in the section of this prospectus entitled “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which such person has then-current fiduciary or contractual obligations, such person will honor such person’s fiduciary or contractual obligations to present such opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.
We currently maintain our executive offices at 152 W. 57th Street, 20th Floor, New York, NY 10019. The cost for our use of this space is included in the $10,000 per month fee we will pay to our sponsor for office space, administrative and support services, commencing on the date that our securities are first listed on Nasdaq. However, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue interest and be due and payable no later than the date of the consummation of our initial business combination. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
No compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, officers and directors, or any of our or their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers, directors or our or their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
Our sponsor may loan us funds to be used for a portion of the expenses of this offering. These loans would be non-interest bearing, unsecured and are due at the earlier of June 30, 2021 and the closing of this offering. The loan will be repaid upon the closing of this offering out of the estimated $1,120,000 of offering proceeds that has been allocated to the payment of offering expenses and that is not held in the trust account.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2,000,000 of such loans may be convertible into warrants at a price of $0.90 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, members of our management team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
We will enter into a registration and shareholder rights agreement pursuant to which our initial shareholders, and their permitted transferees, if any, will be entitled to certain registration rights with respect to the private placement warrants, the securities issuable upon conversion of working capital loans (if any) and the Class A ordinary shares issuable upon exercise of the foregoing and upon conversion of the founder shares.
Policy for Approval of Related Party Transactions
Prior to the consummation of this offering, we will adopt our Code of Ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board of directors) or as disclosed in our public filings with the SEC. Under our Code of Ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the Code of Ethics that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus forms a part.
In addition, the audit committee of our board of directors will adopt a charter, providing for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the company has already committed to, the business purpose of the transaction, and the benefits of the transaction to the company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers, or directors, or our or any of their affiliates.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DESCRIPTION OF SECURITIES
We are a Cayman Islands exempted company and our affairs will be governed by our amended and restated memorandum and articles of association, the Companies Law and the common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association which will be adopted prior to the consummation of this offering, we will be authorized to issue 200,000,000 Class A ordinary shares and 20,000,000 Class B ordinary shares, as well as 1,000,000 preference shares, $0.0001 par value each. The following description summarizes certain terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.
Units
Each unit has an offering price of $10.00 and consists of one whole Class A ordinary share and one-ninth of one redeemable warrant, which we refer to as the “Outstanding Redeemable Warrants,” and the contingent right to receive the issuance of at least two-ninths of one additional Redeemable Warrant, which we refer to as the “Distributable Medicus Redeemable Warrants” (and collectively with the Outstanding Redeemable Warrants, our “Redeemable Warrants”) at the Medicus Distribution Time.
The Class A ordinary shares and Outstanding Redeemable Warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless the Representative informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below, and having issued a press release announcing when such separate trading will begin. At the time that the Class A ordinary shares and Outstanding Redeemable Warrants comprising the units begin separate trading, holders will hold the separate securities and no longer hold units (without any action needing to be taken by the holders), and the units will no longer trade.
The contingent right to receive Distributable Medicus Redeemable Warrants will remain attached to the Class A ordinary shares sold in this offering, will not be separately transferable, assignable or salable, and will not be evidenced by any form of certificate or instrument. Once our Distributable Medicus Redeemable Warrants are issued, such warrants will be fungible with our Outstanding Redeemable Warrants. The Distributable Medicus Redeemable Warrants are expected to be eligible for trading on the day that they are issued, and will be fully fungible with, and trade under the same stock symbol, as our Outstanding Redeemable Warrants.
In no event will the Class A ordinary shares and Outstanding Redeemable Warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus.
Ordinary Shares
Prior to the date of this prospectus, there were 2,323,000 Class B ordinary shares issued and outstanding, all of which were held of record by our initial shareholders, so that our initial shareholders will own approximately 20% of our issued and outstanding ordinary shares (assuming our initial shareholders do not purchase any units in this offering and including Class A ordinary shares issuable to Maxim at the closing of this offering) after this offering. Upon the closing of this offering, 10,100,000 of our ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option) including:
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8,000,000 Class A ordinary shares underlying the units issued as part of this offering;

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2,020,000 Class B ordinary shares held by our initial shareholders; and

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80,000 Class A ordinary shares held by Maxim

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law. Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Law or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds of our ordinary shares that are voted, and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company.
Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can appoint all of the directors. Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. The provisions of our amended and restated memorandum and articles of association governing the appointment or removal of directors prior to our initial business combination may only be amended by a special resolution passed by holders representing at least two-thirds of our outstanding Class B ordinary shares.
Because our amended and restated memorandum and articles of association authorize the issuance of up to 200,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.
In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. As an exempted company, there is no requirement under the Companies Law for us to hold annual or extraordinary general meetings to appoint directors. We may not hold an annual meeting of shareholders to appoint new directors prior to the consummation of our initial business combination.
We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights may include the requirement that a beneficial owner must identify itself in order to valid redeem its shares.
Our sponsor and our management team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares.
Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by applicable law or stock exchange rule and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. If we conduct redemptions by means of a tender offer, the tender offer documents will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by applicable law or stock exchange rule, or we decide to obtain shareholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination unless restricted by applicable Nasdaq rules. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Our amended and restated memorandum and articles of association require that at least five days’ notice will be given of any general meeting.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. However, we will not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.
Any business combination must be approved by a majority of the board, including a majority of the independent directors. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon, who vote at a general meeting. A quorum for such meeting will consist of the holders present in person or by proxy of shares of the company representing a majority of the voting power of all issued and outstanding shares of the company entitled to vote at such meeting.
Our initial shareholders, officers and directors will count towards this quorum. In such case, our sponsor and each member of our management team have agreed to vote their founder shares and public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 3,030,001, or approximately 37.9% (assuming all issued and outstanding shares are voted, no Forward Purchase Securities are issued and the underwriters’ over-allotment option is not exercised), or 505,001, or approximately 6.3% (assuming only the minimum number of shares representing a quorum are voted, no Forward Purchase Securities are issued and the underwriters’ over-allotment option is not exercised), of the 8,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted, no Forward Purchase Securities are issued and the over-allotment option is not exercised). The other members of our management team are subject to the same arrangements with respect to any public shares acquired by them in or after this offering.
If the Forward Purchasers elect to purchase any Forward Purchase Units prior to our initial business combination, they will have the ability to vote their Forward Purchase Shares on any matter submitted to our shareholders for approval. If the Forward Purchasers were to vote as recommended by us on a matter submitted to our shareholders for their approval (although they are under no obligation to do so), this would substantially increase the likelihood that any such matter would receive the requisite shareholder approval. For example, if the Forward Purchasers acquired the total 1,600,000 Forward Purchase Units prior to the record date for a shareholder vote on our initial business combination and were to vote their Forward Purchase Shares in favor of such transaction, in addition to the voting power of such Forward Purchase Shares and the founder shares held by our sponsor (taking into account additional founder shares issued to our sponsor as a result of the anti-dilution adjustments from the issuance of Forward Purchase Units), we would need only 2,030,001, or approximately 25.4%, of the 8,000,000 Class A ordinary shares issued in this offering to be voted in favor of a transaction for it to be approved.
These quorum and voting thresholds, our ability to consummate the sale of the Forward Purchase Units prior to a shareholder vote, and the ability of the Forward Purchase Shares to participate in such vote and the voting agreements contained in the letter agreement may make it more likely that we will consummate our initial business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all.
Pursuant to our amended and restated memorandum and articles of association, if we do not consummate an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case of clause (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our sponsor and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering).
In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.
Founder Shares
The founder shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that:
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the founder shares are subject to certain transfer restrictions, as described in more detail below;

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our sponsor and our management team have entered into an agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares and public shares they hold, (ii) to waive their redemption rights with respect to any founder shares and any public shares purchased during or after this offering in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering);
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the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our amended and restated memorandum and articles of association; and

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the founder shares are entitled to registration rights.

Any business combination must be approved by a majority of the board, including a majority of the independent directors. If we submit our initial business combination to our public shareholders for a vote, our sponsor and our management team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon, who vote at a general meeting. A quorum for such meeting will consist of the holders present in person or by proxy of shares of the company representing a majority of the voting power of all issued and outstanding shares of the company entitled to vote at such meeting. In such case, our sponsor and each member of our management team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 3,030,001, or approximately 37.9% (assuming all issued and outstanding shares are voted, no Forward Purchase Securities are issued and the underwriters’ over-allotment option is not exercised), or 505,001, or approximately 6.3% (assuming only the minimum number of shares representing a quorum are voted, no Forward Purchase Securities are issued and the underwriters’ over-allotment option is not exercised), of the 8,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved;
The founder shares will automatically convert into Class A ordinary shares on the first business day following the consummation of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of this offering, plus (ii) the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the company in connection with or in relation to the consummation of the initial business combination (including the Forward Purchase Shares), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor, members of our management team or any of their affiliates upon conversion of working capital loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.
Except as described herein, our sponsor and our management team have agreed not to transfer, assign or sell any of their founder shares until the earliest of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor and management team with respect to any founder shares, private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof. We refer to such transfer restrictions throughout this prospectus as the lock-up.
Prior to the completion of our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by holders representing at least two-thirds of our outstanding Class B ordinary shares. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.
Register of Members
Under Cayman Islands law, we must keep a register of members and there will be entered therein:
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the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of shares of each member;

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whether voting rights are attached to the share in issue;

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the date on which the name of any person was entered on the register as a member; and

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the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.
Preference Shares
Our amended and restated memorandum and articles of association authorize 1,000,000 preference shares and will provide that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.
We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. If we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Contingent Right
We refer to the right attached to each Class A ordinary share sold in this offering to be issued Distributable Medicus Redeemable Warrants as a contingent right. Whether any Distributable Medicus Redeemable Warrants are issued in respect of a Class A ordinary share is contingent upon such Class A ordinary share not being redeemed in connection with our initial business combination, and the number of Distributable Medicus Redeemable Warrants to be issued in respect of each unredeemed Class A ordinary share upon such issuance is contingent upon the aggregate number of Class A ordinary shares that are not redeemed. The contingent right to receive Distributable Medicus Redeemable Warrants will remain attached to our Class A ordinary shares, will not be separately transferable, assignable or salable, and will not be evidenced by any form of certificate or instrument.
Redeemable Warrants
Our Redeemable Warrants include our Outstanding Redeemable Warrants and our Distributable Medicus Redeemable Warrants. Each unit issued in this offering will include one-ninth of one Outstanding Redeemable Warrant (an aggregate of 888,889 such warrants), and the contingent right to receive at least two-ninths of one Distributable Medicus Redeemable Warrant.
Our amended and restated memorandum and articles of association provides that an aggregate of 1,777,778 Distributable Medicus Redeemable Warrants will be issued at the Medicus Distribution Time, on a pro-rata basis, only to the holders of record of the remaining Class A ordinary shares issued in this offering that are outstanding after we redeem the Class A ordinary shares that the holders thereof have elected to redeem in connection with our initial business combination as follows: (i) to the extent that no public shareholders redeem their public shares in connection with the initial business combination, each public shareholder will receive two-ninths of a Distributable Medicus Redeemable Warrant, and (ii) to the extent that any public shareholders redeem any of their public shares in connection with the initial business combination, then (A) two-ninths of a Distributable Medicus Redeemable Warrant will be issued per each share of the remaining public shares, and (b) Distributable Medicus Redeemable Warrants in an amount equal to the Aggregate Warrant Amount less the number of warrants issued pursuant to the foregoing clause (A) will be issued on a pro rata basis to the holders of the remaining public shares based on their percentage of public shares held after redemptions. The Medicus Distribution Time will be immediately after the Initial Business Combination Redemption Time and immediately prior to the closing of our initial business combination. Public shareholders who exercise their redemption rights are not entitled to receive any Distributable Medicus Redeemable Warrants in respect of such redeemed public shares.
The Redeemable Warrants and the Forward Purchase Warrants will be issued pursuant to the warrant agreement between us and Continental Stock Transfer & Trust Company, as warrant agent. You should review a copy of the warrant agreement, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Redeemable Warrants and Forward Purchase Warrants.
The Redeemable Warrants and the Forward Purchase Warrants will have identical terms in all respects, except that the Forward Purchase Warrants will have no right to vote on amendments to the warrant agreement prior to our initial business combination (with limited exceptions), and (along with the Class A ordinary shares underlying the Forward Purchase Warrants) will be subject to certain transfer restrictions and have certain registration rights as long as they are held by the Forward Purchasers or their permitted transferees.
Each whole Redeemable Warrant entitles the registered holder to purchase one whole Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of this offering or 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise its Redeemable Warrants only for a whole number of Class A ordinary shares. This means that only a whole Redeemable Warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon the separation of the Redeemable Warrants or issuance of the Distributable Medicus Redeemable Warrants, no cash will be paid in lieu of fractional warrants and only whole warrants will trade. Accordingly, unless you purchase at least nine units, you will not be able to receive or trade a whole Redeemable Warrant prior to our initial business combination. The Redeemable Warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Redeemable Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the Redeemable Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Redeemable Warrant will be exercisable and we will not be obligated to issue Class A ordinary shares upon exercise of a warrant unless Class A ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Redeemable Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Redeemable Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any Redeemable Warrant. In the event that a registration statement is not effective for the exercised Redeemable Warrants, the purchaser of a unit containing such Redeemable Warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.
We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Redeemable Warrants. We will use our best efforts to cause the same to become effective within 60 business days after such closing, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the warrants expire or are redeemed, as specified in the warrant agreement. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Redeemable Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.3611 per redeemable warrant. The “fair market value” as used in this paragraph shall mean the average of the daily volume-weighted average trading prices of the Class A ordinary shares during the 10 consecutive trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, we may call the Redeemable Warrants (and the Forward Purchase Warrants) for redemption:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption to each warrant holder, provided that holders will be able to exercise their warrants prior to the time of redemption and, at our election, any such exercise may be required to be on a cashless basis as described below; and

•
if, and only if, the daily volume-weighted average price of the Class A ordinary shares equals or exceeds $18.00 per share (subject to adjustment as described under the heading “Description of Securities — Redeemable Warrants — Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading-day period ending three trading days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless (i) a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period or (ii) if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If we elect to require any holder wishing to exercise their warrants to do so on a cashless basis, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.3611 per redeemable warrant. The “fair market value” as used in this paragraph shall mean the average of the daily volume-weighted average trading prices of the Class A ordinary shares during the 10 consecutive trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the registered holders of the warrants. In determining whether to require any such exercises to be made on a cashless basis in connection with this redemption provision, we will consider, among other factors, our cash position, the number of warrants that are outstanding, and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of such warrants.
We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the redeemable warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Redeemable Warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (subject to adjustment as described under the heading “Description of Securities — Redeemable Warrants — Anti-Dilution Adjustments”) as well as the $11.50 redeemable warrant exercise price after the redemption notice is issued.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.   In addition, once the warrants become exercisable, we may call the Redeemable Warrants (and the Forward Purchase Warrants) for redemption:
•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A ordinary shares (as defined below) except as otherwise described below; and

•
if, and only if, the daily volume-weighted average price of our Class A ordinary shares equals or exceeds $10.00 per public share (subject to adjustment as described under the heading “Description of Securities — Redeemable Warrants — Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading-day period ending three trading days before we send the notice of redemption to the warrant holders.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of Class A ordinary shares that a holder of Redeemable Warrants will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A ordinary shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the average of the daily volume-weighted average trading prices of the Class A ordinary shares during the 10 consecutive trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the registered holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the applicable fair market value in the notice of redemption.
Pursuant to the warrant agreement, references above to our Class A ordinary shares shall include a security other than shares of our Class A ordinary shares into which our Class A ordinary shares have been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of our Class A ordinary shares to be issued upon exercise of the Redeemable Warrants if we are not the surviving entity following our initial business combination.
Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Ordinary Shares
	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.2375	0.2586	0.2778	0.2952	0.3111	0.3254	0.3385	0.3503	0.3611
57 months	0.2334	0.2552	0.2750	0.2930	0.3093	0.3242	0.3377	0.3500	0.3611
54 months	0.2291	0.2515	0.2719	0.2905	0.3075	0.3229	0.3369	0.3496	0.3611
51 months	0.2245	0.2475	0.2686	0.2879	0.3054	0.3214	0.3359	0.3491	0.3611
48 months	0.2195	0.2433	0.2651	0.2850	0.3032	0.3198	0.3349	0.3486	0.3611
45 months	0.2142	0.2386	0.2612	0.2819	0.3008	0.3181	0.3338	0.3481	0.3611
42 months	0.2083	0.2336	0.2569	0.2785	0.2982	0.3162	0.3326	0.3475	0.3611
39 months	0.2020	0.2280	0.2523	0.2747	0.2953	0.3141	0.3313	0.3469	0.3611
36 months	0.1950	0.2220	0.2472	0.2705	0.2920	0.3118	0.3298	0.3462	0.3611
33 months	0.1874	0.2153	0.2415	0.2659	0.2884	0.3092	0.3281	0.3454	0.3611
30 months	0.1791	0.2078	0.2351	0.2606	0.2844	0.3062	0.3263	0.3445	0.3611
27 months	0.1698	0.1995	0.2279	0.2547	0.2798	0.3029	0.3241	0.3435	0.3611
24 months	0.1594	0.1901	0.2198	0.2480	0.2745	0.2990	0.3217	0.3423	0.3611
21 months	0.1478	0.1795	0.2105	0.2402	0.2684	0.2946	0.3188	0.3409	0.3611
18 months	0.1347	0.1673	0.1997	0.2312	0.2612	0.2893	0.3154	0.3393	0.3611
15 months	0.1198	0.1531	0.1870	0.2204	0.2526	0.2830	0.3113	0.3374	0.3611
12 months	0.1026	0.1365	0.1719	0.2074	0.2421	0.2752	0.3063	0.3349	0.3611
9 months	0.0828	0.1167	0.1535	0.1914	0.2292	0.2656	0.3000	0.3319	0.3611
6 months	0.0592	0.0923	0.1305	0.1713	0.2129	0.2536	0.2922	0.3282	0.3611
3 months	0.0302	0.0601	0.0997	0.1453	0.1929	0.2397	0.2837	0.3242	0.3611
0 months	0.0000	0.0000	0.0417	0.1154	0.1786	0.2333	0.2813	0.3235	0.3611
The share prices set forth in the column headings of the table above will be adjusted as of any date on which the number of shares issuable upon exercise of a redeemable warrant or the exercise price is adjusted as set forth under the heading “— Anti-dilution Adjustments” above. If the number of shares issuable upon exercise of a redeemable warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a redeemable warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a redeemable warrant as so adjusted. The number of shares in the table above shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a redeemable warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A ordinary shares to be issued for each redeemable warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average of the daily volume-weighted average trading prices of our Class A ordinary shares as reported during the 10 consecutive trading days immediately following the date on which the notice of redemption is sent to the holders of the Redeemable Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their Redeemable Warrants for 0.2552 Class A ordinary shares for each whole redeemable warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average of the daily volume-weighted average trading prices of our Class A ordinary shares as reported during the 10 consecutive trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Redeemable Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Redeemable Warrants, holders may choose to, in connection with this redemption feature, exercise their Redeemable Warrants for 0.2838 Class A ordinary shares for each whole redeemable warrant. In no event will the Redeemable Warrants be exercisable in connection with this redemption feature for more than 0.3611 Class A ordinary shares per redeemable warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A ordinary shares.
This redemption feature is structured to allow for all of the outstanding Redeemable Warrants (and Forward Purchase Warrants) to be redeemed when the Class A ordinary shares are trading at or above $10.00 per share, which may be at a time when the trading price of Class A ordinary shares is below the exercise price of the Redeemable Warrants. We have established this redemption feature to provide us with the flexibility to redeem such warrants without the Redeemable Warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.” Holders choosing to exercise their Redeemable Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Redeemable Warrants and Forward Purchase Warrants, and therefore have certainty as to our capital structure as such warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of such warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove such warrants and pay the redemption price to the warrant holders.
As stated above, we can redeem the Redeemable Warrants when the Class A ordinary shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their Redeemable Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A ordinary shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A ordinary shares than they would have received if we had not called the warrants for redemption, in which case the warrant holders would have been able to wait to exercise their warrants for Class A ordinary shares if and when such Class A ordinary shares were trading at a higher price.
No fractional Class A ordinary shares will be issued upon exercise of the Redeemable Warrants or Forward Purchase Warrants. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A ordinary shares pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A ordinary shares, the company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
Redemption procedures.   A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.9% (or such other amount as a holder may specify) of the Class A ordinary shares outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments.   If the number of outstanding Class A ordinary shares is increased by a capitalization payable in Class A ordinary shares, or by a subdivision of Class A ordinary shares or other similar event, then, on the effective date of such capitalization, subdivision or similar event, the number of Class A ordinary shares issuable on exercise of each redeemable warrant will be increased in proportion to such increase in the outstanding Class A ordinary shares. A rights offering to holders of Class A ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the historical fair market value (as defined below) will be deemed a capitalization of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Class A ordinary share paid in such rights offering divided by (y) the historical fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) historical fair market value means the average of the daily volume-weighted average trading prices of the Class A ordinary shares during the 10 consecutive trading days ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Redeemable Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A ordinary shares on account of such Class A ordinary shares (or other shares into which the Redeemable Warrants are convertible), other than: (a) as described above; (b) certain ordinary cash dividends; (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination; (d) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemptions in connection with our initial business combination, (ii) to modify the substance or timing of our obligation to redeem 100% of the Class A ordinary shares issued in this offering if we do not complete our initial business combination within 24 months from the closing of this offering or (iii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; or (e) in connection with the redemption of our Class A ordinary shares upon our failure to complete our initial business combination within 24 months from the closing of this offering, then the redeemable warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A ordinary shares in respect of such event.
If the number of outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share subdivision or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share subdivision, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each redeemable warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.
Whenever the number of Class A ordinary shares purchasable upon the exercise of the Redeemable Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the Redeemable Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.
In addition, if (x) we issue additional Class A ordinary shares, equity-linked securities or any other instrument that is convertible or exercisable into, or exchangeable for, Class A ordinary shares for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by our board of directors) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds (including from such issuances, this offering, the sale of the Forward Purchase Units and any interest thereon, net of redemptions) that are available for the funding of our initial business combination on the date of the consummation thereof (net of redemptions) and (z) the daily volume-weighted average trading price of our Class A ordinary shares during the 20-trading-day period starting on the trading day prior to the date on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above under “— Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “— Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 100% of the higher of the Market Value and the Newly Issued Price.
In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Redeemable Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Redeemable Warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Redeemable Warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by us in connection with redemption rights held by our shareholders as provided for in our amended and restated articles of incorporation or as a result of the redemption of Class A ordinary shares by us if a proposed initial business combination is presented to our shareholders for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Class A ordinary shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A ordinary shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the redeemable warrant properly exercises the redeemable warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the redeemable warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Redeemable Warrants when an extraordinary transaction occurs during the exercise period of the Redeemable Warrants pursuant to which the holders of the Redeemable Warrants otherwise do not receive the full potential value of the warrants.
The Redeemable Warrants and Forward Purchase Warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Redeemable Warrants. The warrant agreement provides that the terms of the Redeemable Warrants and Forward Purchase Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding warrants entitled to vote thereon, voting as a single class, to make any change that adversely affects the interests of the registered holders of Redeemable Warrants or Forward Purchase Warrants. Prior to our initial business combination, the Forward Purchase Warrants will have no right to vote on amendments to the warrant agreement, except with respect to certain provisions of the warrant agreement relating solely to restrictions on the transfer of Forward Purchase Securities. Such provisions set forth the time period in which the Forward Purchase Securities may not be transferred and the exceptions thereto (subject to the letter agreement), and set forth the conditions on which the Forward Purchase Securities constituting the Forward Purchase Units may be separately transferable.
The Redeemable Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Redeemable Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A ordinary shares or any voting rights until they exercise their warrants and receive shares of Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by shareholders.
No fractional shares will be issued upon exercise of the Redeemable Warrants or Forward Purchase Warrants. If, upon exercise of the Redeemable Warrants or Forward Purchase Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of Class A ordinary shares to be issued to the holder.
Private Placement Warrants
The private placement warrants (including the Class A ordinary shares issuable upon exercise of such warrants) will not be transferable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with our sponsor) and the private placement warrants included therein will not be redeemable by us so long as they are held by our sponsor or its permitted transferees. For so long as the private placement warrants are held by Maxim, Maxim’s private placement warrants (1) will be subject to the lock-up under FINRA Rule 5110(e)(1) for the first 180 days after the commencement of sales for this offering and thereafter subject to the limitations applicable to other placement warrants, (2) will not be exercisable more than five years from the commencement of sales of this offering in accordance with FINRA Rule 5110(g)(8)(A), and (3) will have certain registration rights in accordance with FINRA Rule 5110(g)(8)(C) and (D). If we do not consummate an initial business combination within 24 months from the closing of this offering, the proceeds from the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement warrants (and the underlying securities) will expire worthless. Any business combination must be approved by a majority of the board, including a majority of the independent directors. Further, if we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon, who vote at a general meeting. A quorum for such meeting will consist of the holders present in person or by proxy of shares of the company representing a majority of the voting power of all issued and outstanding shares of the company entitled to vote at such meeting. Our initial shareholders, officers and directors will count towards this quorum. In such case, our sponsor and each member of our management team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. Otherwise, the private placement warrants are identical to the warrants being sold as part of the units in this offering.
Our sponsor and our management team have agreed not to transfer, assign or sell any of their private placement warrants and any Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of our initial business combination, except that, among other limited exceptions as described under the section of this prospectus entitled “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with our sponsor” made to our officers and directors and other persons or entities affiliated with our sponsor.
Forward Purchase Units
We will enter into a Forward Purchase Agreement with the Forward Purchasers, pursuant to which the Forward Purchasers will agree to purchase an aggregate of up to $16,000,000 of Forward Purchase Units, which will have a purchase price of $10.00 per unit and consist of one share of Class A ordinary shares and one-third of one warrant per Forward Purchase Unit. The purchase of the Forward Purchase Units will take place in one or more private placements in such amounts and at such time or times as the Forward Purchasers determine but no later than simultaneously with the closing of our initial business combination. The Forward Purchasers have no obligation to purchase the Forward Purchase Units unless proceeds from sale of the Forward Purchase Units are necessary to enable us to complete our initial business combination. In that event, the Forward Purchasers’ obligation to purchase the Forward Purchase Units is limited to the purchase amount necessary to provide us with sufficient funds to consummate our initial business combination and to pay related fees and expenses, after first applying amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity financing source obtained by us for such purpose at or prior to the consummation of our initial business combination, plus any additional amounts mutually agreed by us and the target company to be retained by the post-business combination company for working capital or other purposes. In the event less than the full amount of the Forward Purchase Units is purchased, the Forward Purchasers will participate in the forward purchase proportionally. In addition, to the extent that the Forward Purchasers offer a bridge loan or any other form of financing to a target company in connection with a proposed initial business combination between us and that target company, the Forward Purchasers’ forward purchase obligation shall be reduced by the amount of such loan or other financing. The Forward Purchasers’ obligation to purchase the Forward Purchase Units may not be transferred to any other parties.
The proceeds of purchases of Forward Purchase Units will not be deposited in the trust account. The Forward Purchase Shares will have no right to receive our Distributable Medicus Redeemable Warrants, and no redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated memorandum and articles of association.
The Forward Purchase Shares and Forward Purchase Warrants comprising the Forward Purchase Units shall not be separately transferable until the completion of the initial business combination.

The Forward Purchasers have agreed not to transfer, assign or sell any of the Forward Purchase Securities until the date we complete our initial business combination, except to permitted transferees and other limited exceptions. See the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Forward Purchase Securities.”
As long as the Forward Purchase Securities are held by the Forward Purchasers or their permitted transferees, the holders of the Forward Purchase Securities will have certain registration rights as provided in the registration rights agreement. Prior to the initial business combination, the Forward Purchase Warrants will have no right to vote on any amendments to the warrant agreement, except with respect to certain provisions relating solely to the transfer of Forward Purchase Securities. In all other respects, the terms of the Forward Purchase Shares and Forward Purchase Warrants, respectively, will be identical to the terms of the Class A ordinary shares and the Redeemable Warrants included in the units being issued in this offering.
Forward Purchase Warrants
The Forward Purchase Warrants and Redeemable Warrants will be issued pursuant to the same warrant agreement, and accordingly will have identical terms in all respects, except that the Forward Purchase Warrants will not have the right to vote on amendments to the warrant agreement prior to our initial business combination (with limited exceptions), and will be subject to certain transfer restrictions and have certain registration rights as long as they are held by the Forward Purchasers or their permitted transferees (as described herein).
Forward Purchase Shares
The Forward Purchase Shares will have terms identical to the Class A ordinary shares being sold in this offering except that the Forward Purchase Shares will have no right to receive the Distributable Medicus Redeemable Warrants, no redemption rights and no right to liquidating distributions from our trust account and, as long as the Forward Purchase Securities are held by the Forward Purchasers or their permitted transferees, they will be subject to certain transfer restrictions and have certain registration rights (as described herein).
Dividends
We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. If we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Our Transfer Agent
The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.
Certain Differences in Corporate Law
Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.   In certain circumstances, the Companies Law allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).
Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (at least a majority of 66 2∕3% of the voting shares voted at a general meeting) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued and outstanding shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.
Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted; and (v) that there is no other reason why it would be against the public interest to permit the merger or consolidation.
Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; and (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction.
The Companies Law provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation in certain circumstances if they follow a prescribed procedure. In essence, where such rights apply, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date, where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company or in the context of a parent and subsidiary merger.
Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:
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we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

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the shareholders have been fairly represented at the meeting in question;

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the arrangement is such as a businessman would reasonably consider; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.
Squeeze-out Provisions.   When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.
Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.
Shareholders’ Suits.   Maples and Calder, our Cayman Islands counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
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a company is acting, or proposing to act, illegally or beyond the scope of its authority;

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the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

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those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.
Enforcement of Civil Liabilities.   The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.
We have been advised by Maples and Calder, our Cayman Islands counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Special Considerations for Exempted Companies.   We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
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an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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an exempted company’s register of members is not open to inspection;

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an exempted company does not have to hold an annual general meeting;

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an exempted company may issue shares with no par value;

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an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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an exempted company may register as a limited duration company; and

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an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Anti-Money Laundering — Cayman Islands
If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law (2020 Revision) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Law (2018 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.
Data Protection — Cayman Islands
We have certain duties under the Data Protection Law, 2017 of the Cayman Islands (the “DPL”) based on internationally accepted principles of data privacy.
Privacy Notice
Introduction
This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPL (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.
Investor Data
We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.
In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act s our “data processors” for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to us.
We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.
Who this Affects
If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.
How the Company May Use a Shareholder’s Personal Data
As the data controller, we may collect, store and use personal data for lawful purposes, including, in particular:
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where this is necessary for the performance of our rights and obligations under any purchase agreements; where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

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where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.
Why We May Transfer Your Personal Data
In certain circumstances we may be legally obligated to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.
We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.
The Data Protection Measures We Take
Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPL.
We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.
We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.
Our Amended and Restated Memorandum and Articles of Association
Our amended and restated memorandum and articles of association contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions (other than amendments relating to the appointment of directors, which require the approval of holders representing at least two-thirds of our outstanding Class B ordinary shares) cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association provide that special resolutions must be approved either by at least two-thirds of our shareholders (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.
Our initial shareholders, who will collectively beneficially own 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provide, among other things, that:
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If we are unable to complete our initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

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Prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

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Although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that such a business combination is fair to our company from a financial point of view;

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If a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

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Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in trust (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of the agreement to enter into the initial business combination;

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Nasdaq rules require that any business combination must be approved by a majority of the board, including a majority of the independent directors.

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If our shareholders approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering, we will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of then outstanding public shares; and

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We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination.
The Companies Law permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution. A company’s articles of association may specify that the approval of a higher majority is required. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.
Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association
Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Extraordinary General Meetings
Our amended and restated memorandum and articles of association provide that extraordinary general meetings may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our amended and restated memorandum and articles of association provide that shareholders seeking to bring business before our annual general meeting, or to nominate candidates for appointment as directors at our annual general meeting must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be received by our company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual general meeting. Pursuant to Rule 14a-8 under the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our amended and restated memorandum and articles of association also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual general meeting or from making nominations for directors at our annual general meeting. Our amended and restated memorandum and articles of association allow the chairman of the meeting at a meeting of the shareholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.
Unanimous Written Resolutions
Subsequent to the consummation of the offering, any action required or permitted to be taken by our ordinary shareholders must be effected by a duly called annual general meeting or extraordinary general meeting and may not be effected by unanimous written resolution of the shareholders other than with respect to our Class B ordinary shares.
Class B Ordinary Shares Consent Right
For so long as any Class B ordinary shares remain outstanding, we may not, without the prior vote or written consent of the holders of a majority of the Class B ordinary shares then outstanding, voting separately as a single class, amend, alter or repeal any provision of our memorandum and articles of association, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B ordinary shares. Any action required or permitted to be taken at any meeting of the holders of Class B ordinary shares may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B ordinary shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Class B ordinary shares were present and voted.
Securities Eligible for Future Sale
Immediately after this offering we will have 8,080,000 Class A ordinary shares (or 9,292,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) issued and outstanding on an as-converted basis. Of these shares, the 8,000,000 Class A ordinary shares sold in this offering (9,200,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any Class A ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding founder shares (2,020,000 founder shares if the underwriters’ over-allotment option is not exercised and 2,323,000 founder shares if the underwriters’ over-allotment option is exercised in full), Class A ordinary shares issued to Maxim (80,000 shares if underwriters’ over-allotment option is not exercised and 92,000 shares if the underwriters’ over-allotment option is exercised in full) and all of the outstanding private placement warrants (4,755,556 private placement warrants if the underwriters’ over-allotment option is not exercised and 5,022,222 private placement warrants if the underwriters’ over-allotment option is exercised in full) will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of Class A ordinary shares then outstanding, which will equal 80,800 shares immediately after this offering (or 92,920 shares if the underwriters exercise their over-allotment option in full); and

•
the average weekly reported trading volume of the Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and our sponsor will be able to sell its private placement warrants pursuant to Rule 144 without registration one year after we have completed our initial business combination.
Registration and Shareholder Rights
The holders of the founder shares, private placement warrants, Forward Purchase Securities, Class A ordinary shares underlying the private placement warrants and warrants that may be issued upon conversion of working capital loans (and any Class A ordinary shares issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement to be signed prior to or on the effective date of this offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. However, the registration and shareholder rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, as described in the following paragraph, and (ii) in the case of the private placement warrants and the respective Class A ordinary shares underlying such warrants, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.
Except as described herein, our sponsor and our management team have agreed not to transfer, assign or sell (i) any of their founder shares until the earliest of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of our initial business combination. Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor and management team with respect to any founder shares, private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof. We refer to such transfer restrictions throughout this prospectus as the lock-up.
Listing of Securities
We intend to apply to list our units on Nasdaq under the symbol “MSACU.” Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on Nasdaq under the symbols “MSAC” and “MSACW,” respectively. The units will automatically separate into their component parts and will not be traded following the separation.

TAXATION
The following summary of certain Cayman Islands and U.S. federal income tax considerations of an investment in our units, each consisting of one Class A ordinary share and one-third of one redeemable warrant, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.
Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.
Cayman Islands Tax Considerations
The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws
Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.
No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares.
The company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:
THE TAX CONCESSIONS LAW
(2018 Revision)
UNDERTAKING AS TO TAX CONCESSIONS
In accordance with the provision of Section 6 of The Tax Concessions Law (2018 Revision), the Financial Secretary undertakes with Medicus Sciences Acquisition Corp. (the “Company”):
1.
That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.
In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1
On or in respect of the shares, debentures or other obligations of the Company; or

2.2
by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (2018 Revision).

These concessions shall be for a period of 20 years from the date hereof.

United States Federal Income Tax Considerations
General
The following is a discussion of certain U.S. federal income tax considerations generally applicable to ownership and disposition of our units, Class A ordinary shares and warrants, which we refer to collectively as our securities. Because we expect the components of a unit to be separated on the 52nd day following the date of this prospectus (subject to our filing a Current Report on Form 8-K containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering), the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A ordinary share and one-ninth of one warrant components of the unit, as the case may be. As a result, the discussion below with respect to actual holders of Class A ordinary shares and warrants should also apply to holders of units (as the deemed owners of the underlying Class A ordinary shares and warrants that comprise the units). This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes, is applicable only to holders who purchased units in this offering and assumes any distributions on our ordinary shares will be paid in U.S. dollars.
This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:
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financial institutions;

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insurance companies;

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taxpayers subject to a mark-to-market method of accounting with respect to the securities;

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persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

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expatriates or former long-term residents of the United States;

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real estate investment trusts and regulated investment companies;

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dealers or traders in securities, commodities or currencies;

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guarantor trusts;

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persons subject to the alternative minimum tax;

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persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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subchapter S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;

•
U.S. holders owning or considered as owning 5 percent or more (by vote or value) of our ordinary shares; and

•
tax-exempt entities.

If you are a partnership for U.S. federal income tax purposes, including an entity or arrangement treated as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners, members or other beneficial owners will generally depend on the status of the partners, members or other beneficial owners, your activities and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our securities .
You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
Allocation of Purchase Price and Characterization of a Unit
No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our Class A ordinary shares and one-ninth of one warrant to acquire one of our Class A ordinary shares. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one Class A ordinary share and the one-ninth of one warrant based on the relative fair market value of each at the time of purchase. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The price allocated to each Class A ordinary share and the one-ninth of one warrant should be the shareholder’s tax basis in such share or one-ninth of one warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the Class A ordinary share and the one-ninth of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the Class A ordinary share and one-ninth of one warrant based on their respective relative fair market values at the time of disposition (as determined by each such unit holder based on all relevant facts and circumstances). Neither the separation of the Class A ordinary share and the one-ninth of one warrant comprising a unit nor the combination of ninths of warrants should be a taxable event for U.S. federal income tax purposes.
The foregoing treatment of the Class A ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our units, Class A ordinary shares or warrants who or that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations be treated as a U.S. person for U.S. federal income tax purposes.

Taxation of Distributions
Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. holder generally will be required to include in gross income any distribution of cash or other property (other than certain distributions of our stock or rights to acquire our stock) paid on our ordinary shares that is treated as a dividend for U.S. federal income tax purposes. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.
Subject to the PFIC rules discussed below, distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.
With respect to non-corporate U.S. holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below) only if our Class A ordinary shares are readily tradable on an established securities market in the United States, the Company is not treated as a PFIC at the time the dividend was paid or in the preceding year, and certain other requirements are met. U.S. holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our Class A ordinary shares.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants
Upon a sale or other taxable disposition of our Class A ordinary shares or warrants which, in general, would include a redemption of Class A ordinary shares or warrants as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, and subject to the PFIC rules discussed below, a U.S. holder generally will recognize capital gain or loss.
Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A ordinary shares or warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A ordinary shares described in this prospectus may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A ordinary shares or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares or warrants based upon the then fair market values of the Class A ordinary shares and the warrants included in the units) and (ii) the U.S. holder’s adjusted tax basis in its Class A ordinary shares or warrants so disposed of. A U.S. holder’s adjusted tax basis in its Class A ordinary shares or warrants generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a Class A ordinary share or the one-ninth of one warrant or, as discussed below, the U.S. holder’s initial basis for Class A ordinary shares received upon exercise of warrants; see “U.S. Holders — Issuance of Additional Redeemable Warrants” for a discussion regarding the tax basis of Distributable Medicus Redeemable Warrants and adjustments to the allocation of basis as between Class A ordinary shares and Redeemable Warrants upon receipt of Distributable Medicus Redeemable Warrants) less, in the case of a Class A ordinary share, any prior distributions treated as a return of capital.
Redemption of Class A Ordinary Shares
Subject to the PFIC rules discussed below, in the event that a U.S. holder’s Class A ordinary shares are redeemed, including pursuant to the redemption provisions described in this prospectus under “Description of Securities — Ordinary Shares,” or if we purchase a U.S. holder’s Class A ordinary shares in an open market transaction (in either case referred to herein as a “redemption”), the treatment of the transaction for

U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale of ordinary shares, the U.S. holder will be treated as described under “U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” above. If the redemption does not qualify as a sale of Class A ordinary shares, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. holders — Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. holder (including any shares constructively owned by the U.S. holder as a result of owning warrants or otherwise) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A ordinary shares generally will be treated as a sale of the Class A ordinary shares (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only shares actually owned by the U.S. holder, but also our shares that are constructively owned by it. A U.S. holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any shares the U.S. holder has a right to acquire by exercise of an option, which would generally include Class A ordinary shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. holder immediately following the redemption of Class A ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding voting shares actually and constructively owned by the U.S. holder immediately before the redemption. Prior to our initial business combination, the Class A ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. holder are redeemed or (ii) all of our shares actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. holder does not constructively own any other shares. The redemption of the Class A ordinary shares will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.
If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “— U.S. Holders — Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed Class A ordinary shares will be added to the U.S. holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by it. If there are no remaining shares, a U.S. holder is urged to consult with its own tax advisors with respect to the allocation of any remaining tax basis.
U.S. holders who actually or constructively own five percent (or, if our Class A ordinary shares are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of Class A ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.
Exercise, Lapse or Redemption of a Warrant
Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize gain or loss on the exercise of a warrant. A U.S. holder’s tax basis in a Class A ordinary share received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (which will equal the portion of the U.S. holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrant. The U.S. holder’s holding period for a Class A ordinary share received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrants and will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. holder’s tax basis in the Class A ordinary shares received generally will equal the U.S. holder’s tax basis in the warrant. If the cashless exercise was not a realization event, it is unclear whether a U.S. holder’s holding period for the Class A ordinary shares acquired pursuant to the exercise of such warrant will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A ordinary shares will generally include the holding period of the warrant. It is also possible that a cashless exercise may be treated as a taxable exchange in which gain or loss would be recognized because a U.S. holder may be deemed to have surrendered a portion of its warrants in a taxable transaction to pay the exercise price for the balance of its warrants that are treated as exercised for U.S. federal income tax purposes. In such event, a U.S. holder would recognize capital gain or loss in an amount equal to the difference between the exercise price for the total number of warrants treated as exercised and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the Class A ordinary shares received would equal the U.S. holder’s tax basis in the warrants treated as exercised plus the exercise price of such warrants. It is unclear whether a U.S. holder’s holding period for the Class A ordinary shares would commence on the date of exercise of the warrants or the day following the date of exercise of the warrants.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
If we provide notice that we will redeem warrants for $0.10 as described in the section entitled “Description of Securities  — Redeemable Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” and a U.S. holder exercises its warrant on a cashless basis and receives the amount of Class A ordinary shares as determined by reference to the table set forth therein, we intend to treat such exercise as a redemption of warrants for Class A ordinary shares for U.S. federal income tax purposes. Such redemption should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, subject to the PFIC rules described below, a U.S. holder should not recognize any gain or loss on the redemption of warrants for Class A ordinary shares. In such event, a U.S. holder’s aggregate tax basis in the Class A ordinary shares received in the redemption generally should equal the U.S. holder’s aggregate tax basis in the warrants redeemed and the holding period for the Class A ordinary shares received should include the U.S. holder’s holding period for the surrendered warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated as an exercise as described above in the first paragraph under “U.S. Holders  —  Exercise, Lapse or Redemption of a Warrant,” or in part as a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of warrants. Accordingly, a U.S. holder is urged to consult its tax advisor regarding the tax consequences of a redemption of warrants for Class A ordinary shares.
Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Redeemable Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants.”
Issuance of Additional Redeemable Warrants
Although the authorities governing transactions such as the issuance of additional Redeemable Warrants before an initial business combination as described in the section of this prospectus entitled

“Description of Securities — Contingent Right” are complex and unclear in certain respects, we expect that a U.S. holder of Class A ordinary shares receiving additional Redeemable Warrants pursuant to such issuance should not be treated as receiving a taxable distribution. However, the general rule under which an issuance or distribution of a right to acquire stock (such as the additional Redeemable Warrants) would not be included in the taxable income of the recipient for U.S. federal income tax purposes is subject to exceptions, including for “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in a corporation’s assets or earnings and profits. For this purpose, distributions of cash or other property incident to an “isolated” redemption of stock do not cause a distribution or series of distributions to be disproportionate. Although not entirely clear, under these rules, we do not expect the issuance of additional Redeemable Warrants before an initial business combination to be treated as a disproportionate distribution.
If the issuance of additional Redeemable Warrants is non-taxable to a U.S. holder, and the additional Redeemable Warrants that the U.S. holder receives in the issuance have a fair market value equal to 15% or more of the fair market value of the U.S. holder’s shares of our Class A ordinary shares on the date of the issuance, the U.S. holder must allocate its adjusted tax basis in its Class A ordinary shares between those shares and the additional Redeemable Warrants in proportion to their relative fair market values at that time. Otherwise, the U.S. holder’s tax basis in the additional Redeemable Warrants that the U.S. holder receives in the issuance will be zero unless the U.S. holder irrevocably elects, in its U.S. federal income tax return for the taxable year in which the additional Redeemable Warrants are received, to allocate its adjusted tax basis in its Class A ordinary shares between those shares and the additional Redeemable Warrants as described in the foregoing sentence.
If our position is determined by the IRS or a court to be incorrect, U.S. holders receiving the additional Redeemable Warrants would be treated as receiving a corporate distribution in an amount equal to the fair market value of such additional Redeemable Warrants at that time, with the tax consequences described above under “— Taxation of Distributions.”
Possible Constructive Distributions
The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Redeemable Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. holders of such Class A ordinary shares as described under “— Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.
Passive Foreign Investment Company Rules
A foreign corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for periods prior to the acquisition of a company or assets in a business combination. Pursuant to a start-up exception, however, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year ending December 31, 2020 and, possibly not until after the close of our taxable year ending December 31, 2022. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC since our inception. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year ending December 31, 2020 or any future taxable year.
If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of our Class A ordinary shares or warrants and, in the case of our Class A ordinary shares, the U.S. holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. holder held (or was deemed to hold) Class A ordinary shares, an effective QEF election along with a “purging election,” or a valid “mark-to-market” election, in each case as described below, such holder generally will be subject to special rules with respect to: (i) any gain recognized by the U.S. holder on the sale or other disposition of its ordinary shares or warrants; and (ii) any “excess distribution” made to the U.S. holder (generally, any distributions to such U.S. holder during a taxable year of the U.S. holder that are greater than 125% of the average annual distributions received by such U.S. holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. holder or, if shorter, such U.S. holder’s holding period for the ordinary shares).
Under these rules:
•
the U.S. holder’s gain or excess distribution will be allocated ratably over the U.S. holder’s holding period for the Class A ordinary shares or warrants;

•
the amount allocated to the U.S. holder’s taxable year in which the U.S. holder recognized gain or received the excess distribution, or to the period in the U.S. holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. holder; and

•
the interest charge generally applicable to underpayments of tax will be imposed on the U.S. holder in respect of the tax attributable to each such other taxable year of the U.S. holder.

In general, if we are determined to be a PFIC, a U.S. holder will avoid the PFIC tax consequences described above in respect to our Class A ordinary shares by making either (i) a timely QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A ordinary shares, or (ii) a valid “mark-to-market” election. A U.S. holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.
If a U.S. Holder has not made a timely and effective QEF election with respect to our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A ordinary shares, such U.S. Holder generally may nonetheless avoid the PFIC tax consequences going forward by filing a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its Class

A ordinary shares for their fair market value on the “qualification date.” The qualification date is the first day of our tax year in which we qualify as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held our Class A ordinary shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in our Class A ordinary shares by the amount of the gain recognized and will also have a new holding period in our Class A ordinary shares for purposes of the PFIC rules.
A U.S. holder may not make a QEF election with respect to its warrants to acquire our Class A ordinary shares. As a result, if a U.S. holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. holder held the warrants. If a U.S. holder that exercises such warrants properly makes a QEF election with respect to the newly acquired Class A ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired Class A ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. holder held the warrants), unless the U.S. holder makes a purging election under the PFIC rules, as discussed above. The gain recognized by such purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of such purging election, the U.S. holder will generally have a new basis and holding period in the Class A ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules. U.S. holders should consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.
The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
In order to comply with the requirements of a QEF election, a U.S. holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. holder to make and maintain a QEF election, but there can be no assurance that we will timely provide such required information. In addition, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.
If a U.S. holder has made a QEF election with respect to our Class A ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, if we are a PFIC for any taxable year, U.S. holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. holders. The tax basis of a U.S. holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. holder is treated under the applicable attribution rules as owning shares in a QEF.
Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. holder who held Class A ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. holder holds (or is deemed to hold) our Class A ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. holder holds (or is deemed to hold) our Class A ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.
Alternatively, if a U.S. holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. holder makes a valid mark-to-market election for the first taxable year of the U.S. holder in which the U.S. holder holds (or is deemed to hold) Class A ordinary shares in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its Class A ordinary shares. Instead, in general, the U.S. holder will include as ordinary income each year the excess, if any, of the fair market value of its Class A ordinary shares at the end of its taxable year over the adjusted basis in its Class A ordinary shares. The U.S. holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Class A ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.
The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq (on which our units are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our Class A ordinary shares under their particular circumstances.
If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.
A U.S. holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. holder, may have to file an IRS Form 8621 (whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.
The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. holders of our Class A ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our Class A ordinary shares and warrants under their particular circumstances.
Tax Reporting
Certain U.S. holders may be required to file an IRS Form 926 (Return of a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. holder that fails to comply with this reporting requirement. Furthermore, certain U.S. holders who are individuals and to the extent provided in future Treasury regulations, certain entities, will be required to report information with respect to such U.S. holder’s investment in “specified foreign financial assets” on IRS Form 8938, subject to certain exceptions. An interest in the Company constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. Potential Investors are urged to consult with their own tax advisors regarding the foreign financial asset reporting obligations and their application to an investment in Class A ordinary shares and warrants. Each U.S. holder is urged to consult with its own tax advisor regarding this reporting obligation.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our units, Class A ordinary shares and warrants who or that is neither a U.S. holder nor a partnership (or entity treated as a partnership for U.S. federal income tax purposes), but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of any income derived from, or gain attributable to the sale or other disposition of, our securities.
Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. holder in respect of our Class A ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our Class A ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).
Dividends (including constructive dividends) and gains that are effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable income tax treaty rate.
The characterization for U.S. federal income tax purposes of the exercise, lapse or redemption of a warrant held by a Non-U.S. holder will generally correspond to the characterization described under “U.S. Holders — Exercise or Lapse of a Warrant,” above, although to the extent a cashless exercise or redemption results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. holders gain on the sale or other disposition of our Class A ordinary shares and warrants. The characterization for U.S. federal income tax purposes of the issuance of additional Redeemable Warrants will generally correspond to the characterization described under “U.S. Holders — Issuance of Additional Redeemable Warrants,” above.
Information Reporting and Backup Withholding
Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our securities may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders are urged to consult their tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of our Class A ordinary shares and warrants, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING
Maxim is acting as sole book-running manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriters named below, through their representative Maxim, have severally agreed to purchase on a firm commitment basis, and we have agreed to sell to the underwriters, the following respective number of units set forth opposite the underwriter’s name at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.
Underwriter	Number of Units
Maxim Group LLC

Total	8,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to all applicable laws and regulations and certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Upon the execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein, and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms after completion of the initial public offering. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Maxim has advised us that the underwriters do not intend to make sales to discretionary accounts.
If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 1,200,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriters’ initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.
Our sponsor, officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Maxim, offer, sell, contract to sell, grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, as amended, or otherwise dispose of, directly or indirectly, any of our units, warrants, ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, our ordinary shares currently or hereafter owned either of record or beneficially, or publicly announce an intention to do any of the foregoing; provided, however, that we may (1) issue and sell the private placement warrants and the Forward Purchase Securities, and (2) issue securities in connection with our initial business combination. Maxim in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and private placement warrants pursuant to the letter agreement as described herein.
Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of (i) one year after the date of the consummation of our initial business combination or

(ii) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property (except as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Placement Warrants”). Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. Notwithstanding the foregoing, if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing 150 days after our initial business combination, the founder shares will no longer be subject to such transfer restrictions. We refer to such transfer restrictions throughout this prospectus as the lock-up. The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Placement Warrants”).
Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the underwriters. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A ordinary shares or Redeemable Warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A ordinary shares or Redeemable Warrants will develop and continue after this offering.
We have applied to list our units on Nasdaq under the symbol “MSACU.” We cannot guarantee that our securities will be approved for listing on Nasdaq. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. We expect that our Class A ordinary shares and Redeemable Warrants will be listed under the symbols “MSAC” and “MSACW,” respectively, once the Class A ordinary shares and Redeemable Warrants begin separate trading.
The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option. The upfront portion of the underwriting discounts and commissions will be $0.20 per unit.
	Paid by the Company
	No Exercise	Full Exercise
Per Unit(1)	$0.45	$0.45
Total(1)	$3,600,000	$4,140,000

(1)
The underwriters have agreed to defer until consummation of our initial business combination $2.0 million of its underwriting commissions (or $2.3 million if the underwriters’ overallotment option is exercised in full), which equals 2.50% of the gross proceeds from the units sold to the public. This amount will be placed in a trust account located in the United States and will be released to the underwriters only on completion of an initial business combination, as described in this prospectus. Up to 40% of the total amount of the deferred underwriting commissions may be re-allocated to other FINRA members that assist us in identifying or consummating our initial business combination, in the sole discretion of our sponsor.

If we do not complete our initial business combination and subsequently liquidate, the trustee and the underwriters have agreed that (i) they will forfeit any rights or claims to its deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account upon liquidation, and

(ii) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes to the public shareholders.
In addition to the underwriting discount, we paid Maxim $25,000, upon the execution of the engagement letter, and $25,000, upon the initial filing of our registration statement, as an advance against out-of-pocket accountable expenses actually anticipated to be incurred by the underwriters. We have agreed to pay or reimburse the underwriters for travel, lodging and other “road show” expenses, expenses of the underwriters’ legal counsel and certain diligence and other fees, including the preparation, binding and delivery of bound volumes in form and style reasonably satisfactory to the Representative, transaction Lucite cubes or similar commemorative items in a style as reasonably requested by the Representative, and reimbursement for background checks on our directors, director nominees and executive officers, which such fees and expenses are capped at an aggregate of $125,000 (less amounts previously paid).
No discounts or commissions will be paid on the sale of the private placement warrants or the Forward Purchase Securities.
Maxim has committed, pursuant to a written agreement, to purchase 1,200,000 private placement warrants (or 1,380,000 warrants if the over-allotment option is exercised in full) for an aggregate purchase price of $1,080,000 (or $1,242,000 if the over-allotment option is exercised in full). Each private placement warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. A portion of the proceeds we receive from the sale of the private placement warrants will be added to the proceeds from this offering to be held in the trust account such that at the time of closing $80,000,000 (or $92,000,000 if the underwriters exercise their over-allotment option in full) will be held in the trust account. The private placement warrants are identical to the warrants being sold as part of the units in this offering, subject to certain limited exceptions as described in this prospectus. If we do not consummate an initial business combination within 24 months from the closing of this offering, the proceeds from the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless. The private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by Maxim or its permitted transferees. If the private placement warrants are held by holders other than Maxim or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the Redeemable Warrants. In addition, for as long as the private placement warrants are held by Maxim or its designees or affiliates, they will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part.
Representative’s Class A Ordinary Shares
We have agreed to issue to Maxim and/or its designees, 80,000 Class A ordinary shares (or 92,000 shares if the underwriter’s over-allotment option is exercised in full) upon the consummation of this offering. Maxim has agreed not to transfer, assign or sell any such shares until the completion of our initial business combination. In addition, Maxim has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of our initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within 24 months from the closing of this offering.
The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

Right of First Refusal
Subject to certain conditions, we granted Maxim, for a period beginning on the closing of our business combination and ending 12 months from the closing of our initial business combination and in compliance with FINRA Rule 5110 (the “ROFR Period”), a right of first refusal to act as (i) a co-placement agent with at least 12.5% of the economics on any equity or equity linked private placement that closes concurrently with our initial business combination; (ii) a non-book-running lead manager with at least 27.5% of the economics on the first equity or equity linked offering completed during the ROFR Period (not inclusive of any financing that closes concurrently with our initial business combination); and (iii) a non-book-running lead manager with at least 15.0% of the economics on the second equity or equity-linked offering completed during the ROFR Period (excluding any financing that closes concurrently with our business combination). In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.
Regulatory Restrictions on Purchase of Securities
In connection with the offering, the underwriters may purchase and sell units in the open market. The underwriters have advised us that, in accordance with Regulation M under the Exchange Act, they may engage in short sale transactions, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our units at a level above that which might otherwise prevail in the open market.
•
Short sales involve secondary market sales by the underwriters of a greater number of units than it is required to purchase in the offering.

•
“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.

•
“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.

•
Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•
To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•
To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

•
Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A ordinary shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
We estimate that our portion of the total expenses of this offering payable by us will be $1,120,000, excluding underwriting discounts and commissions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of an initial business combination.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging. financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in Canada
(A)   Resale Restrictions
The distribution of units in Canada is being made only in the province of Ontario on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the units in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.
(B)   Representations of Canadian Purchasers
By purchasing units in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
•
the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions,

•
the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•
where required by law, the purchaser is purchasing as principal and not as agent, and

•
the purchaser has reviewed the text above under Resale Restrictions.

(C)   Conflicts of Interest
Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.
(D)   Statutory Rights of Action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
(E)   Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
(F)   Taxation and Eligibility for Investment
Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any units which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any units may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:
(a)
to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters or the underwriters nominated by us for any such offer; or

(c)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of units shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer units to the public” in relation to the units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe to the units, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
Notice to Prospective Investors in Hong Kong
No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.
Notice to Prospective Investors in Singapore
This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Switzerland
The units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus nor any other offering or marketing material relating to the offering, the company or the units have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of units.
Italy
This prospectus has not been submitted to the Commissione Nazionale per le Società e la Borsa, the Italian Securities Exchange Commission (“CONSOB”), for clearance and will not be subject to formal review or clearance by CONSOB.
Accordingly, the Units may not be offered, and copies of this prospectus or any other document relating to the shares may not be distributed in Italy except:

(a)
to “qualified investors” (investitori qualificati), as defined pursuant to Article 34-ter, first paragraph, letter b), of CONSOB regulation No. 11971 of May 14, 1999, as amended, concerning issuers (“Regulation No. 11971”), but excluding (i) small and medium enterprises and natural persons indicated in Regulation No. 11971 that have not been included in the register of qualified investors, (ii) management companies and financial intermediaries authorized to manage individual portfolios on behalf of third parties and (iii) fiduciary companies managing portfolio investments regulated by Article 60, paragraph 4 of Legislative Decree No. 415 of July 23, 1996; or

(b)
in other circumstances that are exempt from the rules on public offers pursuant to Article 100 of the Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Financial Act”), and its implementing CONSOB regulations, including Regulation No. 11971.

Any such offer, sale or delivery of the Units offered hereby or distribution of copies of this Prospectus, or any other document relating to the offering in the Republic of Italy must be in compliance with the selling restrictions under
(i)
made by soggetti abilitati (including investment firms (imprese di investimento), banks or financial intermediaries, as defined by Article 1, first paragraph, letter r), of the Italian Financial Act), to the extent duly authorized to engage in the offering and/or underwriting and/or purchase of financial instruments in the Republic of Italy in accordance with the relevant provisions of the Italian Financial Act, CONSOB Regulation 16190 of October 29, 2007, as amended, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Act”) and any other applicable laws and regulations; and

(ii)
in compliance with any other applicable requirements or limitations which may be imposed by CONSOB, the Bank of Italy or any other Italian regulatory authority.

Any investor purchasing the Units offered hereby is solely responsible for ensuring that any offer or resale of the shares it purchased occurs in compliance with applicable laws and regulations.
In accordance with Article 100-bis of the Italian Financial Act, the subsequent resale on the secondary market in the Republic of Italy of the Units offered hereby (which were part of an offer made pursuant to an exemption from the obligation to publish a prospectus) constitutes a distinct and autonomous offer that must be made in compliance with the public offer and prospectus requirement rules provided under the Italian Financial Act and the Regulation No. 11971 unless an exemption applies. Failure to comply with such rules may result in the subsequent resale of such shares being declared null and void and the intermediary transferring the shares may be liable for any damage suffered by the investors.
Notice to Prospective Investors in the United Kingdom
This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).
This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS
Ellenoff Grossman & Schole LLP will pass upon the validity of the securities offered in this prospectus with respect to units and warrants. Maples and Calder will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. Loeb & Loeb LLP advised the underwriters in connection with the offering of the securities.
EXPERTS
The financial statements of Medicus Sciences Acquisition Corp. as of December 7, 2020 and for the period from November 26, 2020 (inception) through December 7, 2020 appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

MEDICUS SCIENCES ACQUISITION CORP.
INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholder and the Board of Directors of
Medicus Sciences Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Medicus Sciences Acquisition Corp. (the “Company”) as of December 7, 2020, the related statements of operations, changes in shareholder’s equity and cash flows for the period from November 26, 2020 (inception) through December 7, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 7, 2020, and the results of its operations and its cash flows for the period from November 26, 2020 (inception) through December 7, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
December 23, 2020

MEDICUS SCIENCES ACQUISITION CORP.
BALANCE SHEET
DECEMBER 7, 2020
Assets
Deferred offering costs	$78,879
Total Assets	$78,879
Liabilities and Shareholder’s Equity
Accrued offering costs and expenses	$25,000
Promissory note – related party	34,947
Total Current Liabilities	59,947
Commitments and Contingencies (Note 6)
Shareholder’s Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 2,323,000 shares issued and outstanding(1)	232
Additional paid-in capital	24,768
Accumulated deficit	(6,068)
Total Shareholder’s Equity	18,932
Total Liabilities and Shareholder’s Equity	$78,879

(1)
Includes up to 303,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).

The accompanying notes are an integral part of the financial statements.

MEDICUS SCIENCES ACQUISITION CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM NOVEMBER 26, 2020(INCEPTION) THROUGH DECEMBER 7, 2020
General and administrative expenses	$6,068
Net loss	$(6,068)
Basic and diluted weighted average shares outstanding, Class B(1)	2,020,000
Basic and diluted net loss per ordinary share, Class B	$(0.00)

(1)
Excludes up to 303,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).

The accompanying notes are an integral part of the financial statements.

MEDICUS SCIENCES ACQUISITION CORP.
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
FOR THE PERIOD FROM NOVEMBER 26, 2020 (INCEPTION) THROUGH DECEMBER 7, 2020
	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Shareholder’s Equity
	Shares(1)	Amount
Balance as of November 26, 2020 (inception)	—	$—	$—	$—	$—
Class B ordinary shares issued to Sponsor	2,323,000	232	24,768	—	25,000
Net loss	—	—	—	(6,068)	(6,068)
Balance as of December 7, 2020	2,323,000	$232	$24,768	$(6,068)	$18,932

(1)
Includes up to 303,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).

The accompanying notes are an integral part of the financial statements.

MEDICUS SCIENCES ACQUISITION CORP.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM NOVEMBER 26, 2020 (INCEPTION) THROUGH DECEMBER 7, 2020
Cash flows from operating activities
Net loss	$(6,068)
Formation costs paid by Sponsor under the promissory note	6,068
Net cash used in operating activities	—
Net change in cash	—
Cash, beginning of the period	—
Cash, end of period	$—
Supplemental disclosure of noncash investing and financing activities
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$25,000
Deferred offering costs paid by Sponsor under the promissory note	$28,879
Accrued deferred offering costs	$25,000
The accompanying notes are an integral part of the financial statements.

MEDICUS SCIENCES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 7, 2020
Note 1 — Organization and Business Operations
Medicus Sciences Acquisition Corp. (the “Company”) is a newly organized blank check company incorporated in Cayman Islands on November 26, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses (“Business Combination”). The Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any Business Combination target with respect to the Business Combination.
The Company has selected December 31 as its fiscal year end.
As of December 7, 2020, the Company had not commenced any operations. All activity for the period from November 26, 2020 (inception) through December 7, 2020 relates to the Company’s formation and the proposed public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below).
The Company’s sponsor is Medicus Sciences Holdings LLC, a Delaware limited liability company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 8,000,000 units at $10.00 per unit (the “Units”) (or 9,200,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3 (the “Proposed Public Offering”), the sale of an aggregate of 4,755,556 private placement warrants (or 5,022,222 private placement warrants if the underwriters’ over-allotment option is exercised in full), at a price of $0.90 per warrant, which is discussed in Note 4, and the sale of 1,600,000 Forward Purchase Units (defined in Note 5) at $10.00 per unit.
The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (net of taxes payable) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.
Upon the closing of the Proposed Public Offering, an aggregate of $10.00 per Unit sold in the Proposed Public Offering will be held in a trust account (“Trust Account”) and invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay the income taxes, if any, the Company’s amended and restated memorandum and articles of association will provide that the proceeds from the Proposed Public Offering and the sale of the private placement warrants held in the Trust Account will not be released from the Trust Account (1) to the Company, until the completion of the initial Business Combination, or (2) to the public shareholders, until the earliest of (a) the completion of the initial Business Combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, subject to the limitations, (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to provide holders of the Company’s Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the Company’s public shares if the Company does not complete the initial Business Combination within 24 months from the closing of the Proposed Public Offering (the “Combination Period”), or (B) with respect to any other provision relating to the rights of holders of the

Class A ordinary shares, and (c) the redemption of the public shares if the Company has not consummated the initial Business Combination within the Combination Period. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (b) in the preceding sentence shall not be entitled to funds from the Trust Account upon the subsequent completion of an initial Business Combination or liquidation if the Company has not consummated an initial Business Combination within the Combination Period, with respect to such Class A ordinary shares so redeemed. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the public shareholders. The Company intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less taxes payable and deferred underwriting fee), and the proceeds from the sale of the Forward Purchase Units to complete the initial Business Combination.
The Company will provide the public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed Business Combination or conduct a tender offer will be made by us, solely in the Company’s discretion. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).
The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.
The Company will have only 24 months from the closing of the Proposed Public Offering to consummate an initial Business Combination. If the Company does not consummate an initial Business Combination within 24 months from the closing of the Proposed Public Offering, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor and the Company’s management team have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after the Proposed Public Offering in connection with (i) the completion of the initial Business Combination and (ii) a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) that would modify the substance or timing of the obligation to provide holders of the Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 24 months from the closing of the Proposed Public Offering or (B) with respect to any other provision relating to the rights of holders of the Class A ordinary shares.
The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (excluding the independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay tax obligations, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. The Sponsor may not be able to satisfy those obligations.
Going Concern Consideration
As of December 7, 2020, the Company had $0 in cash and a working capital deficit of $59,947 (excluding deferred offering costs). The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern one year from the issuance date of the financial statements. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3 and issuance of an unsecured promissory note to with principal up to $300,000 to the Sponsor as discussed in Note 5. Management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or a minimum of one year from the date of issuance of these financial statements. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash and cash equivalents at December 7, 2020.
Deferred Offering Costs
Deferred offering costs consist of legal and accounting expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities which qualify as financial instruments approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Net Loss Per Ordinary Share
Net loss per ordinary share is computed by dividing net loss by the weighted average number of Class B ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 303,000 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 7). At December 7, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.
Income Taxes
The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 7, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect the total amount of unrecognized tax benefits will materially change over the next twelve months.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 3 — Proposed Public Offering
In the Proposed Public Offering, the Company will offer for sale up to 8,000,000 Units, (or 9,200,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A ordinary shares, one-ninth of one redeemable warrant (the “Outstanding Redeemable Warrant”), and a contingent right to receive at least two-ninths of one redeemable warrant (the “Distributable Medicus Redeemable Warrants”, and collectively with the Outstanding Redeemable Warrants, the “Redeemable Warrants”) (see Note 7).
Note 4 — Private Placement
The Company’s Sponsor and Maxim Group LLC (“Maxim”), the representative of the underwriters for the Proposed Public Offering, have committed, pursuant to a written agreement, to purchase an aggregate of 4,755,556 private placement warrants at $0.90 per warrant, of which 3,555,556 private placement warrants will be purchased by the Sponsor and 1,200,000 private placement warrants will be purchased by Maxim (for an aggregate purchase price of $4,280,000). These purchases will take place in a private placement simultaneously with the consummation of the Proposed Public Offering. A portion of the proceeds the Company receives from this purchase will be placed in the Trust Account. The Sponsor and Maxim have also agreed that if the over-allotment option is exercised by the underwriters, they will purchase from the Company at $0.90 per warrant an additional number of private placement warrants, of which up to an additional 86,666 private placement warrants will be purchased by the Sponsor, and up to an additional 180,000 private placement warrants will be purchased by Maxim (up to an aggregate of 266,666 private placement warrants) pro rata with the amount of the over-allotment option exercised. These private placement warrants are also exercisable to purchase one Class A ordinary share at $11.50 per share and are identical to the warrants being sold as part of the Units in the Proposed Public Offering, subject to certain limited exceptions.
If the Company does not consummate an initial Business Combination within 24 months from the closing of the Proposed Public Offering, the proceeds from the sale of the private placement warrants held in the Trust Account will be used to fund the redemption of the public shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless. The private placement warrants (i) will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor, Maxim or their permitted transferees. If the private placement warrants are held by holders other than the Sponsor, Maxim or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the Units being sold in the Proposed Public Offering.

Note 5 — Related Party Transactions
Founder Shares
The Sponsor paid $25,000 of expenses on behalf of the Company in exchange for 2,323,000 shares of the Company’s Class B ordinary shares, or approximately $0.01 per share, in connection with formation. The founder shares include an aggregate of up to 303,000 shares subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.
The Sponsor and each member of the Company’s management team have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any founder shares they hold if the Company fails to consummate an initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to consummate an initial Business Combination within the Combination Period).
The Sponsor has agreed not to transfer, assign or sell (i) any of their founder shares until the earliest of (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of the initial Business Combination.
Promissory Note — Related Party
The Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the Proposed Public Offering. As of December 7, 2020, there was $34,947 outstanding under such promissory notes. These loans are non-interest bearing, unsecured and are due at the earlier of June 30, 2021 and the closing of the Proposed Public Offering. These loans will be repaid upon completion of the Proposed Public Offering out of the $1,120,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the Trust Account.
Working Capital Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $2,000,000 of such Working Capital Loans may be convertible upon consummation of the Business Combination into additional private placement warrant at a price of $0.90 per warrant. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. At December 7, 2020, no Working Capital Loans were outstanding.
Administrative Service Fee
The Company has agreed, commencing on the effective date of the prospectus, to pay an affiliate of the Company’s Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. Upon completion of the Company’s initial Business Combination or its liquidation, the Company will cease paying these monthly fees.

Forward Purchase Agreement
The Company will enter into a forward purchase agreement (the “Forward Purchase Agreement”) with funds affiliated with Altium Capital Management, LP and Sio Capital Management, LLC (collectively, the “Forward Purchasers”). Pursuant to the Forward Purchase Agreement, the Forward Purchasers will agree to purchase an aggregate of up to $16,000,000 of units (the “Forward Purchase Units”, the Class A ordinary shares and warrants constituting the Forward Purchase Units refer as the “Forward Purchase Shares” and “Forward Purchase Warrants,” respectively, and collectively with the Class A ordinary shares underlying the Forward Purchase Warrants, the “Forward Purchase Securities.”), which will have a purchase price of $10.00 per Forward Purchase Unit and consist of one Class A ordinary share and one-third of one warrant. The purchase of the 1,600,000 Forward Purchase Units will take place in one or more private placements in such amounts and at such time or times as the Forward Purchasers determine, with the full amount to have been purchased no later than simultaneously with the closing of the initial Business Combination. The Forward Purchasers have no obligation to purchase the Forward Purchase Units unless proceeds from sale of the Forward Purchase Units are necessary to enable the Company to complete the initial Business Combination. In that event, the Forward Purchasers’ obligation to purchase the Forward Purchase Units is limited to the purchase amount necessary to provide the Company with sufficient funds to consummate the initial Business Combination and to pay related fees and expenses, after first applying amounts available to the Company from the Trust Account (after giving effect to any redemptions of public shares) and any other equity financing source obtained by the Company for such purpose at or prior to the consummation of the initial Business Combination, plus any additional amounts mutually agreed and the target company to be retained by the post-business combination company for working capital or other purposes. In the event less than the full amount of the Forward Purchase Units is purchased, the Forward Purchasers will participate in the forward purchase proportionally. In addition, to the extent that the Forward Purchasers offer a bridge loan or any other form of financing to a target company in connection with a proposed initial business combination between the Company and that target company, the Forward Purchasers’ forward purchase obligation shall be reduced by the amount of such loan or other financing. The Forward Purchasers’ obligation to purchase the Forward Purchase Units may not be transferred to any other parties.
The proceeds of any sales of Forward Purchase Units will not be deposited in the Trust Account. The Forward Purchase Shares will not have any right to receive Distributable Medicus Redeemable Warrants, will not have any redemption rights in connection with the initial Business Combination or in connection with certain amendments to the amended and restated memorandum and articles of association, and will not be entitled to liquidating distributions from the Trust Account if the Company fails to complete the initial Business Combination within the prescribed time frame. The Forward Purchase Warrants will have no right to vote on amendments to the warrant agreement prior to the initial Business Combination, except with respect to certain provisions relating solely to restrictions on the transfer of the Forward Purchase Securities. In all other respects, the terms of the Forward Purchase Shares and Forward Purchase Warrants, respectively, will be identical to the terms of the Class A ordinary shares and the Redeemable Warrants included in the Units being issued in the Proposed Public Offering.
Note 6 — Commitments and Contingencies
Registration Rights
The holders of the founder shares, private placement warrants, Forward Purchase Securities, Class A ordinary shares underlying the private placement warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of the initial Business Combination.

Underwriters Agreement
The underwriters have a 45-day option from the date of the Proposed Public Offering to purchase up to an additional 1,200,000 Units to cover over-allotments, if any.
Total underwriting fees of up to 5.5%, comprised of an underwriting fee of 3.0% payable at the closing of the Proposed Public Offering (including 1% of underwriting fee in the form of Class A ordinary shares as described below) and a deferred underwriting fee of 2.5% payable upon the closing of the Business Combination as follows: (i) a cash underwriting fee of 0.65% of the gross proceeds of the Proposed Public Offering that will be paid at the closing of the Proposed Public Offering; and (ii) a cash underwriting fee of 1.35% of the gross proceeds of the Proposed Public Offering, or $1,080,000 (or $1,242,000 if the underwriters’ over-allotment option is exercised in full), 100% of which Maxim has agreed to invest in the Company by purchasing 1,080,000 private placement warrants (or 1,242,000 private placement warrants if the underwriters’ over-allotment option is exercised in full) (as described in Note 4); and (iii) 1.0% of the gross proceeds of the Proposed Public Offering that will be issued to Maxim (or its designee) in the form of 80,000 Class A ordinary shares (or 92,000 shares if the underwriter’s over-allotment option is exercised in full) of the Company at the closing of the Proposed Public Offering based upon a value of $10.00 per share; in addition, Maxim will receive (iv) a deferred underwriting fee of 1.5% of the gross proceeds of the Proposed Public Offering that will be paid to Maxim (or its designee) upon the consummation of a Business Combination in the form of cash; and (v) the Sponsor shall have the right to allocate, at its sole discretion, 1.0% of the gross proceeds of the Proposed Public Offering to Maxim or the FINRA member firm of its choosing in exchange for services provided in connection with the Company’s initial Business Combination. The deferred underwriting fee will be placed in a Trust Account located in the United States and will be released to the underwriters only on completion of an initial Business Combination.
Maxim has agreed not to transfer, assign or sell any such shares until the completion of the initial Business Combination. In addition, Maxim has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of the initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the initial Business Combination within 24 months from the closing of the Proposed Public Offering.
The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.
Note 7 — Shareholder’s Equity
Preference shares — The Company is authorized to issue a total of 1,000,000 preference shares at par value of $0.0001 each. At December 7, 2020, there were no preference shares issued or outstanding.
Class A ordinary shares — The Company is authorized to issue a total of 200,000,000 Class A ordinary shares at par value of $0.0001 each. At December 7, 2020, there were no Class A ordinary shares issued or outstanding.
Class B ordinary shares — The Company is authorized to issue a total of 20,000,000 Class B ordinary shares at par value of $0.0001 each. On December 6, 2020, the Sponsor paid $25,000 of expenses on behalf of the Company in exchange for 2,323,000 Class B ordinary shares, or approximately $0.01 per share. The founder shares include an aggregate of up to 303,000 shares subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.

The Company’s Sponsor and management team have agreed not to transfer, assign or sell any of their founder shares until the earliest of (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the public shareholders having the right to exchange their ordinary shares for cash, securities or other property.
The founder shares will automatically convert into Class A ordinary shares on the first business day following the consummation of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Proposed Public Offering, plus (ii) the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination (including the Forward Purchase Shares), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any private placement warrants issued to the Sponsor, members of the Company’s management team or any of their affiliates upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.
The holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as required by law.
Redeemable Warrants — The Redeemable Warrants include the Outstanding Redeemable Warrants and the Distributable Medicus Redeemable Warrants. Each Unit issued in the Proposed Public Offering will include one-ninth of one Outstanding Redeemable Warrant and the contingent right to receive at least two-ninths of one Distributable Medicus Redeemable Warrant.
The Company’s amended and restated memorandum and articles of association provides that an aggregate of 1,777,778 Distributable Medicus Redeemable Warrants will be issued on a pro-rata basis, only to the holders of record of the remaining Class A ordinary shares issued in the Proposed Public Offering that are outstanding after the Company redeems the Class A ordinary shares that the holders thereof have elected to redeem in connection with the initial Business Combination as follows: (i) to the extent that no public shareholders redeem their public shares in connection with the initial Business Combination, each public shareholder will receive two-ninths of a Distributable Medicus Redeemable Warrant, and (ii) to the extent that any public shareholders redeem any of their public shares in connection with the initial Business Combination, then (A) two-ninths of a Distributable Medicus Redeemable Warrant will be issued per each share of the remaining public shares, and (b) Distributable Medicus Redeemable Warrants in an amount equal to the aggregate warrant amount less the number of warrants issued pursuant to the foregoing clause (A) will be issued on a pro rata basis to the holders of the remaining public shares based on their percentage of public shares held after redemptions. The issuance of the Distributable Medicus Redeemable Warrants is expected to occur immediately following the time at which the Company redeems any Class A ordinary shares that the holders have elected to redeem in connection with the initial Business Combination, and immediately prior to the consummation of the initial Business Combination. Public shareholders who exercise their redemption rights are not entitled to receive any Distributable Medicus Redeemable Warrants in respect of such redeemed public shares.
Each whole Redeemable Warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described below, and only whole Redeemable Warrants are exercisable. No fractional Redeemable Warrants will be issued upon the separation of the Redeemable Warrants or the issuance of the Distributable Medicus Redeemable Warrants, as applicable, no cash will be paid in lieu of issuing fractional Redeemable Warrants and only whole Redeemable Warrants will trade.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Redeemable Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the Redeemable Warrants is then effective and a prospectus relating thereto is current. No Redeemable Warrant will be exercisable and the Company will not be obligated to issue Class A ordinary shares upon exercise of a warrant unless Class A ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Redeemable Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Redeemable Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Redeemable Warrant. In the event that a registration statement is not effective for the exercised Redeemable Warrants, the purchaser of a Unit containing such Redeemable Warrant will have paid the full purchase price for the Unit solely for the Class A ordinary share underlying such Unit.
In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any founder shares held by the Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the completion of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company completes the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price and the $10.00 per share redemption trigger price described below under the heading “Redemption of Redeemable Warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of 100% of the Market Value and the Newly Issued Price.
The Forward Purchase Warrants will have the same exercise price as the Redeemable Warrants and be subject to the same price adjustments described above.
If the Company’s Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Redeemable Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement, but the Company will be required to use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.3611 per Redeemable Warrant. The “fair market value” as used in this paragraph shall mean the average of the daily volume-weighted average trading prices of the Class A ordinary shares during the 10 consecutive trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.   Once the warrants become exercisable, the Company may call the Redeemable Warrants (and the Forward Purchase Warrants) for redemption:

•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption to each warrant holder, provided that holders will be able to exercise their warrants prior to the time of redemption and, at the Company’ election, any such exercise may be required to be on a cashless basis; and

•
if, and only if, the daily volume-weighted average price of the Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading-day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.   In addition, once the warrants become exercisable, the Company may call the Redeemable Warrants (and the Forward Purchase Warrants) for redemption:
•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table described in the prospectus, based on the redemption date and the “fair market value” of the Company’s Class A ordinary shares; and

•
if, and only if, the daily volume-weighted average price of the Company’s Class A ordinary shares equals or exceeds $10.00 per public share for any 20 trading days within the 30-trading-day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

The Redeemable Warrants will become exercisable on the later of 30 days after the completion of the initial Business Combination and 12 months from the closing of the Proposed Public Offering, and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., Eastern Time, or earlier upon redemption or liquidation.
Contingent Right — The right attached to each Class A ordinary share sold in the Proposed Public Offering to be issued Distributable Medicus Redeemable Warrants is referred as a contingent right. An aggregate of 1,777,778 Distributable Medicus Redeemable Warrants will be issued on a pro rata basis at the Medicus Distribution Time. Whether any Distributable Medicus Redeemable Warrants are issued in respect of a Class A ordinary share is contingent upon such Class A ordinary share not being redeemed in connection with the initial Business Combination, and the number of Distributable Medicus Redeemable Warrants to be issued in respect of each unredeemed Class A ordinary share upon such issuance is contingent upon the aggregate number of Class A ordinary shares that are redeemed. The contingent right to receive Distributable Medicus Redeemable Warrants will remain attached to the Class A ordinary shares, will not be separately transferable, assignable or salable, and will not be evidenced by any form of certificate or instrument.
Note 8 — Subsequent Events
The Company has evaluated subsequent events to determine if events or transactions occurring after the balance sheet date through December 23, 2020, the date the financial statements were issued, require potential adjustment to or disclosure in the financial statements and has concluded that, all such events that would require recognition or disclosure have been recognized or disclosed.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:
Legal fees and expenses	240,000
Accounting fees and expenses	50,000
SEC/FINRA Expenses	24,338
Travel and road show	25,000
NASDAQ listing and filing fees	50,000
Director and Officer liability insurance premiums(1)	250,000
Printing and engraving expenses	30,000
Miscellaneous expenses	450,662
Total offering expenses	$1,120,000

(1)
This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

Item 14.   Indemnification of Directors and Officers.
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 15.   Recent Sales of Unregistered Securities.
In December 2020, our sponsor purchased an aggregate of 2,323,000 founder shares, in exchange for payment of $25,000 in expenses on our behalf, at an average purchase price of approximately $0.01 per share.
In addition, our sponsor and Maxim committed, pursuant to a written agreement, to purchase an aggregate of 4,755,556 private placement warrants (or 5,022,222 private placement warrants if the underwriters’ over-allotment option is exercised in full), for a purchase price of $0.90 per warrant in a private placement that will occur simultaneously with the closing of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
We will enter into the Forward Purchase Agreement, pursuant to which the Forward Purchasers will agree to purchase an aggregate of up to $16,000,000 of Forward Purchase Units which will have a purchase price of $10.00 per unit and consist of one Class A ordinary share and one-third of one warrant per Forward Purchase Unit. The purchase of the Forward Purchase Units will take place in one or more private placements in such amounts and at such time or times as the Forward Purchasers determine but no later than simultaneously with the closing of our initial business combination. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
No underwriting discounts or commissions were paid with respect to such sales.
Item 16.   Exhibits and Financial Statement Schedules.
(a)
Exhibits.   The list of exhibits on page II-4 of this registration statement is incorporated herein by reference.

(b)
Financial Statements.   See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)
For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Memorandum and Articles of Association*
3.2	Form of Amended and Restated Memorandum and Articles of Association**
4.1	Specimen Unit Certificate**
4.2	Specimen Class A Ordinary Shares Certificate**
4.3	Specimen Redeemable Warrant Certificate**
4.4	Specimen Private Placement Warrant**
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**
5.1	Opinion of Maples and Calder, Cayman Islands legal counsel to the Registrant**
5.2	Opinion of Ellenoff Grossman & Schole LLP, counsel to the Registrant**
10.1	Promissory Note, dated December 7, 2020, issued to Medicus Sciences Holdings LLC*
10.2	Form of Letter Agreement among the Registrant and its directors, director nominees and officers and Medicus Sciences Holdings LLC**
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**
10.4	Form of Letter Agreement between Medicus Sciences Holdings LLC and the Registrant regarding administrative support**
10.5	Form of Registration Rights Agreement among the Registrant and certain security holders**
10.6	Securities Subscription Agreement, dated December 7, 2020, between the Registrant and Medicus Sciences Holdings LLC*
10.7	Private Placement Warrant Purchase Agreement, dated [•], 2020, between the Registrant, Medicus Sciences Holdings LLC and Maxim Group LLC**
10.8	Form of Indemnity Agreement**
10.9	Forward Purchase Agreement, dated [•], 2020, between the Registrant, Altium MSAC, LLC and Structure Alpha LLC **
14.1	Form of Code of Ethics**
23.1	Consent of WithumSmith+Brown, PC *
23.2	Consent of Maples and Calder (included in Exhibit 5.1)**
23.3	Consent of Ellenoff Grossman and Schole LLP (included in Exhibit 5.2)**
24.1	Power of Attorney (included in the signature page to this registration statement)*
99.1	Form of Audit Committee Charter**
99.2	Form of Compensation Committee Charter**
99.3	Consent of Kenneth Berkovitz *
99.4	Consent of Christopher Kaster *
99.5	Consent of Ross Levine*

*
Filed herewith.

**
To be filed by amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of December, 2020.
Medicus Sciences Acquisition Corp.
By:
/s/ Michael Castor

Name: Michael Castor
Title: Chief Executive Officer and Director
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael Castor and Judah Drillick, each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Michael Castor Michael Castor	Chief Executive Officer and Director (Principal Executive Officer)	December 23, 2020
/s/ Judah Drillick Judah Drillick	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 23, 2020
Authorized Representative in the United States:
/s/ Michael Castor
Name:	Michael Castor
Title:	Chief Executive Officer and Director
Date:	December 23, 2020